EXHIBIT 10.1

Dated 24 July 2013
TOYS "R" US PROPERTIES (UK) LIMITED
TRU (UK) H5 LIMITED
and
DEBUSSY DTC PLC
as Original Lender
ELAVON FINANCIAL SERVICES LIMITED, UK BRANCH
as Facility Agent
and
U.S. BANK TRUSTEES LIMITED
as Security Agent
_________________________________________________________

AMENDMENT AND RESTATEMENT AGREEMENT
RELATING TO THE UK PROPCO FACILITY AGREEMENT
DATED 25 MARCH 2013
_________________________________________________________
Paul Hastings (Europe) LLP
Solicitors and Registered Foreign Lawyers
Ten Bishops Square
Eighth Floor
London E1 6EG

Tel: +44 (0) 20 3023 5100
Fax: +44 (0) 20 3023 5109
Ref: 78865-00003

LEGAL_EU # 10964296.8

1.	INTERPRETATION..……………………………………………………………	2
2.	AMENDMENTS………………………………………………………………….	3
3.	CONSENT TO TRANSACTION………………………………………………...	3
4.	REPRESENTATION……………………………………………………………..	4
5.	MISCELLANEOUS………………………………………………………………	4
6.	GOVERNING LAW………………………………………………………………	5
SCHEDULE 1	FORM OF AMENDED AND RESTATED FACILITY AGREEMENT………………………………………………………..	6

LEGAL_EU # 10964296.8

THIS AGREEMENT is dated 24 July 2013 and made
BETWEEN:

(1)	TOYS "R" US PROPERTIES (UK) LIMITED, a company incorporated in England (registration number 5410177) with its registered office at Mitre House, 160 Aldersgate Street, London EC1A 4DD (the "Company");

(2)
DEBUSSY DTC PLC, a public limited company incorporated in England (registration number 08375890) with its registered office at 4th Floor, 40 Dukes Place, London EC3A 7NH as lender (the "Original Lender");

(3)	TRU (UK) H5 LIMITED, a company incorporated in England (registration number 08436109) with its registered office at Mitre House, 160 Aldersgate Street, London EC1A 4DD ("TRU (UK) H5");

(4)
ELAVON FINANCIAL SERVICES LIMITED, UK BRANCH, a limited liability company registered in Ireland with the Companies Registration Office (registered number 418442), with its registered office at Block E, Cherrywood Business Park, Loughlinstown, Dublin, Ireland acting through its UK Branch (registered number BR009373) from its offices at 5th Floor, 125 Old Broad Street, London EC2N 1AR as facility agent of the Lender (the "Facility Agent"); and

(5)
U.S. BANK TRUSTEES LIMITED, a limited liability company incorporated under the laws of England and Wales and with registration number 02379632 with its office at 125 Old Broad Street, London EC2N 1AR as security agent and trustee for the Finance Parties (the "Security Agent").

RECITALS

(A)
On 25 March 2013, the parties hereto (other than TRU (UK) H5) entered into a facility agreement (the "Facility Agreement") pursuant to which the Original Lender made available to the Company, and the Company utilised, the Facility upon the terms and subject to the conditions set forth therein.

(B)	The parties to this Agreement have agreed to amend and restate the Facility Agreement pursuant to the terms of this Agreement (the "Amendment and Restatement").

(C)	TRU (UK) H5 is entering into this Agreement solely for the purpose of giving the confirmation set out in Clause 5.1 (Miscellaneous).
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the sufficiency of which is hereby acknowledged,
IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

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Capitalised terms used in the Facility Agreement have, unless expressly defined in this Agreement or the context requires otherwise, the same meaning in this Agreement.
In this Agreement:
"Amended Agreement" means the Original Facility Agreement as amended and restated in the form set out in Schedule 1 (Amended Agreement).
"Original Facility Agreement" means the UK Propco Facility Agreement originally dated 25 March 2013.
"Party" means a party to this Agreement.

1.2	Construction
The principles of construction set out in clause 1.2 (Constructions) the Facility Agreement will have effect as if set out in this Agreement.

1.3	Clauses
In this Agreement any reference to a "Clause" or a "Schedule" is, unless the context otherwise requires, a reference to a Clause in or a Schedule to this Agreement.

1.4	Third Party Rights
A person who is not a Party has no right under the Contracts (Right of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.5	Designation
Each of this Agreement and the Facility Agreement as amended by this Agreement is a Finance Document. Subject to the terms of this Agreement, the Facility Agreement will remain in full force and effect and, from the date of this Agreement, the Facility Agreement and this Agreement will be read and construed as one document.

2.	AMENDMENTS

2.1	Amendment
With effect from the date of this Agreement, the Original Facility Agreement shall be amended and restated in the form set out in Schedule 1 (Amended Agreement).

2.2	Continuing obligations
The provisions of the Original Facility Agreement and the other Finance Documents shall, save as otherwise provided in this Agreement, continue in full force and effect.
No waiver is given by this Agreement, and the Finance Parties expressly reserve all their rights and remedies in respect of or under any Finance Document.

3.	CONSENT TO TRANSACTIONS

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Each of the Parties consents, for all purposes under the Finance Documents, to the Amendment and Restatement and to each of the transactions contemplated by the Amendment and Restatement, this Agreement or any of the other Finance Documents.

4.	REPRESENTATIONS

4.1	Representations
The representations set out in this clause are made by the Company on the date of execution of this Agreement, to each Finance Party.

4.2	Powers and authority
It has the power to enter into, perform and deliver, and has taken all necessary corporate, shareholder and other action to authorise its entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement.

4.3	Binding obligations
The obligations expressed to be assumed by it in this Agreement are legal, valid, binding and enforceable and are in the proper form for its enforcement in the jurisdiction of its incorporation and in accordance with its terms.

4.4	Authorisations
All licences, permits, approvals and authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement have been obtained or effected (as appropriate) and are in full force and effect except for licences, permits, approvals and authorisations the absence of which would not have a Material Adverse Effect.

4.5	Non-conflict
Subject to the Reservations, the entry into and performance by it of, and the transactions contemplated by, this Agreement do not conflict with any law or regulation applicable to it, its constitutional documents or with any material term of any document which is binding upon it or any of its assets except for conflicts which are not reasonably likely to have a Material Adverse Effect.

5.	MISCELLANEOUS

5.1	Each of the Company and TRU (UK) H5 confirms that each Security Document and the Security created thereunder shall not be affected by this Agreement and shall continue in full force and effect.

5.2	This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

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5.3
The provisions of clauses 27 (Partial Invalidity), 28 (Remedies and Waivers), 29 (Amendments and Waivers), 32 (Enforcement) of the Facility Agreement shall apply to this Agreement as if set out in full in this Agreement, mutatis mutandis.

5.4
This Agreement shall not affect any of the rights or obligations of the Company, the Original Lender, the Facility Agent and the Security Agent that have arisen under the Facility Agreement prior to the date of this Agreement and the amendments to the Facility Agreement effected by this Agreement shall not be interpreted as a waiver of any right or obligation of the Company, the Original Lender, the Facility Agent or the Security Agent that has arisen under the terms of the Facility Agreement prior to the date of this Agreement.

6.	GOVERNING LAW

6.1	This Agreement and all contractual and non-contractual obligations arising out of or in connection with it are governed by English law.

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SCHEDULE 1
FORM OF AMENDED AND RESTATED FACILITY AGREEMENT

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Dated 24 July 2013
TOYS "R" US PROPERTIES (UK) LIMITED
and
DEBUSSY DTC PLC
as Original Lender
ELAVON FINANCIAL SERVICES LIMITED, UK BRANCH
as Facility Agent
and
U.S. BANK TRUSTEES LIMITED
as Security Agent
_________________________________________
AMENDED AND RESTATED
UK PROPCO FACILITY AGREEMENT
__________________________________________

Paul Hastings (Europe) LLP
Solicitors and Registered Foreign Lawyers
Ten Bishops Square
Eighth Floor
London E1 6EG

Tel: +44 (0) 20 3023 5100
Fax: +44 (0) 20 3023 5109
Ref: 78865-00002

LEGAL_EU # 10964296.8

1.	DEFINITIONS AND INTERPRETATION 1

2.	THE FACILITY 24

3.	PURPOSE 26

4.	CONDITIONS OF UTILISATION 26

5.	UTILISATION 27

6.	REPAYMENT 28

7.	PREPAYMENT 28

8.	CANCELLATION 33

9.	PAYMENTS 33

10.	TAXES 36

11.	CHANGE IN CIRCUMSTANCES 43

12.	INTEREST 46

13.	OTHER INDEMNITIES 48

14.	BANK ACCOUNTS 51

15.	REPRESENTATIONS 59

16.	INFORMATION UNDERTAKINGS 65

17.	GENERAL UNDERTAKINGS 67

18.	PROPERTY UNDERTAKINGS 76

19.	EVENTS OF DEFAULT 87

20.	CHANGES TO THE PARTIES 92

21.	ROLE OF THE FACILITY AGENT AND THE SECURITY AGENT 97

22.	SECURITY 105

23.	SHARING AMONG THE FINANCE PARTIES 106

24.	SET-OFF 107

25.	NOTICES AND CONFIDENTIALITY 108

26.	CALCULATIONS AND CERTIFICATES 112

27.	PARTIAL INVALIDITY 113

28.	REMEDIES AND WAIVERS 113

29.	AMENDMENTS AND WAIVERS 113

30.	COUNTERPARTS 115

31.	GOVERNING LAW 115

32.	ENFORCEMENT 115

SCHEDULE 1 - ORIGINAL PROPERTIES AND ORIGINAL LENDERS	116

SCHEDULE 2 - CONDITIONS PRECEDENT	120

SCHEDULE 3 – UTILISATION REQUEST	128

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SCHEDULE 4 - FORM OF TRANSFER CERTIFICATE	129

SCHEDULE 5 - FORM OF QUARTERLY PROPERTY INFORMATION	132

SIGNATORIES	133

AMENDMENT AND RESTATEMENT AGREEMENT SIGNATORIES PAGES	137

LEGAL_EU # 10964296.8

THIS AGREEMENT is dated 24 July 2013 and made
BETWEEN:

(1)	TOYS "R" US PROPERTIES (UK) LIMITED, a company incorporated in England (registration number 5410177) with its registered office at Mitre House, 160 Aldersgate Street, London EC1A 4DD (the "Company");

(2)
DEBUSSY DTC PLC, a public limited company incorporated in England (registration number 08375890) with its registered office at 4th Floor, 40 Dukes Place, London EC3A 7NH as lender (the "Original Lender");

(3)
ELAVON FINANCIAL SERVICES LIMITED, UK BRANCH, a limited liability company registered in Ireland with the Companies Registration Office (registered number 418442), with its registered office at Block E, Cherrywood Business Park, Loughlinstown, Dublin, Ireland acting through its UK Branch (registered number BR009373) from its offices at 5th Floor, 125 Old Broad Street, London EC2N 1AR as facility agent of the Lender (the "Facility Agent"); and

(4)
U.S. BANK TRUSTEES LIMITED, a limited liability company incorporated under the laws of England and Wales and with registration number 02379632 with its office at 125 Old Broad Street, London EC2N 1AR as security agent and trustee for the Finance Parties (the "Security Agent").

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions
In this Agreement
"A Commitment" means in relation to the Original Lender, the amount set opposite its name under the heading "A Commitment" in Part 2 of Schedule 1 (Original Properties and Original Lenders) to the extent not cancelled or reduced by it under or in accordance with this Agreement.
"Account" means the Reserve Account, the Rent Account, the Disposal Account, the Insurance Account, the Security Reserve Account, the General Account and any other bank account opened and maintained by the Company in accordance with the terms of this Agreement and which is subject to the Transaction Security.
"Accounting Principles" means generally accepted accounting principles in the United Kingdom or International Accounting Standards, or, if applicable, at any time, such other accounting principles as have been most recently agreed in accordance with Clause 16.3 (Change in accounting position).
"Additional Amounts" means the proceeds of any Subordinated Loan or equity contribution to the Company and/or the amount standing to the credit of the General Account.

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"Additional Property" means any real property the security over which is created by a Security Document entered into after the first Utilisation Date, as more fully described in that Security Document and, where the context so requires, includes the buildings on that Additional Property.
"Affiliate" means, in relation to a body corporate or other entity (other than any of the Sponsors), any of its Holding Companies or Subsidiaries or any other Subsidiary of any of its Holding Companies.
"Agreement for Lease" means an agreement to grant an Occupational Lease of all or part of a Property.
"A Lender" means a Lender under this Agreement which has an A Commitment or has a participation in an A Loan.
"A Loan" means the principal amount of the A Commitment borrowed under this Agreement and designated as such in the Utilisation Request or the principal amount outstanding of such borrowing.
"Amendment Effective Date" means ___ July 2013.
"Applicable Release Pricing Amount" has the meaning given to it in Clause 17.13 (Disposals).
"Approved Bank" means any account bank, which has the Requisite Rating and which is a bank (as defined by section 991 of the Income Tax Act) for the purposes of section 848 of the Income Tax Act that may pay interest without withholding or deduction for or on account of Taxes in the ordinary course of its business, selected by the Company as a bank at which an Account may be held.
"Assignation of Rent" means an assignation of rent entered into or to be entered into by the Company in favour of the Security Agent with respect to any Property located in Scotland.
"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption of or by a person by whom the same is required by law.
"Availability Period" means the period from and including the Original Facility Agreement Date to, and including, the Utilisation Date.
"B Commitment" means in relation to the Original Lender, the amount set opposite its name under the heading "B Commitment" in Part 2 of Schedule 1 (Original Properties and Original Lenders) to the extent not cancelled or reduced by it under or in accordance with this Agreement.
"B Lender" means a Lender under this Agreement which has a B Commitment or has a participation in a B Loan.

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"B Loan" means the principal amount of the B Commitment borrowed under this Agreement and designated as such in the Utilisation Request or the principal amount outstanding of such borrowing.
"Break Costs" means in relation to any amount of a Loan paid to the Lenders on a day that is not the last day of an Interest Period, the amount (if any) by which:

(a)
the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in any Loan due to that Lender to the last day of the current Interest Period in respect of that Loan, had the principal amount of its participation in such Loan received been paid on the last day of that Interest Period;

exceeds:

(b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount of its participation received by it on deposit with a leading bank in the London interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

"Business Day" means a day (other than a Saturday or Sunday) on which banks and foreign exchange markets are open for general business (including dealing in foreign exchange and foreign currency deposits) in London and Dublin.
"Call Period" means the period from (but not including) the Interest Payment Date falling in July 2015 to, and including, the Interest Payment Date falling in July 2018.
"Cash Security Reserve Trigger Event" means any of the following events:

(a)
the Company (i) no longer being the legal and beneficial owner of any of the Properties; and (ii) having no available cash (other than the amounts standing to the credit of the Security Reserve Account) available to pay the amounts outstanding under the A Loan; or

(b)	following the repayment in full of the A Loan, the acceleration of each of the B Loan and the C Loan in accordance with Clause 19.20 (Acceleration).
"C Commitment" means in relation to an Original Lender, the amount set opposite its name under the heading "C Commitment" in Part 2 of Schedule 1 (Original Properties and Original Lenders) to the extent not cancelled or reduced by it under or in accordance with this Agreement.
"Centre of Main Interests" means the "centre of main interests" of the Company for the purposes of Council Regulation (EC) No. 1346/2000 of 29 May, 2000.
"Charged Property" means all of the assets of the Company which from time to time are the subject of the Transaction Security.

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"C Lender" means a Lender under this Agreement which has a C Commitment or has a participation in a C Loan.
"C Loan" means the principal amount of the C Commitment borrowed under this Agreement and designated as such in the Utilisation Request or the principal amount outstanding of such borrowing.
"C Loan Additional Payment" means from the Amendment Effective Date, 0.5 per cent. per annum multiplied by the outstanding principle balance of the C Loan as at the last day of the Interest Period ending immediately prior to the applicable Interest Payment Date.
"Closing of the Securitisation" means the earlier to occur of (i) the date of issue of the CMBS Notes by the Issuer in accordance with the terms of the Securitisation; and (ii) the date on which the terms of the Warehouse Notes are amended and restated in the form of CMBS Notes.
"Closing of the Warehouse Facility" means the date on which all the Warehouse Notes are issued pursuant to the Warehouse Note Issuance Facility Agreement.
"CMBS Notes" means the commercial mortgage backed securities having (unless otherwise agreed with the Majority Lenders) the terms and conditions which are specified as having been commercially agreed as at the Original Facility Agreement Date in Schedule 10 (CMBS Notes Term Sheet) to the Warehouse Note Issuance Facility Agreement and, as at the Amendment Effective Date, having the terms and conditions set out in the Offering Circular and which have been issued in connection with the Securitisation.
"Commitment" means the A Commitment, the B Commitment or the C Commitment.
"Confidential Information" means any information relating to the Company and/or any Facility (including, without limitation, the Reports) provided to any Finance Party in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information:

(a)	that is or becomes public knowledge other than as a direct or indirect result of any breach of this Agreement; or

(b)	that is known by such Finance Party before the date the information is disclosed to it or is lawfully obtained by it other than from a source which is connected with the Company or the Sponsors, and which, in either case, so far as the relevant Finance Party is aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality owed to the Company; or

(c)	in relation to the Reports, the disclosure of which is anticipated in the addressee, reliance or disclosure language contained in that Report or in any side letter to it; or

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(d)	that is disclosed for the purpose of syndication of the Facility and the recipient of which has signed a confidentiality agreement in the form agreed by the Loan Market Association at that time.
"Corresponding Note Interest Period" means, with respect to each Interest Period, the Note Interest Period which starts in the same month as the first day of that Interest Period.
"Costs Reserve Account" means the Account designated as such under the terms of this Agreement if opened by the Company in accordance with Clause 9.5(a)(iii) (Partial Payments).
"Default" means an Event of Default or any event or circumstance which with the giving of notice or the lapse of time (and assuming the Company will not be able to remedy the relevant matter within any applicable grace period) or the making of any determination or fulfilment of any condition provided for in Clause 19 (Events of Default) would constitute an Event of Default.
"Default Interest Period" has the meaning given to it in Clause 12.5(b) (Default Interest).
"Deposit Account" has the meaning given to it in Clause 18.8 (Interest Cover).
"Designated Website" has the meaning given to it in Clause 25.7 (Use of Websites).
"Discharged Rights and Obligations" has the meaning given to it in Clause 20.6 (Procedure for transfer).
"Disposal Account" means the account designated as such under the terms of this Agreement and opened and maintained by the Company pursuant to Clause 14 (Bank Accounts).
"Disposal Tax Liability" means an amount calculated by the Company (acting reasonably and on the basis of professional advice) and notified to the Lenders as payable in Tax by the Company as a result of any disposal of a Property or part of a Property permitted in accordance with the terms of this Agreement.
"Dispute" has the meaning given to it in Clause 32 (Enforcement).
"Environment" means all gases, air, vapours, liquids, water, land, surface and sub-surface soils, rock, flora, fauna, wetlands and all other natural resources or part thereof including artificial or manmade buildings, structures or enclosures.
"Environmental Claim" means any claim by any person in connection with:

(a)	a breach, or alleged breach, of an Environmental Law;

(b)	any accident, fire, explosion or other event of any type involving an emission or substance which is capable of causing harm to any living organism or the environment; or

(c)	any other environmental contamination.

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"Environmental Consent" means consent required under or in relation to Environmental Laws.
"Environmental Law" means any law or directive concerning the Environment or health and safety which is at any time binding upon the Company in the jurisdictions in which the Company carries on business or operates (including, without limitation, by the export of its products or its waste thereto).
"Equity" means any cash contributions of equity by way of subscription for ordinary shares, preference shares or other equity interests issued by the Company and/or Subordinated Loans made to the Company.
"Establishment" means any place of operations where the Company carries on non-transitory economic activity with human means and goods.
"European ABL Facility" means the amended and restated syndicated facility agreement, dated as of 15 October 2009 and amended and restated as of 8 March 2011, among Toys "R" Us Europe, LLC, TRU Australia Holdings, LLC, Toys "R" Us (UK) Limited, Toys "R" Us Limited, Toys "R" Us (Australia) Pty Ltd, Toys "R" Us GmbH, Toys "R" Us SARL, Toys "R" Us Iberia, S.A., the other obligors party thereto from time to time, the lenders party thereto from time to time, Deutsche Bank AG, New York Branch, as administrative agent and security agent, Deutsche Bank AG, London Branch, as facility agent, Deutsche Bank AG, New York Branch and Bank of America, N.A., as co-collateral agents, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint book-runners, Bank of America, N.A., as syndication agent and Citibank, N.A. and Goldman Sachs Lending Partners LLC, as documentation agents.
"Event of Default" means any event or circumstance specified as such in Clause 19 (Events of Default).
"Existing Lender" has the meaning given to it in Clause 20.2 (Assignments and transfers by the Lenders).
"Existing Propco Senior Loan" means the loan made by Vanwall Finance PLC to the Company pursuant to the credit agreement dated 8 February 2006 between, among others, Vanwall Finance PLC as a lender and the Company as borrower.
"Facility" means each credit facility made available under this Agreement (and Facilities means all of them).
"Facility Fee" means, on each date on which a Facility Fee is payable by the Company pursuant to Clause 13.6 (Facility Fee):

(a)
prior to the later of the Closing of the Securitisation and the repayment in full of all amounts outstanding under the Warehouse Note Issuance Facility Agreement, an amount (without double counting) equal to the amounts (to the extent known at the time of determination of the Facility Fee) payable by the Note Issuer on

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the next interest payment date under the Warehouse Note Issuance Facility Agreement pursuant to:

(i)	sub-paragraphs (a), (b), (c) and (j) of paragraph 2.1 (Pre-enforcement Priority of Payments) of Part B (Priority of Payments) of Schedule 1 of the Warehouse Cash Management Agreement; or

(ii)	sub-paragraphs (a) and (b) of clause 11.1 (Order of Application) of the Warehouse Security Trust Deed,
as applicable, and

(b)	following the Closing of the Securitisation, the amount determined in accordance with the Facility Fee Letter, payable by the Company pursuant to Clause 13.6 (Facility Fee) provided that the Facility Fee shall not include (and the Company shall have no liability for) any amount payable to or incurred by any operating adviser appointed in connection with the Securitisation.
"Facility Fee Letter" means a fee letter to be agreed between the Company and the Issuer in connection with the Securitisation.
"Facility Office" means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.
"Final Maturity Date" means the Interest Payment Date falling in July 2020.
"Finance Documents" means this Agreement, the Facility Fee Letter, any Security Document, each Subordination Agreement, the Tax Deed of Covenant, each signing certificate dated ___ July 2013 signed by the Company and the Principal Tenant and delivered to Debussy DTC plc and any other document designated as a Finance Document by the Facility Agent and the Company.
"Finance Party" means the Facility Agent, the Security Agent or a Lender.
"Financial Indebtedness" means any indebtedness in respect of or arising under:

(a)	moneys borrowed; or

(b)	moneys raised including moneys raised under or pursuant to any debenture, bond, note or loan stock or other similar instrument; or

(c)	any acceptance credit; or

(d)	receivables sold or discounted (otherwise than on a non-recourse basis); or

(e)	any amount due under any agreement for managing or hedging interest rate risk provided that where such agreement provides for netting to occur this paragraph

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(e) shall include the net amount of the payment obligation outstanding from the Company thereunder after such netting-off has occurred; or

(f)
the amount payable by the Company to any person in respect of the redemption of any share capital or other securities issued by it where the redemption date for such share capital or other securities falls prior to the Final Maturity Date; or

(g)	amounts raised under any other transaction required to be accounted for as a borrowing under the Accounting Principles; or

(h)	any guarantee, indemnity or similar assurance against financial loss of any person in respect of any indebtedness falling within paragraphs (a) to (g) inclusive of this definition, and so that, where the amount of Financial Indebtedness falls to be calculated or where the existence (or otherwise) of any Financial Indebtedness is to be established:

(i)	Financial Indebtedness in respect of a Subordinated Loan shall not be taken into account; and

(ii)	in relation to any bank accounts subject to netting arrangements permitted under this Agreement, the net balance shall be used.
"Fitch" means Fitch Ratings Ltd. and any successor to its rating business.
"Fixed Rate" means:

(a)	in relation to an Interest Period for an A Loan or Unpaid Sum due to an A Lender, 5.95 per cent. to, but excluding, the Amendment Effective Date, and thereafter 5.93 per cent;

(b)	in relation to an Interest Period for a B Loan or Unpaid Sum due to a B Lender, 8.25 per cent.; and

(c)	in relation to an Interest Period for a C Loan or Unpaid Sum due to a C Lender, 10.5 per cent.
"General Account" means the account designated as such under the terms of this Agreement and opened and maintained by the Company pursuant to Clause 14 (Bank Accounts).
"Headlease" means a lease under which the Company holds title to a Property.
"Holding Company" means, in relation to a body corporate or other entity, any other body corporate or other entity in respect of which it is a Subsidiary.
"Income Tax Act" means the Income Tax Act 2007.
"Insurance Account" means the account designated as such under the terms of this Agreement and opened and maintained by the Company pursuant to Clause 14 (Bank Accounts).

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"Interest Cover" means, on any testing date (as defined below), projected annual rental income as a percentage of projected annual finance costs at that time. For the purposes of this definition:

(a)
"projected annual finance costs" means an estimate by the Company, acting reasonably and based on prudent and appropriate grounds, of the aggregate amount payable to the Finance Parties by way of interest on the Loans during any period of 12 consecutive months in respect of which the Company has estimated projected annual rental income;

(b)
"projected annual rental income" means an estimate by the Company, acting reasonably and based on prudent and appropriate grounds, as at any testing date, of the passing net rental income that will be received during the period of 12 consecutive months commencing on that testing date; and

(c)	"testing date" means the Utilisation Date, each Interest Payment Date and any other date on which the terms of this Agreement refer to Interest Cover being tested.
In determining the passing net rental income the Company will assume:

(i)	a break clause under any Lease Document will be deemed to be exercised at the earliest date available to the relevant tenant;

(ii)	net rental income will be ignored unless payable under an unconditional and binding Lease Document;

(iii)
potential net rental income increases as a result of rent reviews will be ignored other than where there are fixed rental increase under the relevant Lease Document in which case, the passing net rental income will be assumed to increase by the minimum amount required under the terms of the relevant Lease Document;

(iv)	net rental income payable by a tenant that is more than one month in arrears will be ignored;

(v)	net rental income will be increased by amounts payable as interest on amounts standing to the credit of the Disposal Account; and

(vi)
net rental income will be reduced by the amounts (together with any related value added or similar taxes) of approved rent, rates, service charges, insurance premia, maintenance and other outgoings with respect to a Property to the extent that any of these items are not fully funded by the tenants under the Lease Documents, and will provide details of each determination to the Facility Agent.
"Interest Payment Date" means 7th January, 7th April, 7th July and 7th October in each year and the Final Maturity Date, with the first Interest Payment Date being 7th July 2013. If, however, any such day is not a Business Day, the Interest Payment Date will

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instead be the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).
"Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 12.1 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 12.5(a) (Default Interest).
"Investors" means the Sponsors (and/or funds managed or advised by any of them or by any Sponsors' Affiliate) and any of their respective subsequent successors or permitted assigns or transferees.
"Issuer" means the Original Lender in its capacity as issuer of the CMBS Notes with respect to the Securitisation.
"Lease Document" means:

(a)	an Agreement for Lease;

(b)	an Occupational Lease; or

(c)	any other document designated as such by the Facility Agent and the Company.
"Lender" means:

(a)	the Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 20 (Changes to the Parties), provided that upon (i) termination in full of all of the Commitments of any Lender and (ii) payment in full of all amounts which may be or become payable to such Lender under the Finance Documents such Lender shall not be regarded as being a Lender for the purposes of determining whether any provision of any of the Finance Documents requiring consultation with or the consent or approval of or instructions from the Lenders or the Majority Lenders has been complied with.
"Loan" means the A Loan, the B Loan or the C Loan.
"Lockout Period" means the period from (and including) the Original Facility Agreement Date to the Interest Payment Date falling in July 2015.
"Majority Lenders" means at any time:

(a)	a Lender or Lenders whose Commitments aggregate more than 50 per cent. of the Total Commitments; or

(b)	if the Total Commitments have been reduced to zero, a Lender or Lenders whose Commitments aggregated more than 50 per cent. of the Total Commitments immediately prior to that reduction.
"Make-Whole Amount" has the meaning given to it in Clause 7.8(a) (Repayment Fees).

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"Mandatory Cost" means, in relation to a Loan or Unpaid Sum, the rate per annum notified by any Lender to the Facility Agent to be the cost to that Lender of compliance with all reserve asset, liquidity or cash margin or other like requirements of the Bank of England, the Financial Services Authority or the European Central Bank.
"Material Adverse Effect" means an event or circumstance which (after taking account of any warranty, indemnity or other right of recourse against any third party with respect to the relevant event or circumstance (including, without limitation, coverage by insurances and any commitment by any person to provide any additional contribution of Equity), where "taking account of" will include a consideration of all relevant facts and circumstances including the timing and likelihood of successful recovery and potential counterclaims and other claims against the Company with respect to the relevant event or circumstance and the creditworthiness of relevant third parties) has or would reasonably be expected to have a material adverse effect on:

(a)	the ability of the Company to meet:

(i)	its payment obligations under the Finance Documents; or

(ii)	the financial covenant contained in Clause 18.8 (Interest Cover); or

(b)	the validity or enforceability of the rights and remedies (taken as a whole) of the Lenders under the Finance Documents.
"Minimum Release Value" means:

(a)	with respect to an Original Property, the amount set out opposite that Property in Part 1 of Schedule 1 (Original Properties and Original Lenders); and

(b)
with respect to an Additional Property, the amount agreed by the Company and the Facility Agent as the Minimum Release Value for that Property (which shall be an amount not greater than 80 per cent, of the market value of that Additional Property contained in the relevant Original Valuation Report) before it becomes a Property, minus, in each case, if such Property has, since the Utilisation Date, previously been the subject of one or more partial disposals in accordance with Clause 17.13, the aggregate Applicable Release Pricing Amounts for the part or parts of such Property that have previously been disposed of since the Utilisation Date.
"Minor Sale" has the meaning given to it in Clause 17.13 (Disposals).
"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)
(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

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(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.
The above rules will only apply to the last Month of any period.
"Monthly" shall be construed accordingly. The above rules will not, for the avoidance of doubt, apply in relation to any periods applicable to financial statements.
"Moody's" means Moody's Investors Services Limited and any successor in its rating business.
"Mortgage of Shares" means the mortgage of the shares in the Company granted by TRU (UK) H5 Limited in favour of the Security Agent acting for itself and on behalf of the other Finance Parties to be dated the Utilisation Date.
"Net Proceeds" means in relation to the disposal of a Property or any part of a Property, the total consideration received in cash by the Company in respect of the disposal to any person but after deduction of:

(a)
all reasonable third party costs and expenses properly incurred by the Company in effecting that disposal (all such costs, expenses and payments to be evidenced in reasonable detail by the Company to the Facility Agent promptly upon request); and

(b)	an amount equal to any Disposal Tax Liability.
"New Lender" has the meaning given to it in Clause 20.2 (Assignments and transfers by the Lenders).
"Net Rental Income" means Rental Income other than Tenant Contributions.
"Note Interest Period" means:

(a)
prior to the Closing of the Securitisation, each three-month interest accrual period in relation to the Warehouse Notes determined in accordance with the terms of the Warehouse Note Issuance Facility Agreement; or

(b)	following the Closing of the Securitisation, each three-month interest accrual period in relation to the CMBS Notes determined in accordance with the terms and conditions of the CMBS Notes.
"Note Issuer" means the Original Lender in its capacity as note issuer pursuant to the Warehouse Note Issuance Facility Agreement.

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"Occupational Lease" means each OpCo Lease and any other lease or licence or other right of occupation granted by the Company or right of the Company to receive rent to which a Property may at any time be subject.
"Offering Circular" means the offering circular issued by the Issuer in relation to the Securitisation.
"OpCo Lease" means any lease in the agreed form in relation to an Original Property pursuant to which the Principal Tenant is the tenant and the Company is the landlord and any other lease in a form agreed or approved by the Facility Agent in respect of an Additional Property.
"Original Facility Agreement Date" means 25 March 2013.
"Original Property" means each property listed in Part 1 of Schedule 1 (Original Properties and Original Lenders) as more fully described in a Security Document and, where the context so requires, includes the buildings on that Original Property.
"Original Valuation Report" means:

(a)	in relation to the Original Properties, the property valuation report dated as at 20 March 2013 prepared by CBRE Ltd; and

(b)	in relation to any Additional Property, the Valuation delivered pursuant to Part 2 of Schedule 2 (Conditions Precedent for an Additional Property) in relation to that Additional Property, in each case, addressed to, and/or capable of being relied upon by, the Finance Parties.
"Paper Form Lender" has the meaning given to it in Clause 25.7 (Use of Websites).
"Partial Disposal Capex Costs" means the amount of any capital expenditure approved by the Facility Agent acting on the instructions of the Majority Lenders (such approval not to be unreasonably withheld or delayed) incurred or to be incurred by the Company in connection with or following a partial disposal of a Property in order to provide for the continuing operation of the Property as two or more properties following the disposal (to be evidenced in reasonable detail by the Company to the Facility Agent not less than 10 Business Days prior to such disposal) including any such capital expenditure the Company is required to incur pursuant to the sale and purchase agreement in connection with such disposal.
"Party" means a party to this Agreement.
"Permitted Amendment" has the meaning given to it in Clause 18.1 (Occupational Leases).
"Permitted Contract" means any contract relating to a Permitted Amendment or a Permitted Subleasing Arrangement, each as defined in Clause 18.1 (Occupational Leases).

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"Permitted Disposal" means a disposal of a Property which is permitted pursuant to Clause 17.13 (Disposals).
"Permitted Operating Expenses" means operating expenses of the Company in an amount not to exceed £10,000 per Interest Period, together with the amount of any additional operating expenses approved by the Facility Agent (acting on the instructions of the Majority Lenders acting reasonably).
"Permitted Subleasing Arrangement" has the meaning given to it in Clause 18.1 (Occupational Leases).
"Premium" has the meaning given to it in Clause 7.8(b) (Repayment Fees).
"Principal Tenant" means Toys "R" Us Limited, a company incorporated in England and Wales (registration number 1809223) in its capacity as occupational tenant of a Property pursuant to an OpCo Lease.
"Property" means an Original Property or an Additional Property.
"Property Management Agreement means any document pursuant to which a Property Manager is appointed by the Company in accordance with the terms of this Agreement.
"Property Manager" means any entity appointed by the Company to manage, monitor, and/or maintain the Properties.
"Rating Agency" means each rating agency which is appointed to provide a credit rating for the CMBS Notes issued pursuant to the Securitisation with the prior written approval of the Company.
"Recovering Finance Party" has the meaning given to it in Clause 23.1 (Payments to Finance Parties).
"Remedy Additional Property" has the meaning given to in Clause 17.12 (Acquisitions and investments).
"Related Entity" in relation to an entity (the "first entity"), means an entity which is managed or advised by the same investment manager or investment adviser as the first entity or is an Affiliate of the first entity.
"Rent Account" means the account designated as such under the terms of this Agreement and opened and maintained by the Company pursuant to Clause 14 (Bank Accounts).
"Rent Account Shortfall" means the amount by which the aggregate of the payments due to be made from funds on deposit in the Rent Account on the Interest Payment Date falling in October 2013 pursuant to Clauses 14.2(f)(i) to (iii) (Rent Account) (inclusive) exceed the amount of funds on deposit in the Rent Account on such Interest Payment Date prior to any payment into the Rent Account from the Reserve Account pursuant to Clause 14.4(c)(i) (Reserve Account).
"Rental Income" means all amounts payable to or for the benefit or account of the Company in connection with the occupation of all or part of a Property, including:

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(a)	rent, licence fees and equivalent amounts paid or payable;

(b)	any sum received or receivable from any deposit held as security for performance of a tenant's obligations;

(c)	a sum equal to any apportionment of rent allowed in favour of the Company;

(d)
any other moneys paid or payable in respect of occupation and/or usage of a Property and any fixture and fitting on a property including any fixture or fitting on a Property for display or advertisement, on licence or otherwise;

(e)	any sum paid or payable under any policy of insurance in respect of loss of rent or interest on rent;

(f)	any sum paid or payable, or the value of any consideration given, for the surrender, renunciation or variation of any Lease Document;

(g)	any sum paid or payable by any guarantor of any occupational tenant under any Lease Document;

(h)	any Tenant Contributions; and

(i)	any interest paid or payable on, and any damages, compensation or settlement paid or payable in respect of, any sum referred to above (which have not been reimbursed by another person) by the Company.
"Repeating Representations" means those representations referred to in Clause 15.20 (Repetition) which are repeated on the dates set out in that Clause.
"Report on Title" means, in respect of any Property, each certificate on title supplied to the Facility Agent under this Agreement on or before the date of the relevant Security Document which creates security over that Property.
"Reports" means each Valuation and each Report on Title.
"Required Lease Amendments" means the amendments to the terms of the Lease Documents pursuant to the deeds of variation in agreed form which are to be delivered under Part 1 of Schedule 2 (Conditions Precedent).
"Requisite Rating" means:

(a)	in relation to a bank at which an Account is held; and

(b)	in relation to an insurance company, an underwriter, a group of insurance companies or a group of underwriters, a person with long term (or both long term and short term) unsecured debt instruments in issue which are neither subordinated nor guaranteed with ratings (or in the case of the persons specified in part (b) above, financial strength ratings) which are at least at the minimum levels specified in the published counterparty rating criteria of each Rating

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Agency rating the CMBS Notes as being required to support the rating of the class A CMBS Notes at the time of completion of the Securitisation.
"Reserve Account" means the account designated as such under the terms of this Agreement and opened and maintained by the Company pursuant to Clause 14 (Bank Accounts).
"Revenue Shortfall" means any shortfall which would arise on any Note Payment Date if Revenue Receipts available to the Issuer to be applied on such date will be insufficient to pay:

(i)
the aggregate amounts due on such date under sub-clauses (a) to (e) (inclusive) and the aggregate amounts of interest due on the class A CMBS Notes under sub-clause (f)(ii), each of the Pre-Enforcement Priority of Payments; or, as applicable

(ii)
the aggregate amounts due on such date under sub-clauses (a) to (d) (inclusive) and the aggregate amounts of interest due on the class A CMBS Notes under sub-clause (e)(ii), each of the Post-Enforcement Priority of Payments.

In determining if a Revenue Shortfall has arisen, no account shall be taken of any amounts (other than Revenue Receipts) which may be available to the Issuer on the relevant Note Payment Date to meet the amounts set out in items (i) and (ii) above.
"S&P" means Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. or any successor to its rating business.
"Securitisation" means the securitisation of the Loans by the Original Lender by the issuance of CMBS Notes and for this purpose, where applicable, the amendment and restatement of the terms of the Warehouse Notes in the form of CMBS Notes shall constitute the "issuance of CMBS Notes.
"Security" means any mortgage, charge (fixed or floating), standard security, pledge, lien, hypothecation, security trust, assignment or assignation by way of security, reservation of title, or any other security interest whatsoever, howsoever created or arising or any other agreement or arrangement (including the establishment of any rights of set-off) entered into for the purposes of conferring security or placing the beneficiary of such agreement or arrangement in a preferred position in an insolvency vis-a-vis other unsecured creditors (including, without limitation, a sale and repurchase arrangement entered into for such purposes).
"Security Deed" means the security deed dated the Utilisation Date between the Security Agent and the Company creating first fixed and floating security over the assets and undertaking of the Company including but not limited to legal mortgages over the Properties located in England and Wales or Northern Ireland (as appropriate) in favour of the Security Agent as supplemented by the supplemental deed dated the Amendment Effective Date and made between the Security Agent and the Company.
"Security Document" means:

(a)	the Security Deed;

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(b)	the Mortgage of Shares;

(c)	each Standard Security;

(d)	each Assignation of Rent;

(e)	each Supplemental Security Agreement;

(f)	any other document evidencing or creating security over any asset to secure any obligation of the Company to a Finance Party under the Finance Documents; or

(g)	any other document designated as such by the Facility Agent and the Company.
"Security Reserve Account" means the Account designated as such under the terms of this Agreement and opened and maintained by the Company pursuant to Clause 14 (Bank Accounts).
"Security Reserve Drawing" means, in relation to a Revenue Shortfall notified by the Cash Manager to the Facility Agent, a withdrawal from the Security Reserve Account pursuant to Clause 14 in an amount equal to the lesser of (i) the amount of such Revenue Shortfall; and (ii) the amount standing to the credit of the Security Reserve Account on the date of such withdrawal.
"Security Reserve Required Amount" means an amount equal to £19,300,000.
"Sponsors" means, together, Bain Capital Ltd, Kohlberg Kravis Roberts & Co. Ltd. and Vornado Realty Trust.
"Sponsors' Affiliate" means, in relation to any Sponsor, any of its Holding Companies or Subsidiaries or any other Subsidiary of any of its Holding Companies and includes any fund or partnership represented, managed or controlled by any Sponsor or any of their respective Sponsors' Affiliates and any Sponsors' Affiliate of any such fund or partnership but does not include any portfolio company of any Sponsor or of any Affiliate of any Sponsor and, in the context of a person or persons achieving or having control over another person, "control" for the purposes of this definition means the person or persons acting in concert controlling, or being able to control, the composition of the board of directors or equivalent management board of that other person or the person or persons acting in concert in accordance with whose directions a majority of the board of directors or equivalent management board of that other person are or become accustomed to act.
"Standard Security" means a standard security entered into or to be entered into by the Company, in favour of the Security Agent, with respect to any Property located in Scotland.
"Subordinated Loan" means a loan to the Company from any person which is subordinated in right, time and priority of payment to amounts outstanding under the Finance Documents pursuant to a Subordination Agreement or otherwise on terms acceptable to the Facility Agent (acting on the instructions of the Majority Lenders acting reasonably).

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"Subordination Agreement" means a subordination agreement in a form agreed by the Company and the Facility Agent (acting on the instructions of the Majority Lenders acting reasonably) (including, without limitation, the subordination agreement delivered as a condition precedent to this Agreement).
"Subsidiary" means, in relation to any person, any corporation, any entity or any partnership, which is controlled directly or indirectly by that person and any entity (whether or not so controlled) treated as a subsidiary in the latest financial statements of that person from time to time, and control for this purpose means the direct or indirect ownership of the majority of the voting share capital of such entity or the right or ability to direct management to comply with the type of material restrictions and obligations contemplated in this Agreement or to determine the composition of a majority of the board of directors (or like board) of such entity, in each case whether by virtue of ownership of share capital, contract or otherwise.
"Supplemental Security Agreement" means a security agreement supplemental to a Security Deed creating a legal mortgage over an Additional Property substantially in the form approved by the Security Agent for the purposes of Part 2 of Schedule 2 (Conditions Precedent for an Additional Property).
"Tax Deed of Covenant" means the tax deed of covenant dated the Utilisation Date between the Company, the Security Agent and others as amended and restated on the Amendment Effective Date.
"Taxes" includes all present and future income and other taxes, levies, imposts, duties, or other charges or withholdings of a similar nature wheresoever imposed and together with interest thereon and penalties and fines with respect thereto, if any, and any payments made on or in respect thereof and "Tax" and "Taxation" shall be construed accordingly.
"Tenant Contributions" means any amount paid or payable to the Company by any tenant under a Lease Document or any other occupier of a Property, by way of:

(a)	contribution to:

(i)	insurance premia;

(ii)	the cost of an insurance valuation;

(iii)	a service charge in respect of the Company's costs under any repairing or similar obligation or in providing services to a tenant of, or with respect to, a Property;

(iv)	a sinking fund; or

(v)	rent or other sums payable under any Headlease; or

(b)	value added tax or similar taxes.
"Total Commitments" means the aggregate of the Commitments.

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"Transaction Costs" means all fees, costs and expenses and stamp, transfer, registration, notarial and similar Taxes incurred by the Company in relation to the entry into this Agreement and the transactions contemplated by this Agreement.
"Transaction Document" means:

(a)	a Finance Document;

(b)	a Property Management Agreement; or

(c)	a Lease Document.
"Transaction Security" means the Security created or expressed to be created in favour of the Security Agent and/or any other Finance Party pursuant to the Security Documents.
"Transfer Certificate" means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Company.
"Transfer Date" means, in relation to any Transfer Certificate, the date for making the transfer as specified in the Transfer Certificate.
"Treaty Lender" has the meaning given to it in Clause 10.1 (Tax Definitions).
"TRU" means Toys "R" Us Inc.
"TRU Holdco 2" means Toys "R" Us Holdings Limited.
"TRU Note Purchaser" means TRU (UK) Noteholder Limited.
"Unpaid Sum" means any sum due and payable but unpaid by the Company under the Finance Documents.
"Upfront Security Reserve Amount" means £19,300,000.
"Utilisation Date" means 28 March 2013 or such other date as the parties agree in writing.
"Utilisation Request" means a notice substantially in the form set out in Schedule 3 (Requests).
"Valuation" means the Original Valuation Report and any other valuation of one or more Properties by a surveyor or valuer acceptable to the Facility Agent (acting on the instructions of the Majority Lenders acting reasonably), addressed to the Finance Parties and prepared on the basis of the market value as that term is defined in the then current Statements of Asset Valuation Practice and Guidance Notes issued by the Royal Institution of Chartered Surveyors.
"VAT" means:

(a)	any tax imposed in compliance with the council directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) (including,

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in relation to the United Kingdom, value added tax imposed by the Value Added Tax Act 1994 and supplemental legislation and regulations); and

(b)	any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or elsewhere.
"Warehouse Cash Management Agreement" means the cash management agreement dated 25 March 2013 between, among others, the Original Lender and Elavon Financial Services Limited, UK Branch as cash manager.
"Warehouse Note Issuance Facility Agreement" means the note issuance facility agreement dated 25 March 2013 between, among others, the Original Lender, Elavon Financial Services Limited, UK Branch and U.S. Bank Trustees Limited pursuant to which the Original Lender has issued the Warehouse Notes to fund its participation in the Loans.
"Warehouse Notes" means the notes issued by the Original Lender pursuant to the Warehouse Note Issuance Facility Agreement.
"Warehouse Security Trust Deed" means the security trust deed dated 25 March 2013 between, among others, the Original Lender and U.S. Bank Trustees Limited as security trustee in relation to the Warehouse Notes.
"Website Lenders" has the meaning given to it in Clause 25.7 (Use of Websites).

1.2	Construction

(a)	Unless a contrary indication appears a reference in this Agreement to:

(i)
the "Facility Agent", the "Security Agent", any "Finance Party", any "Lender", the "Company", any "Party" or any other person shall be construed so as to include its successors in title, permitted assigns or assignees and permitted transferees and, in the case of the Security Agent, any person for the time being appointed as a security agent or trustee in accordance with this Agreement;

(ii)
an "agency" of a state includes any local or other authority, self regulating or other recognised body or agency, central or federal bank, department, government, legislature, minister, ministry, self regulating organisation, official or public or statutory person (whether autonomous or not) of, or of the government of, that state or any political sub-division in or of that state;

(iii)
a document in "agreed form" is a document which is in a form agreed and/or approved on or before the date of this Agreement by the Company and the Facility Agent or, if not so agreed or approved, as approved or agreed by the Facility Agent (acting on the instructions of the Majority Lenders acting reasonably);

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(iv)	an "agreement" includes any legally binding agreement, arrangement, concession, contract, deed or franchise (in each case whether oral or written);

(v)	"assets" includes property and rights of every kind, present, future and contingent (including uncalled share capital);

(vi)	"continuing" in relation to an Event of Default or Default shall be construed as a reference to such an event which is continuing unremedied and unwaived;

(vii)
"currency equivalent" means the equivalent in Sterling of an amount in another currency as determined by reference to the Facility Agent's spot rate of exchange for the purchase of Sterling with the relevant currency in the London foreign exchange market as of 11.00 a.m. on the date of determination;

(viii)
a "directive" includes any regulation, rule, official directive, order, request or guideline (whether or not having the force of law but if not having the force of law being one with which it is the practice of the relevant person to comply) of any agency of any state;

(ix)	a "disposal" in respect of a Property includes any disposal pursuant to a compulsory purchase order;

(x)	a "filing" includes any relevant filing, registration, recording or notice (and references to making or renewing "filings" shall be construed accordingly) required by law or regulation;

(xi)	a "guarantee" includes:

(A)	an indemnity; and

(B)	any other obligation (whatever called) of any person:

I.
to pay, purchase, provide funds (whether by the advance of money, the purchase of or subscription for shares or other investments, the purchase of assets or services, the making of payments under an agreement or otherwise) for the payment of, indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person; or

II.	to be responsible for the performance of any obligations by or the solvency of any other person,
(and "guaranteed" and "guarantor" shall be construed accordingly);

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(xii)	"indebtedness" includes any obligation (whether incurred as principal or as surety or guarantor) for the payment or repayment of money, whether present or future, actual or contingent;

(xiii)	a "participation" of a Lender in a Loan, means the amount of the relevant Loan which such Lender has made or is to make available and thereafter that part of that Loan which is owed to such Lender;

(xiv)
"reservations" means the principle that equitable and other remedies are remedies which may be granted or refused at the discretion of the court, the limitation on enforcement as a result of laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration, receivership and other laws affecting the rights of creditors generally, the time-barring of claims under applicable statutes of limitation, rules against penalties and similar principles and generally applicable limitations of law which are provided for as qualifications in the legal opinions delivered to the Facility Agent pursuant to Clause 4.1 (Initial Conditions Precedent), Schedule 2 (Conditions Precedent) or delivered in relation to any Security Document;

(xv)
"unwaived" means not expressly waived in writing by the Facility Agent (and in giving any written waiver confirming that it is acting on the instructions of the Majority Lenders or all the Lenders, as the case may be);

(xvi)	a provision of law is a reference to that provision as amended, restated or re-enacted;

(xvii)	a time of day is a reference to London time; and

(xviii)
each of the following terms has the meaning given to it in the master definitions schedule dated on or about ___ July 2013 signed for the purposes of identification by Sidley Austin LLP (provided, that if such definitions in such master definitions schedule are amended or otherwise varied, they will not be amended for the purposes of this Agreement unless agreed in writing by the Company):

(A)	Cash Manager;

(B)	Determination Date;

(C)	Issuer Deed of Charge;

(D)	Issuer Security;

(E)	Issuer Security Trustee;

(F)	Issuer Transaction Account;

(G)	Note Payment Date;

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(H)	Pre-Enforcement Priority of Payments;

(I)	Post-Enforcement Priority of Payments; and

(J)	Revenue Receipts.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	Save where a contrary intention appears, in this Agreement:

(i)
a reference to any agreement (including, without limitation, any of the Finance Documents) is to be construed as a reference to that agreement as it may from time to time be amended, varied, supplemented, restated or novated but excluding for this purpose any amendment, variation, supplement or modification which is contrary to any provision of any of the Finance Documents including, for the avoidance of doubt, any amendment of any agreement referred to as being in the agreed form or dated on the date of this Agreement;

(ii)
a reference to a statute or statutory instrument or any provision thereof is to be construed as a reference to that statute or statutory instrument or such provision thereof as the same may have been, or may from time to time hereafter be, amended or re-enacted;

(iii)	the index to and the headings in this Agreement are inserted for convenience only and are to be ignored in construing this Agreement;

(iv)	words importing the plural shall include the singular and vice versa; and

(v)
in the event that compliance with any monetary limit specified in this Agreement shall fall to be determined, any conversion from any currency to Sterling necessary for that purpose shall be by reference to the Facility Agent's spot rate of exchange for the purchase of Sterling with the relevant currency in the London foreign exchange market as of 11.00 a.m. on the date of determination.

(e)	Any term or expression used in this Agreement which are particular to the law of Scotland shall be construed in accordance therewith.

1.3	Currency Symbols and Definitions
"£" and "Sterling" means the lawful currency of the United Kingdom.

1.4	Third party rights

(a)	Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999

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or the corresponding rules of the common law of Scotland (collectively, the "Third Parties Act") to enforce or enjoy the benefit of any term of any Finance Document.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary any Finance Document at any time.

2.	THE FACILITY

2.1	The Facility
Subject to the terms of this Agreement, the Lenders make available to the Company:

(a)	the A Loan in an amount equal to the A Commitment;

(b)	the B Loan in an amount equal to the B Commitment; and

(c)	the C Loan in an amount equal to the C Commitment,
each, a term loan facility.

2.2	Finance Parties' rights and obligations

(a)
The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Company shall be a separate and independent debt.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.3	Basis of Participation
Subject to the other provisions of this Agreement, each Lender will participate in each Loan in the proportion which its relevant Commitment bears to the aggregate relevant Commitments as at the Utilisation Date.

2.4	Facility Offices

(a)	Subject as provided in Clause 2.5 (Lending Affiliates) below, each Lender will participate in each Loan through its Facility Office.

(b)	Subject as provided in Clause 2.5(d) (Lending Affiliates) below, any Lender may only use its nominated Facility Office for the purposes of making a Loan.

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2.5	Lending Affiliates

(a)	A Lender may nominate a branch or Affiliate to discharge its obligations to participate in a Loan:

(i)	in this Agreement; or

(ii)	in the Transfer Certificate pursuant to which such Lender becomes a Party.

(b)	Any branch or Affiliate nominated by a Lender to participate in a Loan shall:

(i)	participate in compliance with the terms of this Agreement; and

(ii)
be entitled, to the extent of its participation, to all the rights and benefits of a Lender under the Finance Documents provided that such rights and benefits shall be exercised on its behalf by its nominating Lender save where law or regulation requires the branch or Affiliate to do so.

(c)
Each Lender shall remain liable and responsible for the performance of all obligations assumed by a branch or Affiliate on its behalf and non-performance of a Lender's obligations by its branch or Affiliate shall not relieve such Lender from its obligations under this Agreement.

(d)
The Company shall not be liable to pay any amount being required to be paid by the Company under Clause 10 (Taxes) or Clause 11.2 (Increased Costs) (arising as a result of laws or regulations in force or known to be coming into force on the date the relevant branch or Affiliate was nominated) in excess of the amount it would have been obliged to pay if that Lender had not nominated its branch or Affiliate to participate in the Facility. Each Lender shall promptly notify the Facility Agent and the Company of the Tax jurisdiction from which its branch or Affiliate will participate in the Loan and such other information regarding that branch or Affiliate as the Company or Facility Agent may reasonably request.

(e)	Any notice or communication to be made to a branch or an Affiliate of a Lender pursuant to Clause 25 (Notices and Confidentiality):

(i)
may be served directly upon the branch or Affiliate, at the address supplied to the Facility Agent by the nominating Lender pursuant to its nomination of such branch or Affiliate, where the Lender or the relevant branch or Affiliate requests this in order to mitigate any legal obligation to deduct withholding Tax from any payment to such branch or Affiliate or any payment obligation which might otherwise arise pursuant to Clause 11 (Change in Circumstances); or

(ii)	in any other circumstance, may be delivered to the Facility Office of the Lender.

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(f)	If a Lender nominates an Affiliate, that Lender and that Affiliate:

(i)
will be treated as having single Commitments (being the relevant Commitment of that Lender) but for all other purposes other than those referred to in paragraphs (c) and (e)(ii) above will be treated as separate Lenders; and

(ii)
will be regarded as a single Lender for the purpose of (A) voting in relation to any matter in connection with a Finance Party or (B) compliance with Clause 20.2 (Assignments and transfers by the Lenders).

2.6	Enforcement of Rights
Subject to any provision of the Finance Documents to the contrary, each Finance Party has the right to protect and enforce its rights arising out of the Finance Documents and it will not be necessary for any other Finance Party to be joined as an additional party in any proceedings brought for the purpose of protecting or enforcing such rights.

3.	PURPOSE

3.1	Purpose
The Company shall apply each Loan towards the repayment of all amounts outstanding in respect of the Existing Propco Senior Loan and the funding or reimbursement of Transaction Costs.

3.2	Monitoring
No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial Conditions Precedent

(a)	The Lenders shall only be obliged to comply with Clause 5.3 (Lenders' participation) in relation to a Loan if:

(i)
the Facility Agent on behalf of the Original Lender has notified the Company that it has received all of the documents and other evidence listed in Part 1 of Schedule 2 (Conditions Precedent) in the agreed form (to the extent agreed at or prior to signing of this Agreement) or otherwise in form and substance satisfactory to the Facility Agent, in each case acting reasonably; and

(ii)	Closing of the Warehouse Facility has occurred.

(b)
The Facility Agent and the relevant Original Lender shall notify the Company and the Lenders as set out in paragraphs (i) and (ii) above promptly upon being so satisfied (in the case of paragraph (i)) or promptly upon Closing of the Warehouse Facility having occurred (in the case of paragraph (ii)).

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4.2	Additional Conditions Precedent
In addition, the Lender shall be under no obligation to make a Loan available to the Company unless, on both the date of the Utilisation Request and the Utilisation Date:

(a)	no Default has occurred and is continuing and no Default will occur as a result of making the relevant Loan;

(b)
the Repeating Representations that are required under this Agreement to be repeated on those dates are true and accurate (in all material respects in the case of any representation or warranty which is not subject to a materiality test in accordance with its terms as provided for in Clause 15 (Representations)) in each case by reference to the facts and circumstances then subsisting and will remain true and accurate immediately after the relevant Loan is made; and

(c)	immediately following the making of the Loans, Interest Cover will not be less than 115 per cent.

5.	UTILISATION

5.1	Delivery of the Utilisation Request
The Company may utilise the Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later (unless the parties otherwise agree) than 11.30 a.m. on the Utilisation Date.

5.2	Completion of the Utilisation Request

(a)	The Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the Utilisation Date is a Business Day;

(ii)	the amount of the Loan requested does not exceed the maximum undrawn amount available under the relevant Commitment on the proposed Utilisation Date; and

(iii)	it specifies details of the bank and account to which the proceeds of the Loan are to be paid.

5.3	Lenders' participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)
The amount of each Lender's participation in each Loan will be equal to the proportion borne by its relevant Commitment to the relevant aggregate Commitments immediately prior to making the relevant Loan.

6.	REPAYMENT

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6.1	Repayment
The Company must repay the then outstanding amount of the Loans in full on the Final Maturity Date.
7.    PREPAYMENT

7.1	Voluntary Prepayments

(a)
The Company may (i) during the Lockout Period prepay or procure the prepayment of the Loans in full (but not in part) or (ii) at any time after the end of the Lockout Period, prepay or procure the prepayment of any Loan or any part thereof on any Interest Payment Date, in each case, provided that the Facility Agent has received not less than ten (10) Business Days' prior written notice from the Company of the proposed date and amount of the prepayment and further provided that any partial prepayment of the relevant Loan will be in a minimum amount of £1,000,000 (and an integral multiple of £100,000) or if less, the outstanding amount of the relevant Loan.

(b)
Any prepayment under Clause 7.1(a) (Voluntary Repayments) above shall be applied against the Loans on the relevant Interest Payment Date in accordance with Clause 7.5(a) (Prepayments: Order of Application).

(c)
Any prepayment under Clause 7.1(a) (Voluntary Repayments) above must be accompanied by payment by the Company of any applicable Premium or Make-Whole Amount in respect of such prepayment in accordance with Clause 7.8 (Repayment Fees).

7.2	Mandatory prepayment – compulsory purchase

(a)
If all or any part of a Property is subject to a compulsory purchase order and the compensation received in respect of that compulsory purchase order is in excess of £100,000 then the Company must immediately give notice of the compulsory purchase order to the Facility Agent.

(b)
Unless the Facility Agent agrees otherwise, if all or any part of a Property is subject to a compulsory purchase order of the type described in paragraph (a) above, an amount equal to the total compensation received (provided such amount is in excess of £100,000) net of any reasonable third party costs and expenses properly incurred by the Company in connection with the compulsory purchase and any Disposal Tax Liability in relation thereto, must be paid into the Disposal Account for application on the next following Interest Payment Date in prepayment of the Loans in accordance with Clause 7.5(b) (Prepayments: Order of Application) and Clause 14.6 (Disposal Account) (and, if reasonably practicable, the Company must give the Facility Agent prior written notice of that prepayment provided that failure to provide such notice will not prevent the prepayment).

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(c)	Any prepayment under Clause 7.2(b) (Mandatory prepayment – compulsory purchase) above shall be applied against the Loans in accordance with Clause 7.5(b) (Prepayments: Order of Application).

7.3	Mandatory prepayments – disposals and insurance proceeds

(a)
If all or part of a Property is disposed of in accordance with this Agreement, the Company must apply the proceeds of that disposal in prepayment of the Loans to the extent required in Clause 14.6 (Disposal Account) and Clause 17.13 (Disposals) and in accordance with the other terms of this Agreement.

(b)
The Company must apply the proceeds of any insurance policy in prepayment of the Loans to the extent required in Clause 18.4(n) (Insurances) and in accordance with Clause 7.5(b) (Prepayments: Order of Application) (and, if reasonably practicable, the Company must give the Facility Agent prior written notice of that prepayment provided that failure to provide such notice will not prevent the prepayment).

(c)
Any prepayment under paragraph 7.3(a) or (b) (Mandatory prepayments – disposals and insurance proceeds) above shall be applied against the Loans in accordance with Clause 7.5(b) (Prepayments: Order of Application).

(d)
Any prepayment under this Clause 7.3 (Mandatory prepayments – disposals and insurance proceeds) which is funded from the proceeds of a disposal of all or part of a Property following the disposal of that Property pursuant to Clause 17.13(c)(i) (Disposals) (and not where such disposal is a Permitted Disposal which is permitted pursuant to Clause 17.13(c)(vii) (Disposals)) must be accompanied by payment by the Company of any Premium or Make-Whole Amount in respect of such prepayment in accordance with Clause 7.8 (Repayment Fees).

7.4	Mandatory prepayment – Securitisation or Cash Security Reserve Trigger Event

(a)	If the Closing of the Securitisation has not occurred on or before the Interest Payment Date falling in October 2013, the Company must:

(i)
unless the Majority Lenders direct the Facility Agent otherwise in accordance with Clause 14.4(c) (Reserve Account), apply all surplus funds remaining on deposit in the Reserve Account after the transfer of the Rent Account Shortfall into the Rent Account on such Interest Payment Date in prepayment of the Loans in accordance with Clause 7.5(a) (Prepayments: Order of Application) and Clause 14.4(c)(i) (Reserve Account);

(ii)
unless the Majority Lenders direct the Facility Agent otherwise in accordance with Clause 14.7(c) (Security Reserve Account), apply all amounts on deposit in the Security Reserve Account on such Interest Payment Date in prepayment of the Loans in accordance with Clause 7.5(b) (Prepayments: Order of Application) and Clause 14.7(c) (Security Reserve Account); and

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(iii)
on each Interest Payment Date from (and including) the Interest Payment Date falling in October 2013 provided the Closing of the Securitisation has not occurred on or before the relevant Interest Payment Date, unless the Majority Lenders direct the Facility Agent otherwise in accordance with Clause 14.4(c) (Reserve Account), apply any surplus funds remaining on deposit in the Rent Account after application of amounts on deposit in the Rent Account on such Interest Payment Date in accordance with Clause 14.2(f)(i) to (iii) (Rent Account) in prepayment of the Loans in accordance with Clause 7.5(a) (Prepayments: Order of Application).

(b)
On the Interest Payment Date following the occurrence of the earlier of (i) an acceleration of the CMBS Notes; and (ii) a Cash Security Reserve Trigger Event, the Facility Agent must, unless otherwise directed by the Majority Lenders in accordance with Clause 14.7(f), apply all amounts standing to the credit of the Security Reserve Account on such date in prepayment of the Loans in accordance with Clause 7.5(a) in the event that an acceleration of the CMBS Notes occurs prior to a Cash Security Reserve Trigger Event and in accordance with Clause 9.5 (Partial payments), in the event that a Cash Security Reserve Trigger Event occurs prior to an acceleration of the CMBS Notes and provided the relevant Cash Security Reserve Trigger Event is continuing on such Interest Payment Date.

(c)	Any prepayment under Clause 7.4(a)(i) and (iii) above shall be applied against the Loans in accordance with Clause 7.5(a) (Prepayments: Order of Application).

(d)	Any prepayment under Clause 7.4(a)(ii) and 7.4(b) above shall be applied against the Loans in accordance with Clause 7.5(b) (Prepayments: Order of Application).

7.5	Prepayments: Order of Application

(a)
Prepayments made pursuant to Clause 7.1 (Voluntary Prepayments), Clause 7.4(a)(i), Clause 7.4(a)(iii) (Mandatory prepayment – Securitisation or Cash Security Reserve Trigger Event) or, solely in relation to the occurrence of an acceleration of the CMBS Notes occurring prior to a Cash Security Reserve Trigger Event, Clause 7.4(b) shall, unless the Facility Agent notifies the Company otherwise after the occurrence of an Event of Default be applied in the following order:

(i)	first, in prepayment of the A Loan;

(ii)	secondly, in prepayment of the B Loan; and

(iii)	thirdly, in prepayment of the C Loan.

(b)
Prepayments made pursuant to Clauses 7.2 (Mandatory Prepayment – compulsory purchase) or Clause 7.3 (Mandatory prepayments – disposals and insurance proceeds) or Clause 7.4(a)(ii) (Mandatory prepayment – Securitisation or Cash Security Reserve Trigger Event) shall be applied in prepayment of the A Loan, the B Loan and the C Loan pro rata.

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(c)	The Commitments of the Lenders prepaid shall be cancelled in an amount equal to each amount prepaid pursuant to this Clause 7.5 (Prepayments: Order of Application).

7.6	Miscellaneous

(a)	No prepayment of any Loan may be made except at the times and in the manner expressly provided by this Agreement.

(b)
Any repayment or prepayment must be accompanied by accrued interest on the amount repaid or prepaid, any applicable Break Costs and any other sum then due and payable under the Finance Documents including, without limitation, if applicable, any payment due pursuant to Clause 7.8 (Repayment Fees).

(c)	Any repayment or prepayment of a Loan (or part thereof) shall be made in Sterling.

(d)	No amount of a Loan repaid or prepaid may be redrawn.

7.7	Right of repayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by the Company is required to be increased under paragraph (d) of Clause 10.3 (Tax gross-up); or

(ii)	any Lender claims indemnification from the Company under Clause 10.4 (Tax indemnity) or Clause 11.2 (Increased costs), the Company may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)
On the last day of each Interest Period which ends after the Company has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), the Company shall repay that Lender's participation in that Loan.

7.8	Repayment fees
Where any prepayment of the Loans is made (A) pursuant to Clause 7.1 (Voluntary Prepayments) or (B) following the disposal of a Property pursuant to Clause 17.13(c)(i) (Disposals) (and not where such disposal is a Permitted Disposal which is permitted pursuant to Clause 17.13(c)(vii) (Disposals)) during:

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(a)	the Lockout Period then on the date of such prepayment, the Company shall make payment to the Lenders of a fee (the "Make-Whole Amount") equal to the sum of:

(i)	three per cent. of the principal amount outstanding of the Loans prior to taking into account such prepayment; and

(ii)
the amount equal to the net present value of the interest that would have accrued under this Agreement on the prepaid amount from the date of the prepayment to the end of the Lockout Period and any C Loan Additional Payment that would have become due and payable during the Lockout Period (including for the avoidance of doubt, on the Interest Payment Date falling in July 2015) (the "Gross Interest and Payment Amounts") where such net present value is determined by discounting the Gross Interest and Payment Amounts by an amount calculated by the Facility Agent to be equal to the amount the Lender would be able to obtain by placing an amount equal to the Gross Interest and Payment Amounts on deposit with a leading bank in the London interbank market for a period starting on the date of the prepayment and ending on the last day of the Lockout Period; or

(b)
the Call Period, then on the date of such prepayment, the Company shall make payment to the Lenders of a fee (the "Premium") in an amount equal to the percentage specified in the table below for the period in which the date of such prepayment occurs multiplied by the principal amount of the Loans that is prepaid.

Time of Prepayment	Prepayment fee – percentage of the amount of the Loans prepaid
Following the Interest Payment Date falling in July 2015 to and including the Interest Payment Date falling in July 2016	3%
Following the Interest Payment Date falling in July 2016 to and including the Interest Payment Date falling in July 2017	2%
Following the Interest Payment Date falling in July 2017 to and including the Interest Payment Date falling in July 2018	1%
Following the Interest Payment Date falling in July 2018 to the Final Maturity Date	None

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8.	CANCELLATION

(a)	At the close of business on the last Business Day of the Availability Period for the Loans, any portion of any Commitment remaining undrawn will be cancelled.

(b)	No amounts cancelled may subsequently be reinstated.

9.	PAYMENTS

9.1	By Lenders

(a)
On the Utilisation Date, each Lender shall make its share of the relevant Loan available to the Facility Agent for payment to the Company by payment in Sterling and in immediately available cleared funds to such account as the Facility Agent shall specify and at the time specified by the Facility Agent as being customary for settlement of transactions in Sterling in the place for payment.

(b)
The Facility Agent shall make the amounts so made available to it available to the Company before close of business in the place of payment on that date by payment in Sterling to such account of the Company as shall have been specified in the Utilisation Request. If any Lender makes its share of a Loan available to the Facility Agent later than required by paragraph (a) above, the Facility Agent shall make that share available to the Company as soon as practicable after receipt of such funds.

9.2	By the Company

(a)
On each date on which any sum is due from the Company (other than where the sum is to be paid on its behalf by the Facility Agent from the balance standing to the credit of an Account in accordance with this Agreement), it shall make that sum available to the Facility Agent by payment in Sterling and in immediately available cleared funds to such account as the Facility Agent shall specify at the time specified by the Facility Agent as being customary for settlement of transactions in Sterling in the place for payment by not less than five Business Days' notice to the Company in advance of the due date.

(b)
The Facility Agent shall make available to each Finance Party before close of business in that place on that date its pro rata share (if any) of any sum so made available to the Facility Agent in Sterling as received by the Facility Agent to such account of that Finance Party with such bank in that place as it shall have specified to the Facility Agent. If any sum is made available to the Facility Agent later than required by paragraph (a) above, the Facility Agent shall make each Finance Party's share (if any) available to it as soon as practicable after receipt of such funds.

9.3	Refunding of Payments
The Facility Agent shall not be obliged to make available to any person any sum that it is expecting to receive for the account of that person until it has been able to establish that it has received that sum. However, it may do so if it wishes. If and to the extent

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that the Facility Agent does so but it transpires that the Facility Agent has not then received the sum which it paid out:

(a)	the person to whom the Facility Agent made that sum available shall on request refund such corresponding amount to the Facility Agent; and

(b)
the person by whom that sum should have been made available or, if that person fails to do so the person to whom that sum should have been made available, shall on request pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent against any funding cost incurred by it as a result of paying out that sum before receiving it, provided that the Company will have no obligation to refund any such amount received by it on the Utilisation Date and paid by it (or on its behalf) to any third party in accordance with this Agreement.

9.4	Distributions to the Company
The Facility Agent may (with the consent of the Company or in accordance with Clause 24 (Set-Off)) apply any amount received by it for the Company in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Company under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

9.5	Partial payments

(a)
If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Company under the Finance Documents or the Facility Agent receives a payment at a time when an Event of Default is continuing, the Facility Agent shall apply that payment towards the obligations of the Company under the Finance Documents in the following order:

(i)
first, in or towards payment pro rata and pari passu of any unpaid costs, fees and expenses (including but not limited to reasonable legal fees) of the Facility Agent, the Security Agent and any Property Manager;

(ii)	secondly, in or towards payment of any due but unpaid Facility Fee;

(iii)
thirdly, if the Facility Agent is so directed by the Majority Lenders, in payment to a Costs Reserve Account to be established by the Company in such amount as the Facility Agent shall determine is necessary to establish a reserve fund in relation to capital expenditure in respect of the Properties, operating expenses of the Company (including Permitted Operating Expenses) and amounts payable in respect of property management and asset management expenses;

(iv)	fourthly, to pay the C Loan Additional Payment;

(v)	fifthly, to pay interest due and unpaid in respect of the A Loan;

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(vi)	sixthly, to repay principal (whether or not due) in respect of the A Loan and any other amounts (other than interest) due but unpaid to the A Lender under the Finance Documents;

(vii)	seventhly, to pay interest due and unpaid in respect of the B Loan;

(viii)	eighthly, to repay principal (whether or not due) in respect of the B Loan and any other amounts (other than interest) due but unpaid to the B Lender under the Finance Documents;

(ix)	ninthly, to pay interest due and unpaid in respect of the C Loan;

(x)
tenthly, to repay principal (whether or not due) in respect of the C Loan and any other amounts (other than interest and the C Loan Additional Payment) due but unpaid to the C Lender under the Finance Documents; and

(xi)	eleventhly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (xi) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by the Company.

9.6	No set-off by the Company
All payments to be made by the Company under the Finance Documents shall be calculated and be made without (and subject to Clause 10 (Taxes), free and clear of any deduction for) set-off or counterclaim.

9.7	Currency of account

(a)	Subject to paragraph (b) below, Sterling is the currency of account and payment for any sum due from the Company under any Finance Document.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)	Each other amount payable under the Finance Documents is payable in Sterling.

9.8	Non-Business Days

(a)
Without prejudice to Clause 12.1(d) (Interest Periods), the duration of an Interest Period shall not be changed after 11.00 a.m. on the first day of that Interest Period unless it later becomes apparent to the Facility Agent that the day on which that Interest Period would otherwise end is not a Business Day. In that event, that Interest Period shall instead end on the Business Day succeeding that day unless such Business Day shall fall in the next succeeding calendar month, in which case such interest period shall instead end on the Business Day preceding that

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day (such determination to be notified by the Facility Agent to the Company and the Lenders).

(b)
If the Final Repayment Date would otherwise fall on a day which is not a Business Day it shall be adjusted on the same basis so as to fall on a Business Day which is the last day of an Interest Period.

(c)
Any payment to be made by the Company on a day which is not the last day of an Interest Period or the Final Repayment Date and which would otherwise be due on a day which is not a Business Day shall instead be due on the next Business Day.

(d)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Clause, interest is payable on the principal at the rate payable on the original due date.

9.9	Change in Currency
If a change in any currency of any relevant country occurs (including in consequence of European Monetary Union) after the Original Facility Agreement Date, this Agreement will be amended to the extent to which the Facility Agent, in good faith, determines to be necessary to reflect the change in currency or any financial market practices relating to dealing in the new currency and to put the Lenders and the Company in the same position, so far as is possible, that they would have been in if no change in currency had occurred.

10.	TAXES

10.1	Tax Definitions

(a)	In this Agreement:
"Company DTTP Filing" means an HM Revenue & Customs Form DTTP2 duly completed and filed by the Company, which contains the scheme reference number and jurisdiction of tax residence stated in respect of the New Lender in the relevant Transfer Certificate, and is filed with HM Revenue & Customs within 30 days of the relevant Transfer Date;
"FATCA" means:

(i)	sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (the "Code") or any associated regulations or other official guidance;

(ii)
any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the U.S. and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (i) above; or

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(iii)
any agreement pursuant to the implementation of paragraph (i) or (ii) above with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction.

"Qualifying Person" means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(i)	a U.K. Lender; or

(ii)	a Treaty Lender; or

(iii)	a Lender which is a building society (as defined for the purpose of section 880 of the Income Tax Act 2007) making an advance under a Finance Document;
"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax;
"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document;
"Tax Payment" means an increased payment made by the Company to a Finance Party under Clause 10.3(d) (Tax Gross-Up) or a payment made under Clause 10.4(a) (Tax Indemnity);
"Treaty Lender" means a Lender in respect of a Loan:

(i)
which is treated as resident (for the purposes of the appropriate double taxation agreement) in a jurisdiction having a double taxation agreement with the jurisdiction of incorporation of the Company which makes provision for full exemption from Tax imposed by the jurisdiction of incorporation of the Company on interest (subject only to completion of procedural formalities); and

(ii)	which is fully entitled to the benefits of that double taxation agreement in respect of all payments made under a Finance Document.
"U.K. Lender" means:

(i)	a Lender which is beneficially entitled to interest payable to that Lender and:

(A)
which is a bank (as defined for the purpose of section 879 of the Income Tax Act 2007) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the Corporation Tax Act 2009; or

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(B)
in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the Income Tax Act 2007) at the time that that advance was made and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(ii)	a U.K. Non-Bank Lender; and
"U.K. Non-Bank Lender" means a Lender which is beneficially entitled to interest payable to that Lender and which is:

(i)	a company resident in the United Kingdom for United Kingdom tax purposes;

(ii)	a partnership each member of which is:

(A)	a company so resident in the United Kingdom; or

(B)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the Corporation Tax Act 2009;

(iii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009) of that company, and which has provided to the Company and not retracted confirmation of one of the above (a "Tax Confirmation") in accordance with this Agreement.

10.2	Payments to be free and clear
All payments to be made by the Company under each Finance Document shall be paid free and clear of and without any Tax Deduction (in each case except to the extent required by law).

10.3	Tax Gross-Up

(a)
The Company shall promptly upon it becoming aware that it is required by law to make a Tax Deduction (or that there is a change in the rate or the basis of any Tax Deduction) notify the Facility Agent of such requirement or change.

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(b)
A Lender, upon becoming aware that it has ceased to be a Qualifying Person, shall promptly notify the Facility Agent of this. If the Facility Agent receives such notification from a Lender it shall promptly notify the Company.

(c)
If the Company is required by law to make a Tax Deduction it shall make the Tax Deduction in the minimum amount required by law and shall make any payment required in connection with any Tax Deduction within the time period and in the amount required by law.

(d)
Except as provided by paragraphs (f) and (g) below, if a Tax Deduction is required by law to be made by the Company or the Facility Agent the amount of the payment due from the Company shall be increased to an amount which ensures that, after the making of that Tax Deduction, each relevant Party receives on the due date a net sum equal to the amount of the payment which it would have received had no such Tax Deduction been required.

(e)
Within 30 days after making any Tax Deduction or a payment which it is required to make in connection with any Tax Deduction, the Company shall deliver to the Facility Agent for the relevant Party, an original receipt or certified copy thereof, or, if unavailable evidence satisfactory to that Party (acting reasonably) that the Tax Deduction has been made or, as applicable, that any payment which is required in connection with any Tax Deduction has been made to the relevant Tax authority or other person.

(f)	A payment shall not be increased under paragraph (d) above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:

(i)
the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Person, but on that date that Lender is not or has ceased to be a Qualifying Person other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement or any published practice or published concession of any relevant taxing authority; or

(ii)	the relevant Lender is a U.K. Non-Bank Lender and:

(A)
an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a "Direction") under section 931 of the Income Tax Act 2007 which relates to the payment and that Lender has received from the Company a certified copy of that Direction; and

(B)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(iii)	the relevant Lender is a U.K. Non-Bank Lender and:

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(A)	the relevant Lender has not given a Tax Confirmation to the Company; and

(B)
the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Company, on the basis that the Tax Confirmation would have enabled the Company to have formed a reasonable belief that the payment was an "excepted payment" for the purpose of section 930 of the Income Tax Act 2007; or

(iv)
the relevant Lender is a Treaty Lender and the Company is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under Clause 10.6 (Filings).

(g)	A payment shall not be increased under paragraph (d) above by reason of a Tax Deduction on account of Tax imposed under FATCA.

(h)
Each Party shall, within ten Business Days of a reasonable request of another Party, supply to that other Party such forms, documentation and other information relating to its status under FATCA (including its applicable passthru percentage or other information required under FATCA, including intergovernmental agreements) as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA. For the avoidance of doubt, a Lender shall deliver to the Company (upon its reasonable request) two executed originals of the applicable IRS form (including W-8BEN, W-8IMY or W-9) (or any successor form thereto).

(i)	The Original Lender gives a Tax Confirmation to the Company by entering into this Agreement.

(j)	A U.K. Non-Bank Lender must promptly notify the Company and the Facility Agent of any change in the position from that set out in the Tax Confirmation given by it.

10.4	Tax Indemnity

(a)
Except as provided by paragraph (b) below, the Company shall, within three Business Days of demand by the Facility Agent, indemnify a Finance Party against any loss, liability or cost which that Finance Party (in its absolute discretion) determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Finance Party in relation to a payment received or receivable under a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party under the laws of the jurisdiction in which:

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(A)	that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident or having a permanent establishment for Tax purposes; or

(B)	that Finance Party's Facility Office is located or otherwise treated as having a taxable presence in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)
if and to the extent that a loss, liability or cost is compensated for by an increased payment pursuant to Clause 10.3(d) (Tax Gross-Up) or would have been so compensated but for the operation of Clause 10.3(f) (Tax Gross-Up) or the exclusion in Clause 10.3(g) (Tax Gross-Up).

(c)
A Finance Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent will notify the Company.

(d)	A Finance Party shall, on receiving a payment from the Company under paragraph (a) above notify the Facility Agent.

10.5	Tax Credits

(a)
If the Company makes a Tax Payment and the relevant Finance Party determines, in good faith, that it has obtained, utilised and retained on an affiliated group basis a Tax Credit which is attributable to that Tax Payment, that Finance Party shall pay (as soon as is reasonably practicable) to the Company such amount as that Finance Party determines, in good faith, to be attributable to the relevant Tax Payment and as will leave that Finance Party (after that payment) in the same after-Tax position as it would have been in if the Tax Payment had not been required to be made by the Company.

(b)	Without prejudice to paragraph (a) above and subject to Clause 10.6 (Filings) and 11.3 (Mitigation), no provision of this Agreement will:

(i)	interfere with the right of any Finance Party to arrange its tax affairs in whatever manner it thinks fit;

(ii)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(iii)	oblige any Finance Party to disclose any information relating to its tax affairs or any computations in respect of Tax.

10.6	Filings

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(a)
Subject to paragraph (b) below, a Qualifying Person and the Company shall cooperate in a timely manner in submitting such forms and documents (and renewal document, if required) and completing such procedural formalities and doing all such other things as may be required by the appropriate Tax authority for (i) the Company to obtain authorisation to make that payment without having to make a Tax Deduction or (ii) such Lender to receive a refund of such Tax Deduction.

(b)
A New Lender that is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the Transfer Certificate which it executes and, having done so, that Lender shall be under no obligation pursuant to paragraph (a) above.

(c)	If a New Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (b) above and:

(i)	the Company has not made a Company DTTP Filing in respect of that Lender; or

(ii)	the Company has made a Company DTTP Filing in respect of that Lender but:

(A)	that Company DTTP Filing has been rejected by HM Revenue & Customs; or

(B)	HM Revenue & Customs has not given the Company authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Company DTTP Filing, and, in each case, the Company has notified that Lender in writing, that Lender and the Company shall co-operate in completing any additional procedural formalities necessary for that Company to obtain authorisation to make that payment without a Tax Deduction.

(d)
If a New Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (b) above, the Company shall not make a Company DTTP Filing or file any other form relating to the HMRC DT Treaty Passport Scheme in respect of that Lender's Commitment or its participation in any Loan unless the Lender otherwise agrees.

(e)	The Company shall, promptly on making a Company DTTP Filing, deliver a copy of that Company DTTP Filing to the Facility Agent for delivery to the relevant Lender.

10.7	Stamp Taxes
The Company shall pay and, within three Business Days of demand by the Facility Agent, immediately indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to any stamp duty, stamp duty reserve tax, registration and any

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other similar Tax or notarial fees payable in connection with any Finance Document, except for any such stamp duty, stamp duty reserve tax, registration or other Tax or notarial fees payable directly or indirectly in connection with the entry into a Transfer Certificate.

10.8	VAT

(a)
All amounts expressed to be payable under a Finance Document by any party hereto to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by any Finance Party to any party hereto in connection with a Finance Document that party shall pay to the Finance Party (in addition to and at the same time as paying the consideration for that supply) an amount equal to the amount of the VAT.

(b)
Where a Finance Document requires any party hereto to reimburse a Finance Party for any costs or expenses, that party shall also at the same time pay and indemnify the Finance Party against any VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party determines in its sole discretion that it is not entitled to credit for or repayment of the VAT.

10.9	Lender Status Confirmation
Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate which it executes on becoming a Party, and for the benefit of the Facility Agent and without liability to the Company, which of the following categories it falls in:

(a)	not a Qualifying Person;

(b)	a Qualifying Person (other than a Treaty Lender); or

(c)	a Treaty Lender.
If a New Lender fails to indicate its status in accordance with this Clause 10.9 (Lender Status Confirmation) then such New Lender shall be treated for the purposes of this Agreement (including by the Company) as if it is not a Qualifying Person until such time as it notifies the Facility Agent which category applies (and the Facility Agent, upon receipt of such notification, shall inform the Company). For the avoidance of doubt, a Transfer Certificate shall not be invalidated by any failure of a Lender to comply with this Clause 10.9 (Lender Status Confirmation).

11.	CHANGE IN CIRCUMSTANCES

11.1	Illegality
If at any time it becomes, after the date of this Agreement, unlawful in any applicable jurisdiction for any Lender to allow all or part of its Commitments to remain outstanding and/or to make, fund or allow to remain outstanding all or part of its share of any Loan and/or to carry out all or any of its other obligations under this Agreement:

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(a)	upon that Lender notifying the Company, its Commitments shall be cancelled to the extent of the illegality; and

(b)
the Company shall prepay that Lender's portion of each relevant Loan on the last day of the relevant Interest Period or, if earlier, the date specified by the Lender in its notice as may be necessary to comply with the relevant law or directive (being no earlier than the last day of any applicable grace period permitted by law) with accrued interest thereon and any other sum then due to that Lender under this Agreement.

11.2	Increased Costs

(a)
If, as a result of the introduction of or any change in, or in the interpretation or application or administration of (in each case, after the date of this Agreement), any law or (whether or not having the force of law but, if not having the force of law, being one with which it is the practice of banks in the relevant jurisdiction to comply) any directive of any agency of any state including, without limitation, any law or directive relating to Taxation, reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or other forms of banking, fiscal, monetary, or regulatory controls:

(i)
the cost to any Lender of maintaining all or any part of its Commitment and/or of making, maintaining or funding all or any part of its share of the Loan or overdue sum under the Finance Documents is increased; and/or

(ii)	any sum received or receivable by the Facility Agent or any Lender under the Finance Documents or the effective return to it under the Finance Documents is reduced; and/or

(iii)
the Facility Agent or any Lender makes any payment or forgoes any interest or other return on or calculated by reference to the amount of any sum received or receivable by it under the Finance Documents, the Company shall, within five Business Days of a demand by the Facility Agent, indemnify the Facility Agent to the Facility Agent's satisfaction or that Lender against that increased cost, reduction, payment or forgone interest or other return and, accordingly, shall from time to time, within five Business Days of a demand by the Facility Agent (whenever made), pay to the Facility Agent for its own account or for the account of that Lender the amount certified by it to be necessary so to indemnify it (such demand to include reasonable details of the calculation of the amounts demanded).

(b)	The Company will not be obliged to compensate the Facility Agent or any Lender pursuant to paragraph (a) above in respect of any increased cost, reduction, payment, forgone interest or other return:

(i)	compensated for by payment of the Mandatory Cost;

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(ii)	attributable to a Tax Deduction required by law to be made by the Company;

(iii)
attributable to a change (whether of basis, timing or otherwise) in the Tax on the net income of the Facility Agent or that Lender or compensated for under Clause 10 (Taxes) or which would have been compensated for under Clause 10 (Taxes) but for the exceptions contained therein;

(iv)
which is a Tax cost arising as a result of a Lender ceasing to be a Qualifying Person in relation to the Company unless the reason such Lender was not such a Qualifying Person at the relevant time is a change after the date on which it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law or double Taxation agreement or any published practice or published concession of any relevant Tax authority of a jurisdiction with which such Lender has a connection;

(v)	attributable to the UK bank levy set out in Schedule 19 of the Finance Act 2011; or

(vi)	attributable to any wilful breach by the relevant Finance Party or any of its Affiliates of any law or directive.

(c)
To the extent that any holding company of the Facility Agent or any Lender suffers a cost which would have been recoverable by the Facility Agent or that Lender under this Clause 11.2 (Increased Costs) had that cost been imposed on the Facility Agent or that Lender the Facility Agent or that Lender shall be entitled to recover that amount under this Clause 11.2 (Increased Costs) on behalf of the relevant holding company.

11.3	Mitigation
If in respect of any Lender, circumstances arise which would, or would upon the giving of notice, result in:

(a)	an obligation to make any payment under Clause 10 (Taxes); or

(b)	an obligation to make payment under Clause 11.1 (Illegality); or

(c)	an obligation to make a payment under Clause 11.2 (Increased Costs), then, without in any way limiting, reducing or otherwise qualifying the obligations of the Company under those Clauses, upon the request of the Company, such Lender, in consultation with the Facility Agent and the Company, shall take such reasonable steps as may be open to it to mitigate the effects of such circumstances (including changing its Facility Office or transferring its rights and obligations under the Finance Documents to an Affiliate) provided that the Lender concerned will not be obliged to take any action if to do so would or might in the opinion of the Lender have an adverse effect upon its business, operations or financial condition or cause it to incur liabilities or obligations (including, without limitation, Tax liabilities) which, in its opinion, are material or cause

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it to incur any costs or expenses for which it has not been indemnified to its satisfaction by the Company.

11.4	Replacement of Lender

(a)
If at any time the Company becomes obliged to pay additional amounts described in Clause 10 (Taxes), 11.1 (Illegality), Clause 11.2 (Increased Costs) to any Lender, then the Company may on 10 Business Days' prior written notice to the Facility Agent and such Lender replace such Lender by requiring such Lender to (and such Lender shall) transfer pursuant to Clause 20.2 (Assignments and transfers by the Lenders) all of its rights and obligations under this Agreement to a Lender or another bank, financial institution, trust fund or other entity selected by the Company (following consultation with the Facility Agent) which confirms its willingness to assume and does assume all the obligations of the transferring Lender (including the assumption of the transferring Lender's participation on the same basis as the transferring Lender) for a purchase price equal to the outstanding principal amount of such Lender's participation in the outstanding Loan and all accrued interest and fees and other amounts payable to that Lender hereunder.

(b)	The replacement of a Lender pursuant to this Clause 11.4 (Replacement of Lender) shall be subject to the following conditions:

(i)	neither the Facility Agent nor the Security Agent (in their capacities as such) may be replaced without the consent of the Majority Lenders;

(ii)	neither the Facility Agent nor any Lender shall have any obligation to the Company to find a replacement Lender or other such entity;

(iii)
such replacement must take place no later than 180 days after the date the relevant Lender has demanded payment of additional or increased amounts under Clause 10 (Taxes), Clause 11.1 (Illegality) or Clause 11.2 (Increased Costs) as the case may be;

(iv)
the Lender thereby replaced shall not be required to pay or surrender to such replacement Lender or other entity any of the fees received by or accrued due to such Lender replaced pursuant to this Agreement; and

(v)
to the extent that the replacement of a Lender results from the Company becoming obliged to pay additional amounts pursuant to Clause 10 (Taxes) or Clause 11.2 (Increased Costs) this provision will not release the Company from its obligations to pay any such additional amounts to such Lender prior to such Lender being replaced and the payment of such additional amounts (which have been notified to the Company) shall be a condition to the replacement of such Lender.

12.	INTEREST

12.1	Interest Periods

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(a)	Interest shall be calculated and payable on each Loan by reference to successive Interest Periods.

(b)	Subject to Clause 12.1(d) below, each Interest Period for each Loan will start on the Utilisation Date or on the expiry of its preceding Interest Period and end on the next Interest Payment Date.

(c)	Without prejudice to Clause 12.1(d) below, no Interest Period may extend beyond the Final Maturity Date.

(d)
For so long as any Warehouse Notes or CMBS Notes are outstanding, if the actual number of days in an Interest Period is different to the actual number of days in the Corresponding Note Interest Period, then for the purpose of calculating the interest accruing on the Loans during that Interest Period, the number of days in such Interest Period shall be deemed to be adjusted so that the number of days in that Interest Period is deemed to be equal to the actual number of days in the Corresponding Note Interest Period.

12.2	Interest Rate

(a)	The rate of interest applicable to each Loan for each Interest Period is the rate per annum determined by the Facility Agent to be the aggregate of the applicable:

(i)	Mandatory Cost (to the extent incurred by the relevant Lender); and

(ii)	Fixed Rate.

(b)	Interest will accrue daily and subject to Clause 12.1(d), shall be calculated on the basis of a 365 day year or on the basis of such other calculation period as market convention dictates.

12.3	Notification of Interest Periods and Rates
The Facility Agent shall promptly notify the Company and the Lenders of the duration of each Interest Period (and any adjustment pursuant to Clause 12.1(d) if applicable) and the rate of interest applicable to such Interest Period.

12.4	Payment of Interest
Except where it is provided to the contrary in this Agreement, the Company must pay accrued interest on each Loan on each Interest Payment Date.

12.5	Default Interest
In relation to any Unpaid Sum (including, without limitation, any sum payable by the Company pursuant to this Clause 12.5 (Default Interest)), the Company will pay default interest from the due date of such Unpaid Sum to the date of actual payment (as well after as before judgment or decree) at a rate determined by the Facility Agent to be one per cent, per annum above:

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(a)
where the Unpaid Sum is principal which has fallen due prior to the expiry of the relevant Interest Period, the rate applicable to such principal immediately prior to the date it so fell due (but only for the period from such due date to the end of the relevant Interest Period); or

(b)
in any other case (including principal falling within paragraph (a) above once the relevant Interest Period has expired), the rate which would be payable if the Unpaid Sum was a Loan made for a period equal to the period of non-payment divided into successive Interest Periods of such duration as shall be selected by the Facility Agent (each a "Default Interest Period").

Default interest will be payable on demand by the Facility Agent and will be compounded at the end of each Default Interest Period.

13.	OTHER INDEMNITIES

13.1	Currency indemnity
Without prejudice to Clause 13.5 (General Indemnity), if:

(a)
any amount payable by the Company under or in connection with any Finance Document is received by any Finance Party (or by the Facility Agent on behalf of any Finance Party) in a currency (the "Payment Currency") other than that agreed in the relevant Finance Document (the "Agreed Currency"), whether as a result of any judgment or decree or order or the enforcement thereof, the liquidation of the Company or otherwise and the amount produced by converting the Payment Currency so received into the Agreed Currency is less than or greater than the relevant amount of the Agreed Currency; or

(b)
any amount payable by the Company under or in connection with any Finance Document has to be converted from the Agreed Currency into another currency for the purpose of (i) making or filing a claim or proof against the Company, (ii) obtaining an order, decree or judgment in any court or other tribunal or (iii) enforcing any order, decree or judgment given or made in relation to any Finance Document, then:

(i)
if the amount produced or payable by the operation of paragraphs (a) and (b) above is less than the relevant amount of the Agreed Currency, the Company will, as an independent obligation, indemnify the relevant Finance Party for the deficiency and any loss sustained as a result; and

(ii)
if the amount produced or payable by the operation of paragraphs (a) and (b) above is greater than the relevant amount of the Agreed Currency, the relevant Finance Party will refund any such amount to the Company.

Any conversion required will be made at such prevailing rate of exchange on such date and in such market as is determined by the relevant Finance Party as being most

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appropriate for the conversion. The Company will, in addition, pay any costs incurred as a result of any conversion.
The Company waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

13.2	Indemnity to the Facility Agent
The Company will promptly indemnify the Facility Agent against any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:

(a)	the investigation of any Default provided that if the investigation shows that no Default had occurred, then such costs and expenses shall be for the account of the Lenders;

(b)	entering into or performing any foreign exchange contract for the purposes of Clause 9.9 (Change in Currency); or

(c)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

13.3	Enforcement Expenses
Except as provided otherwise, the Company will on demand pay to and reimburse each Finance Party, on the basis of a full indemnity:

(a)
all reasonable costs and expenses (including reasonable legal fees and other out of pocket expenses and any VAT thereon) properly incurred by such Finance Party in connection with the preservation of any of such Finance Party's rights under any of the Finance Documents; and

(b)
all costs and expenses (including legal fees and other out of pocket expenses and any VAT (if applicable) thereon) properly incurred by such Finance Party in connection with the enforcement of any such Finance Party's rights under any Finance Documents.

13.4	Valuations

(a)
Subject to paragraph (c) below, the Facility Agent may request a Valuation once in each 12 month period commencing on the Utilisation Date and at any time when the Lenders reasonably believe that an Event of Default has occurred and is outstanding.

(b)	Any Valuation referred to in paragraph (a) above will be at the cost of the Company.

(c)
The Finance Parties agree that any Valuation shall be for information purposes only and shall not be used in connection with or as a basis for determining whether any Default is continuing at any time.

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13.5	General Indemnity
The Company will promptly following demand indemnify each of the Finance Parties against any cost, loss, expense or liability provided that such indemnity shall exclude any costs incurred as a result of a termination of all or any part of any fixed rate, swap or other hedging arrangements incurred by that Lender in relation to the Loans (in each case not then due and payable by reason of the operation of any other provision of this Agreement) sustained or incurred by it as a result of:

(a)	a Loan not being made by reason of non-fulfilment of any of the conditions in Clause 4.1 (Initial Conditions Precedent) or 4.2 (Additional Conditions Precedent);

(b)	any sum payable by the Company under the Finance Documents not being paid when due;

(c)	the occurrence of any Event of Default or any breach of the Finance Documents;

(d)	the accelerated repayment of the advances under Clause 19.20 (Acceleration);

(e)
the receipt or recovery by any Finance Party (or the Facility Agent on its behalf) of all or part of a Loan or Unpaid Sum including, for the avoidance of doubt, any prepayment made under Clause 7 (Prepayment) otherwise than on the last day of an Interest Period relating to that Loan or Unpaid Sum; or

(f)	any prepayment payable by the Company under the Finance Documents not being paid after notice of such prepayment has been given to the Facility Agent.

13.6	Facility Fee

(a)
The Company will on each Interest Payment Date following receipt of an itemised demand in relation to the relevant Interest Period pay to the Lenders of the Loans the Facility Fee in an amount set out in that itemised demand.

(b)
The Facility Agent will deliver the itemised demand referred to in paragraph (a) above on the first day of each month in which any payment of Facility Fee falls due on an Interest Payment Date, and may, up to and including the relevant Interest Payment Date, update that itemised demand.

(c)
The Lenders shall not voluntarily incur any liability to pay third parties any fees, costs, expenses or other liabilities in excess of £15,000 in aggregate in any Interest Period without the prior written consent of the Company if such amounts are to be reimbursed to the Lenders pursuant to the Facility Fee in relation to the Warehouse Notes.

(d)	The Facility Fee shall exclude any third party liabilities incurred by the Lenders in breach of Clause 13.6(c).

13.7	Initial Expenses

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(a)
The Company will, on the Utilisation Date, pay and reimburse to the Facility Agent, the Security Agent and the Lender all reasonable fees, costs and expenses (and upon presentation of invoices, all reasonable disbursements and VAT (if applicable) relating thereto) in each case, properly incurred by the Facility Agent, the Security Agent or the Lender in relation to the negotiation, preparation, execution and perfection of each of the Finance Documents, the Warehouse Note Issuance Facility Agreement (and related documents) and the Required Lease Amendments as applicable (subject in each case to caps agreed in certain separate letters).

(b)	The Facility Agent, the Security Agent and the Lender must notify the Company of the amount of the initial expenses set out above prior to the Utilisation Date.

13.8	Amendment Costs
The Company shall within three Business Days of demand, pay and reimburse the Facility Agent, the Security Agent and the Lender the amount of all reasonable costs and expenses properly incurred by the Facility Agent, the Security Agent or the Lender as applicable in relation to an amendment, restatement, waiver or consent relating to any of the Finance Documents which is requested by or on behalf of the Company or which becomes necessary as a result of circumstances affecting the Company.

14.	BANK ACCOUNTS

14.1	Designation of Accounts

(a)	The Company must maintain the following bank accounts in the name of the Company with an Approved Bank:

(i)	a rent account designated the "Rent Account";

(ii)	a current account designated the "General Account";

(iii)	a deposit account designated the "Reserve Account";

(iv)	a deposit account designated the "Disposal Account";

(v)	a deposit account designated the "Insurance Account"; and

(vi)	a deposit account designated a "Security Reserve Account".

(b)	The Company must not, without the prior consent of the Facility Agent, maintain any other bank account other than:

(i)	a Deposit Account opened with an Approved Bank for the purposes of curing a failure to comply with Clause 18.8 (Interest Cover); and

(ii)	a Costs Reserve Account opened with an Approved Bank for the purpose of constituting a reserve in accordance with Clause 9.5(a)(iii) (Partial Payments).

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14.2	Rent Account

(a)
The Facility Agent has sole signing rights in relation to the Rent Account and is only entitled to exercise this right in accordance with the terms of this Agreement (or as otherwise directed by the Majority Lenders).

(b)
The Company must ensure that all Rental Income (other than amounts in respect of VAT which are payable by a tenant in connection with a Lease Document, which will be paid into the General Account) are promptly paid into the Rent Account.

(c)
The Facility Agent must ensure that amounts on deposit in the Reserve Account are transferred into the Rent Account in such amounts and at such times as is required pursuant to Clause 14.4(c) (Reserve Account).

(d)	If any payment of any amount referred to in paragraph (b) or (c) above is paid into an Account other than the Rent Account, that payment must be paid promptly into the Rent Account.

(e)
On any day on which an amount is due to be paid by the Company (and has not otherwise been paid by or on behalf of the Company) under a Headlease, the Facility Agent may, and is irrevocably authorised by the Company to:

(i)	withdraw from the Rent Account an amount necessary to meet that due amount; and

(ii)	apply that amount in payment of that due amount.

(f)
Except as provided in Clause 9.5 (Partial payments), on each Interest Payment Date, the Facility Agent must (and at any time after the security created by a Security Document is enforced in accordance with its terms the Security Agent may), and is irrevocably authorised by the Company to, withdraw from, and apply amounts standing to the credit of, the Rent Account, in the following order:

(i)	first, in or towards payment pro rata and pari passu of any unpaid costs, fees and expenses of the Facility Agent, the Security Agent, any Property Manager and of any due but unpaid Facility Fee;

(ii)	secondly, payment of the Permitted Operating Expenses to the General Account or as otherwise directed by the Company;

(iii)	thirdly, to the Facility Agent for the relevant Finance Parties of any accrued interest and other amounts (excluding principal) due but unpaid under the Finance Documents;

(iv)
fourthly, if such date is an Interest Payment Date occurring in or following October 2013 and provided that on or before such Interest Payment Date, the Closing of the Securitisation has not occurred, in prepayment of the Loans in accordance with Clause 7.4(a)(iii) (Mandatory prepayment - Securitisation or Cash Security Reserve

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Trigger Event) and Clause 7.5(a) (Prepayments: Order of Application) unless the Facility Agent is directed not to make such prepayment in writing by the Majority Lenders;

(v)
fifthly, provided that on or before such Interest Payment Date the Company has not prepaid any of the Loans pursuant to Clause 7.4 (Mandatory prepayment - Securitisation or Cash Security Reserve Trigger Event), payment of any surplus into the Reserve Account until the total amount on deposit in the Reserve Account equals £3,000,000;

(vi)
sixthly, in the event that a Security Reserve Drawing has been made and amounts in the Security Reserve Account are less than the Security Reserve Required Amount, payment of any surplus into the Security Reserve Account up to the aggregate amount of any Security Reserve Drawings made (and not refunded in full to the Security Reserve Account in accordance with this Clause 14.2(f)(vi)) prior to the then Interest Payment Date) provided that in no event shall the amount to be transferred to the Security Reserve Account cause the amount in the Security Reserve Account to exceed the Security Reserve Required Amount; and

(vii)	seventhly, payment of any surplus into the General Account.

(g)	The Facility Agent must allow withdrawals at any time from the Rent Account to pay any amount due but unpaid under the Finance Documents.

(h)
Amounts standing to the credit of the Rent Account shall bear interest at the rate normally offered by the relevant Approved Bank to corporate depositors of amounts similar to the relevant amount for periods of deposit similar to the anticipated period of deposit of the relevant amount. The interest earned on such account will be for the account of the Company and, if no Event of Default is outstanding, shall be paid into the General Account on each Interest Payment Date subject to the prior application of amounts on deposit in the Rent Account in accordance with Clause 14.2(f) (Rent Account).

14.3	General Account

(a)	Except as provided in paragraph (c) below, the Company has signing rights in relation to the General Account.

(b)
Subject to paragraph (d) below, if no Event of Default is outstanding, the Company may withdraw any amount from the General Account and apply it at its discretion including, without limitation, making payments in relation to any Subordinated Loan.

(c)	At any time when an Event of Default is outstanding, the Facility Agent may, and is irrevocably authorised by the Company to:

(i)	operate the General Account; and

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(ii)	withdraw from, and apply amounts standing to the credit of, the General Account in or towards any purpose for which moneys in any Account may be applied.

(d)
If an Event of Default under Clause 19.1 (Payment Default) can be remedied by the application of an amount standing to the credit of the General Account (aggregated with an amount released from the Reserve Account pursuant to Clause 14.4(d) (Reserve Account) if applicable), the Company may withdraw amounts from the General Account and apply them (together with the amount released from the Reserve Account if applicable) so as to remedy that Event of Default.

14.4	Reserve Account

(a)	The Facility Agent has sole signing rights in relation to the Reserve Account.

(b)	Payments into the Reserve Account shall be made in the circumstances referred to in Clause 14.2(f)(v) (Rent Account).

(c)
If the Closing of the Securitisation has not occurred on or before the Interest Payment Date falling in October 2013, unless it is directed not to make such withdrawals in writing by the Majority Lenders, the Facility Agent shall, and is irrevocably authorised by the Company to, withdraw from, and apply amounts standing to the credit of, the Reserve Account on such Interest Payment Date in the following order:

(i)	first, payment into the Rent Account in an amount equal to the Rent Account Shortfall on such Interest Payment Date for application in accordance with Clause 14.2(f) (Rent Account); and

(ii)
secondly, any surplus remaining in the Reserve Account after the payment into the Rent Account of the Rent Account Shortfall in prepayment of the Loans in accordance with Clause 7.4(a)(i) (Mandatory prepayment - Securitisation or Cash Security Reserve Trigger Event) and Clause 7.5(a) (Prepayments – Order of Application).

(d)
If a Default occurs or is likely to occur in relation to Clause 19.1 (Payment Default) which Default can be remedied by the application of an amount standing to the credit of the Reserve Account (aggregated with an amount released by the Company from the General Account pursuant to Clause 14.3(d) (General Account) if applicable) subject to Clause 14.4(c) (Reserve Account), the Facility Agent may upon prior written notice to the Company (and shall, promptly upon written request from the Company) withdraw amounts from the Reserve Account and apply them (together with the amount released from the General Account if applicable) so as to remedy that Default.

(e)
Amounts standing to the credit of the Reserve Account shall bear interest at the rate normally offered by the relevant Approved Bank to corporate depositors of amounts similar to the relevant amount for periods of deposit similar to the anticipated period of deposit of the relevant amount. The interest earned on such

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account will be for the account of the Company and, if no Event of Default is outstanding, shall be paid into the General Account.

14.5	Insurance Account

(a)	The Facility Agent has sole signing rights in relation to the Insurance Account.

(b)	Payments into the Insurance Account shall be made in the circumstances referred to in Clause 18.4(n) (Insurances).

(c)	The Facility Agent must allow withdrawals from the Insurance Account:

(i)
to meet the costs of replacing, restoring or reinstating the Property in respect of which the relevant insurance proceeds were received against receiving appropriate evidence from the Company that such costs have been incurred or fallen due for payment; or

(ii)	to prepay the Loans in accordance with Clause 7.3(b) (Mandatory repayments – disposals and insurance proceeds), in accordance with Clause 18.4(n) (Insurances).

(d)
Amounts standing to the credit of the Insurance Account shall bear interest at the rate normally offered by the relevant Approved Bank to corporate depositors of amounts similar to the relevant amount for periods of deposit similar to the anticipated period of deposit of the relevant amount. The interest earned on such account will be for the account of the Company and, if no Event of Default is outstanding, shall be paid into the General Account.

14.6	Disposal Account

(a)	The Facility Agent has sole signing rights in relation to the Disposal Account.

(b)
Where, following a disposal of the whole of a Property (or a part thereof) permitted under this Agreement or a compulsory purchase as contemplated by Clause 7.2 (Mandatory prepayment – compulsory purchase), any amount (a "Disposal Amount") required to be paid into the Disposal Account under Clause 17.13 (Disposals) or Clause 7.2 (Mandatory prepayment – compulsory purchase) is received into the Disposal Account during an Interest Period, the Facility Agent must, on the next Interest Payment Date:

(i)	apply that Disposal Amount in respect of the relevant disposal towards prepayment of the Loans pro rata; and

(ii)	thereafter, apply any remaining portion of that Disposal Amount still standing to the credit of the Disposal Account if any or, if no Event of Default is outstanding, to the General Account.

(c)
Amounts standing to the credit of the Disposal Account shall bear interest at the rate normally offered by the relevant Approved Bank to corporate depositors of amounts similar to the relevant amount for periods of deposit similar to the

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anticipated period of deposit of the relevant amount. The interest earned on such account will be for the account of the Company and, if no Event of Default is outstanding, shall be paid into the General Account.

14.7	Security Reserve Account

(a)
The Facility Agent has sole signing rights on the Security Reserve Account. Pursuant to Clause 16 of the Security Deed, and for the purposes of the definition of "security financial collateral arrangement" in the Financial Collateral Arrangements (No. 2) Regulations 2003, the Security Agent (as collateral-taker) appoints the Facility Agent to act on its behalf in relation to any and all actions to be taken in respect of the Security Reserve Account as contemplated under this Agreement.

(b)	The Company shall procure that the Upfront Security Reserve Amount is deposited into the Security Reserve Account on the Utilisation Date.

(c)
If the Closing of the Securitisation has not occurred on or before the Interest Payment Date falling in October 2013, unless it is directed not to make such withdrawal and prepayment in writing by the Majority Lenders, the Facility Agent shall and is irrevocably authorised by the Company to, withdraw from, and apply amounts standing to the credit of, the Security Reserve Account on such Interest Payment Date (or on such other Interest Payment Date as the Majority Lenders may direct provided the Closing of the Securitisation has not occurred on or before such Interest Payment Date) in prepayment of the Loans in accordance with Clause 7.4(a)(ii) (Mandatory prepayment - Securitisation or Cash Security Reserve Trigger Event) and Clause 7.5(b) (Prepayments: Order of Application).

(d)
The Security Reserve Account shall be maintained to cover any shortfall in Revenue Receipts which would arise in respect of the aggregate amounts due under sub-clauses (a) to (e) and sub-clause (f)(ii) of the Pre-Enforcement Priority of Payments or, as applicable, sub-clauses (a) to (d) and sub-clause (e)(ii) of the Post-Enforcement Priority of Payments. For the avoidance of doubt, the amount of any Security Reserve Drawing made from the Security Reserve Account shall be deemed to have been applied against the Company's obligations to the Finance Parties in the manner and amounts that would have been necessary to cover the Revenue Shortfall for which such Security Reserve Drawing was made. Any amounts remaining in the Security Reserve Account upon payment or repayment of all obligations of the Company under the Finance Documents in full shall be transferred to the General Account.

(e)
For as long as the A Loan remains outstanding, the Facility Agent shall on the earlier of (i) the second Business Day following receipt by the Facility Agent of notice from the Cash Manager as to a Revenue Shortfall in respect of the next following Note Payment Date and (ii) the relevant Note Payment Date, make a Security Reserve Drawing in relation to such Revenue Shortfall and deposit such Security Reserve Drawing into the Issuer Transaction Account.

(f)	Upon the earlier to occur of either:

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(i)	an acceleration of the CMBS Notes; and

(ii)	a Cash Security Reserve Trigger Event,
then, unless otherwise directed by the Majority Lenders, the Facility Agent must and is irrevocably authorised by the Company to withdraw from, and apply amounts standing to the credit of, the Security Reserve Account (A) if the acceleration of the CMBS Notes occurs prior to a Cash Security Reserve Trigger Event, in prepayment of the Loans on the Interest Payment Date following the acceleration of the CMBS Notes in accordance with Clause 7.5(a); or (B) if a Cash Security Reserve Trigger Event occurs prior to the acceleration of the CMBS Notes in accordance with Clause 9.5 (Partial payments) on the Interest Payment Date following the occurrence of the Cash Security Reserve Trigger Event (provided such Cash Security Reserve Trigger Event is continuing on such Interest Payment Date).

(g)
Amounts standing to the credit of the Security Reserve Account shall bear interest at the rate normally offered by the relevant Approved Bank to corporate depositors of amounts similar to the relevant amount for periods of deposit similar to the anticipated period of deposit of the relevant amount. The interest earned on such account will be for the account of the Company and shall be paid into the General Account provided that, following any such payment, the total amount on deposit in the Security Reserve Account is not less than the Security Reserve Required Amount.

(h)	The amounts standing to the credit of the Security Reserve Account, other than interest earned on such account, shall not exceed at any time the Security Reserve Required Amount.

(i)
The amounts standing to the credit of the Security Reserve Account shall not be used and the Facility Agent shall not be permitted to make a withdrawal from the Security Reserve Account other than as provided in this Clause 14.7.

(j)	Any amounts remaining in the Security Reserve Account upon repayment of all obligations of the Company under the Finance Documents in full shall be transferred to the General Account.

14.8	Costs Reserve Account

(a)
If the Facility Agent, on the instructions of the Majority Lenders requires a costs reserve to be constituted in accordance with Clause 9.5(a)(iii) (Partial Payments), the Facility Agent shall have sole signing rights on the Costs Reserve Account.

(b)
The Facility Agent must, and is irrevocably authorised by the Company to, withdraw from, and apply amounts standing to the credit of the Costs Reserve Account on any date on which an amount is required in relation to capital expenditure in respect of the Properties, operating expenses of the Company (including Permitted Operating Expenses) and amounts payable in respect of property management and asset management expenses as determined by the Facility Agent.

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(c)
Without prejudice to paragraph (b), the Facility Agent may consent to a release from the Costs Reserve Account in respect of an amount referred to in paragraph (b) upon written request by the Company, such consent not to be unreasonably withheld if such written request is accompanied by an original receipt or certified copy thereof in respect of the cost or expense to which such request relates, or, if unavailable, such other evidence satisfactory to the Facility Agent (acting reasonably) that the relevant payment is due.

(d)
Amounts standing to the credit of the Costs Reserve Account shall bear interest at the rate normally offered by the relevant Approved Bank to corporate depositors of amounts similar to the relevant amount for periods of deposit similar to the anticipated period of deposit of the relevant amount. The interest earned on such account will be for the account of the Company and, if no Event of Default is outstanding, shall be paid into the General Account.

14.9	Miscellaneous Accounts provisions

(a)	The Company must ensure that no Account goes in to overdraft.

(b)
Subject to Clause 14.7 (Security Reserve Account), the monies standing to the credit of each Account (other than the Security Reserve Account) may be applied by the Facility Agent on the date any repayment of the Loans is due to be made (and has not been made from other means) in or towards repayment of the Loans and all other amounts due to a Finance Party under the Finance Documents, but no such amounts may be withdrawn from the Insurance Account for that purpose unless all amounts standing to the credit of each other Account (other than the Security Reserve Account) have been utilised for that purpose.

(c)	No Finance Party is responsible or liable to the Company for:

(i)	any non-payment of any liability of the Company which could be paid out of moneys standing to the credit of an Account; or

(ii)	any withdrawal wrongly made,
in the absence of negligence or wilful misconduct.

14.10	Change of Bank Accounts

(a)	The Company must promptly notify the Facility Agent upon becoming aware that a bank at which an Account is held does not have a Requisite Rating.

(b)
If a bank at which an Account is held does not have the Requisite Rating, the Facility Agent shall, within 20 Business Days of such downgrade event, request as soon as reasonably practicable in writing that any Account held with such bank is transferred to a new bank that meets the Requisite Rating and, the Company shall use reasonable efforts to transfer that Account within 60 days of such downgrade event to another bank which does have the Requisite Rating and which can pay interest without withholding or deduction for or on account of Taxes.

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(c)
The Company may, with the prior written consent of the Facility Agent, move any Account to another bank of its choice provided that the Facility Agent's consent may not be unreasonably withheld or delayed if:

(i)	the proposed new bank is an Approved Bank; and

(ii)	the accounts are charged to the Security Agent pursuant to the terms of the Security Documents.

(d)
A change of Account only becomes effective when the proposed new bank agrees with the Facility Agent and the Company in a manner reasonably satisfactory to the Facility Agent, to fulfil the role of the bank holding that Account.

15.	REPRESENTATIONS
The Company represents and warrants to each of the Finance Parties as follows.

15.1	Incorporation
It is duly incorporated with limited liability and validly existing under the laws of England and Wales and has the power to own its assets and carry on its business as it is now being conducted.

15.2	Power
It has power to enter into, exercise its rights under, and perform and comply with its obligations under, each of the Transaction Documents to which it is party and to carry out the transactions contemplated by such Transaction Documents.

15.3	Authority
All actions, conditions and things required to be taken, fulfilled and done by it in order:

(a)
to enable it to enter into, exercise its rights under, and perform and comply with its obligations under, the Transaction Documents to which it is party and to carry out the transactions contemplated by such Transaction Documents;

(b)	to ensure that those obligations are, subject to the reservations, valid, legally binding and enforceable in accordance with their terms;

(c)	to make each of the Transaction Documents to which it is party admissible in evidence in the courts of the jurisdiction to which it has submitted in such Transaction Document; and

(d)	to create the security constituted by the Security Documents to which it is party and, subject to the reservations, to ensure that such security has the ranking specified therein, have (subject as provided in Clause 15.7 (Consents and Filings) in relation to the security constituted by the Security Documents) been taken, fulfilled and done or will be taken, fulfilled and done on a timely basis.

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15.4	Obligations Binding
Its obligations under the Finance Documents to which it is a party are, subject to the reservations, valid, legally binding and enforceable in accordance with their terms and each of the Security Documents to which it is party constitutes valid security ranking, subject to the reservations and subject as provided in Clause 15.7 (Consents and Filings) in relation to the security constituted by such Security Document, in accordance with the terms of such document.

15.5	No misleading information

(a)
All written, factual information supplied by it or on its behalf to any Finance Party in connection with the Transaction Documents (or for the purposes of the Offering Circular or any investor presentations in relation to the Securitisation) was true and accurate in all material respects as at its date or (if appropriate) as at the date (if any) at which it is stated to be given and is not misleading in any material respect;

(b)
any financial projections contained in the information referred to in paragraph (a) above have been prepared as at their date, on the basis of recent historical information and assumptions reasonably believed by it to be fair and reasonable;

(c)
no information has been omitted to be supplied which, if disclosed, would reasonably be expected to make any other information referred to in paragraph (a) above untrue or misleading in any material respect; and

(d)
at the Utilisation Date (and, except for any matter disclosed to the Lenders, as at the date of the Offering Circular), nothing has occurred since the date the information referred to in paragraph (a) above was supplied which, if disclosed, would make that information untrue or misleading in any material respect.

15.6	Non-Conflict
Its entry into, exercise of its rights under and performance and compliance with its obligations under each of the Transaction Documents to which it is party and the carrying out of the transactions contemplated by the Transaction Documents do not:

(a)	contravene any law, directive, judgment, decree or order to which it is subject to an extent which would have a Material Adverse Effect;

(b)	contravene its memorandum or articles of association or other constitutional documents; or

(c)	breach any agreement or the terms of any consent to which it is a party or which is binding upon it or any of its assets, in each case, to an extent which would have a Material Adverse Effect.

15.7	Consents and Filings
All consents and filings required:

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(a)	for its entry into, exercise of its rights under, and performance and compliance with its obligations under, each of the Transaction Documents to which it is party; and

(b)	for it to carry out the transactions contemplated by the Transaction Documents, have been obtained or made and are in full force and effect save for any filings required in relation to the security constituted by the Security Documents which filings will be made promptly after execution of the relevant documents and in any event within applicable time limits.

15.8	Litigation
No litigation (including any Environmental Claim), arbitration, administrative, regulatory or similar proceeding is current, pending or, to its knowledge, threatened in respect of itself:

(a)
to restrict its entry into, the exercise of its rights under and performance and compliance with its obligations under, or the enforcement by it of, any of the Transaction Documents or the carrying out of the transactions contemplated by the Transaction Documents; or

(b)	which has, or if determined adversely to it could reasonably be expected to have a Material Adverse Effect or to materially adversely affect the market value of the Properties as a whole.

15.9	No Defaults

(a)	No Event of Default has occurred and is continuing.

(b)	No event has occurred and is continuing which constitutes a default under any agreement to which it is party and which has a Material Adverse Effect.

15.10	Accounts

(a)
The annual financial statements (together with the notes thereto) most recently delivered pursuant to Clause 16.1(a) (Financial Statements) in the case of audited financial statements, present a true and fair view of the financial position of the Company and, in the case of the annual unaudited financial statements of the Company, fairly represent the financial position of the Company, in each case as at the date to which they were prepared and for the financial year then ended.

(b)
Any financial statements (together with the notes thereto) most recently delivered pursuant to paragraph Clause 16.1(b) (Financial Statements), were prepared in accordance with the applicable Accounting Principles.

15.11	Environmental warranties
As far as it is aware and subject to the matters disclosed in the environmental report delivered pursuant to Clause 4.1 (Initial Conditions Precedent) it is in compliance with all Environmental Laws, and all Environmental Consents necessary in connection with

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the ownership and operation of its business (and that of the Principal Tenant) are in full force and effect, in each case where failure to do so could reasonably be expected to have a Material Adverse Effect.

15.12	No other business

(a)
It has not traded or carried on any business since the date of its incorporation except for the ownership and management of, and where relevant the development by the Principal Tenant of, its interests in the Properties.

(b)
As at the date of this Agreement, it is not party to any agreement other than the Transaction Documents, the commitment letter in relation to the Facility, the Subordinated Loans and the documents in relation to the Existing Propco Senior Loan.

(c)	As at the date of this Agreement, it does not have any Subsidiaries.

(d)	It does not have, nor has it had, any employees (excluding its directors).

15.13	Title to Property

(a)	It is or from the date of the relevant Security Document (in the case of each Additional Property) will be:

(i)	the legal and beneficial owner of that Property; and

(ii)	have good and marketable title to that Property,
in each case free from Security (other than those set out in the Security Documents) and restrictions and onerous covenants, burdens and conditions (other than those set out in the Report on Title in relation to that Property).

(b)
From the Utilisation Date (in the case of an Original Property) or from the date of the relevant Security Document (in the case of each Additional Property) and except as disclosed in the Report on Title relating to a Property, so far as the Company is aware after due and careful enquiry:

(i)	no material breach of any law or regulation is outstanding which adversely affects or might adversely affect the value of that Property;

(ii)	there is no covenant, agreement, stipulation, reservation, condition, burden, interest, right or other matter materially adversely affecting that Property;

(iii)
nothing has arisen or has been created or is outstanding which would be a material overriding interest, or a material unregistered interest which overrides first registration or registered dispositions, over that Property;

(iv)	no facility or servitude necessary for the enjoyment and use of any Property is enjoyed by that Property on terms entitling any person to terminate or curtail its use;

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(v)	no adverse claim has been made by any person in respect of the ownership of that Property or any interest in it; and

(vi)	each Property is held by the Company free from any lease or licence other than those permitted to exist under this Agreement.

(c)
Other than as set out in the relevant Report on Title, all deeds and documents necessary to show good and marketable title to its interests in a Property will from the first Utilisation Date (in the case of each Original Property) or from the date of the relevant Security Document (in the case of each Additional Property) be:

(i)	in possession of the Security Agent; or

(ii)	held to the order of the Security Agent or at the appropriate land registry.

15.14	Taxation

(a)
No claims are being asserted against it with respect to Taxes which are reasonably likely to be determined adversely to it and which, if so adversely determined and after taking into account any indemnity or claim against any third party with respect to such claim, would have a Material Adverse Effect, and all reports and returns on which Taxes are required to be shown have been filed within any applicable time limits and all Taxes required to be paid have been paid within any applicable time limits save, in each case, to the extent that failure to do so would not have a Material Adverse Effect.

(b)	The Company is not a member of any VAT group.

15.15	Reports

(a)
All factual information furnished by or on behalf of the Company to any of the firms which prepared any of the Reports and contained or referred to therein was, so far as the Company is aware, accurate in all material respects at the time supplied.

(b)
So far as the Company is aware after due and careful enquiry, the Reports do not omit to take account of any factual information where failure to take account of such factual information would result in the Reports, or the forecasts or projections in the Reports, taken as a whole being misleading in any material respect (provided that nothing in this paragraph (b) shall require the Company to review or make any enquiry in relation to matters within the technical or professional expertise of the adviser preparing the relevant Report).

15.16	Ownership

(a)	As at the date of this Agreement, the Company's entire issued share capital is beneficially owned and controlled by Toys "R" Us Holdings Limited (registered number 01826057).

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(b)	As at the date of this Agreement, all of Toys "R" Us Holdings Limited's issued share capital is beneficially owned and controlled by Toys "R" Us (UK) Limited (registered number 05410173).

(c)
As at the Utilisation Date following the transfer of the share capital in the Company to TRU (UK) H5 Limited on such date, the Company's entire issued share capital is beneficially owned and controlled by TRU (UK) H5 Limited (registered number 08436109).

(d)
As at the Utilisation Date, following the transfer of the share capital in TRU (UK) H5 Limited to TRU (UK) H4 Limited (registered number 08436106) on such date all of TRU (UK) H5 Limited's issued share capital is beneficially owned and controlled by TRU (UK) H4 Limited.

(e)	The shares in the capital of the Company are fully paid.

15.17	Pari passu ranking
The payment obligations of the Company under each of the Finance Documents rank and will at all times rank at least pari passu in right and priority of payment with all its other present and future unsecured and unsubordinated indebtedness (actual or contingent) except indebtedness preferred by laws of general application.

15.18	Centre of Main Interests
Its Centre of Main Interests is situated in England and Wales and it has no Establishment in any other jurisdiction.

15.19	No undisclosed liabilities
It did not have, at the date as of which its accounts were last prepared (to the extent such accounts have been prepared), any material liabilities (contingent or otherwise) which were not disclosed by those accounts (or by the notes thereto) or reserved against in those accounts nor were there at that date any material unrealised anticipated losses arising from commitments entered into by it which were not so reserved or disclosed against which non-disclosure, failure to reserve or unrealised anticipated losses would be reasonably likely to have a Material Adverse Effect.

15.20	Repetition
Unless expressed to be given as at a specific date and subject as provided below, each of the representations and warranties in this Clause 15 (Representations) shall be deemed repeated on the date of the Utilisation Request, on the Utilisation Date and on the last day of each Interest Period by reference to the facts and circumstances existing on such date provided that:

(a)
the representations and warranties set out in Clause 15.1 (Incorporation) to Clause 15.7 (Consents and Filings) (inclusive) shall in addition be repeated on each date on which an additional Security Document is entered into with reference to such document and the Company;

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(b)
the representations and warranties set out in Clause 15.8 (Litigation), Clause 15.11 (Environmental warranties), Clause 15.12(a) (No other business), Clause 15.13 (Title to Property) and Clause 15.15 (Reports) shall only be made on the date of this Agreement and the Utilisation Date provided that the representation and warranties set out in Clause 15.15 (Reports) in relation to a Report on Title or a Valuation delivered in relation to an Additional Property shall be made on the date of the additional Security Document in relation to that Additional Property; and

(c)
insofar as it relates to the Offering Circular only, the representation and warranty set out in Clause 15.5(a) to (c) (inclusive) (No misleading information) shall only be made on the date of the Offering Circular.

16.	INFORMATION UNDERTAKINGS
The undertakings in this Clause 16 (Information Undertakings) remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

16.1	Financial Statements
The Company shall supply to the Facility Agent in sufficient copies for all the Lenders:

(a)	as soon as they are available, but in any event within 180 days after the end of each of its financial years, the audited financial statements of the Company for that financial year; and

(b)	as soon as they are available, but in any event within 45 days after the end of each of the Company's financial quarters, the quarterly management accounts of the Company for that financial quarter.

16.2	Requirements as to financial statements

(a)
Each set of financial statements and management accounts delivered by the Company shall be certified by an authorised signatory of the Company as presenting a true and fair view (in the case of audited annual financial statements) or (in the case of quarterly management accounts) fairly representing its financial condition and operations as at the date as at which those financial statements were drawn up.

(b)
The Company shall procure that each set of annual financial statements provided under paragraph (a) of Clause 16.1 (Financial Statements) shall be audited by an internationally recognised firm of independent auditors licensed to practice in the jurisdiction of incorporation of the Company.

16.3	Change in accounting position

(a)	The Company must notify the Facility Agent of any change to the manner in which its audited financial statements are prepared.

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(b)	If requested by the Facility Agent, the Company must supply to the Facility Agent:

(i)	a full description of any change notified under paragraph (a) above; and

(ii)
sufficient information to enable the Finance Parties to make a proper comparison between the financial position shown by the set of financial statements prepared on the changed basis and its most recent audited financial statements supplied to the Facility Agent under this Agreement.

16.4	Compliance Certificate
On or before the date three Business Days before each Interest Payment Date, the Company must supply to the Facility Agent, a certificate signed by an authorised signatory evidencing that it is in compliance with its obligations under Clause 18.8 (Interest Cover) (and including details of the relevant determination) and confirming that no Default has occurred and is continuing (or, if that is not the case, any steps being taken to remedy the Default).

16.5	Information: miscellaneous
The Company will promptly upon becoming aware of them or receiving them, as the case may be, deliver to the Facility Agent for distribution to the Lenders:

(a)	details of any litigation, arbitration, administrative or regulatory proceedings or warranty claims which, if resolved against it, would have or be reasonably likely to have a Material Adverse Effect;

(b)
with each set of its quarterly management accounts delivered under Clause 16.1(b) (Financial Statements) following receipt by the Company from TRU Holdco 2, a copy of the annual and quarterly financial statements in respect of TRU Holdco 2 delivered by or on behalf of TRU Holdco 2;

(c)	at the same time as sent to its shareholders, any other document or information of a general nature required by law to be sent to its shareholders in their capacity as shareholders; and

(d)	such other financial information relating to the Company as the Facility Agent may from time to time reasonably request.

16.6	Notification of Default

(a)	The Company shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)
Promptly upon a request by the Facility Agent, if the Facility Agent has reasonable grounds for believing a Default has occurred, the Company shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

16.7	Know your customer requirements

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(a)	The Company must:

(i)
notify the Facility Agent promptly upon becoming aware of any person (directly or indirectly) acquiring an ownership interest in the Company of more than 10 per cent. of the issued share capital of the Company; and

(ii)
promptly on the request of any Finance Party supply to that Finance Party any documentation or other evidence which is requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of all applicable know your customer requirements.

(b)
Each Lender must promptly on the request of the Facility Agent or the Security Agent supply to that party any documentation or other evidence which is reasonably required by that party to carry out and be satisfied with the results of all applicable know your customer requirements.

17.	GENERAL UNDERTAKINGS
The undertakings in this Clause 17 (General Undertakings) remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

17.1	Authorisations and Consents
The Company will apply for, obtain and promptly renew from time to time and maintain in full force and effect all consents and comply with the terms of all such consents, and promptly make and renew from time to time all such filings, as may be required under any applicable law or directive (a) to enable it to enter into, exercise its rights, and perform and comply with its obligations, under the Transaction Documents to which it is party and to carry out the transactions contemplated by the Transaction Documents to which it is a party, and (b) to ensure that its obligations under the Transaction Documents to which it is party are, subject to the reservations, valid, legally binding and enforceable and that each of the Security Documents to which it is party constitutes valid Security ranking, subject to the reservations (and save to the extent of any permitted prior ranking security), in accordance with its terms, in each case save (other than with respect to the Finance Documents) to the extent that failure to do so would not have a Material Adverse Effect.

17.2	Taxes
The Company will pay within any applicable time limit all Taxes imposed by any agency of any state upon it or any of its assets, income or profits or any transactions undertaken or entered into by it save in the event of a bona fide dispute with regard to any Tax in respect of which proper provision has, if appropriate, been made in the accounts of the Company, in each case where failure to do so would have a Material Adverse Effect.

17.3	Maintenance of status and authorisation

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The Company will:

(a)	do all such things as are necessary to maintain its corporate existence;

(b)
ensure that it has the right to conduct its business, obtain and maintain all material consents and make all filings necessary for the carrying on of its business, and take all reasonable steps necessary to ensure that the same are in full force and effect in each case where failure to do so would have a Material Adverse Effect; and

(c)	comply in all material respects with all laws and directives binding upon it and applicable to its business, in each case where failure to do so would have a Material Adverse Effect.

17.4	Pari passu ranking
The Company will ensure that its payment obligations under each of the Finance Documents rank and will at all times rank at least pari passu in right and priority of payment with all its other present and future unsecured and unsubordinated indebtedness (actual or contingent) except indebtedness preferred solely by laws of general application.

17.5	Environmental Compliance
The Company will comply with the terms and conditions of all Environmental Consents and all Environmental Laws applicable to it, in each case where failure so to do would have a Material Adverse Effect.

17.6	Investigations
If an Event of Default shall have occurred and be continuing or if the Majority Lenders believe in good faith and on reasonable grounds that any financial statements provided by the Company are inaccurate or incomplete in any material respect then at reasonable times and upon reasonable notice being given by the Facility Agent to the Company (after consultation with the Company and reasonable attempts to remedy such Event of Default (if remediable)), the Company will procure that any one or more representatives of the Facility Agent and/or accountants or other professional advisers properly appointed by the Facility Agent be allowed access, in the presence of a representative of the Company if the Company so requires, during normal business hours to:

(a)	the executive officers; and

(b)	the books and records of the Company to inspect and copy the same, in each case to the extent that the Facility Agent and/or accountant or other professional advisors considers them to be relevant to that Event of Default or the accuracy or incorrectness concerned (provided that, for the avoidance of doubt, all information obtained as a result of such access shall be subject to the confidentiality restrictions set out in Clause 25.9 (Confidentiality)).

17.7	Further assurance

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(a)
The Company will promptly do all such acts or execute all such documents (including assignments, assignations, transfers, mortgages, charges, standard securities, notices and instructions) as the Security Agent may specify (and in such form as the Security Agent may reasonably require) in favour of the Security Agent or its nominee(s) if required:

(i)
to perfect the Security created or intended to be created under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, standard security, assignment, assignation or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(ii)
to confer on the Security Agent or confer on the Finance Parties Security over any property and assets of the Company located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Security Documents; and/or

(iii)	to facilitate the realisation of the assets which are, or are provided they have been perfected, intended to be, the subject of the Transaction Security.

(b)
The Company will take all such action as is available to it (including making all filings and registrations) as the Security Agent may request to the extent required for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

17.8	Merger
The Company will not enter into any amalgamation, demerger, merger or corporate reconstruction other than an internal reorganisation carried out with the prior written consent of the Majority Lenders not to be unreasonably withheld or delayed.

17.9	Financial Indebtedness

(a)	Except as permitted under paragraph (b) below, the Company must not incur or permit to exist any Financial Indebtedness.

(b)	Paragraph (a) does not apply to:

(i)	any Financial Indebtedness incurred under the Finance Documents;

(ii)	liability for the payment for goods or services acquired in the ordinary course of business in connection with the day to day management and operation of the Properties;

(iii)	any Subordinated Loan;

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(iv)	any Financial Indebtedness incurred with the prior consent of the Majority Lenders; or

(v)	any Financial Indebtedness to be repaid, irrevocably and unconditionally in full on or before the Utilisation Date.

17.10	Loans or credit

(a)	Except as permitted under paragraph (b) below, the Company will not make any loan or permit to be outstanding any loans made by it, or grant or agree to grant any credit.

(b)	Paragraph (a) above does not apply to any loan made by the Company:

(i)	to any person out of amounts standing to the credit of the General Account; or

(ii)	with the prior consent of the Majority Lenders.

17.11	Negative pledge
The Company will not create or permit to subsist any Security on or over the whole or any part of its undertaking or assets (present or future) except for:

(a)	any Security arising under the Finance Documents;

(b)
any Security constituted by title retention arrangements in relation to goods acquired by the Company in connection with the Properties and which do not form part of the Properties or any buildings on the Properties;

(c)
any existing Security arising under the finance documents related to the Existing Propco Senior Loan that is to be irrevocably and unconditionally released and discharged on or before the Utilisation Date; or

(d)	any Security created with the prior consent of the Majority Lenders.

17.12	Acquisitions and investments

(a)	Except as provided below, the Company must not make any acquisition or investment.

(b)	Paragraph (a) does not apply to:

(i)	the Company's acquisition of Remedy Additional Properties acquired in accordance with paragraph (c) below; or

(ii)
acquisitions of goods or services in the ordinary course of the Company's business as a property investment or owning company or in connection with the day to day management and operation of the Properties.

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(c)
Subject to the terms of this Agreement, the Company may acquire an Additional Property for the purposes of remedying a breach (or potential breach) of Clause 18.8(a) (Interest Cover) (the acquired Additional Property being a "Remedy Additional Property") provided that:

(i)	the following provisions of this Clause 17.12 (Acquisitions and investments) are complied with; and

(ii)
the Facility Agent has received all of the documents and evidence set out in Part 2 of Schedule 2 (Conditions Precedent for an Additional Property) in the agreed form (to the extent agreed at or prior to signing of this Agreement) or, in the case of a Security Document, in substantially the same form as an equivalent Security Document delivered under Part 1 of Schedule 2 (Conditions Precedent) or otherwise in form and substance satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders acting reasonably). The Facility Agent shall notify the Company promptly upon the Facility Agent being so satisfied (upon which the relevant property shall become an Additional Property).

(d)
A Remedy Additional Property may only be acquired by the Company if the Remedy Additional Property is either freehold or long leasehold with a remaining term in excess of 75 years (or, in the case of a Remedy Additional Property located in Scotland, heritable or held under a long lease with a remaining term in excess of 75 years) and an unconditional and binding OpCo Lease is in place under which annual rent is contractually payable.

17.13	Disposals

(a)	In this Clause:
"Applicable Release Pricing Amount" means:

(i)	in respect of a disposal of the whole of a Property, the amount equal to the Minimum Release Value for that Property; and

(ii)	in respect of a disposal of part of a Property (other than a Minor Sale), the amount equal to the Minimum Release Value for that Property, multiplied by the Disposed Proportion.
"Disposed Proportion" means the proportion (expressed as a fraction) which:

(i)	the amount (if any) by which the Pre-Disposal Valuation of that Property exceeds the Post-Disposal Valuation of that Property;
bears to:

(ii)	the Pre-Disposal Valuation of that Property.

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"Minor Sale" means the sale by the Company of part of a Property where:

(i)	the proceeds of sale do not, when aggregated with proceeds of sale from any other Minor Sale made in the same financial year of the Company, exceed £100,000;

(ii)	the sale is made for cash at arm's length and not to a related entity of the Company;

(iii)	the rent payable under each Occupational Lease on that Property is unaffected by the sale;

(iv)	the land the subject of the sale does not form part of a building on the relevant Property or part of a key access route, and will not alter the then applicable access route(s) to that Property;

(v)
the sale would not result in visibility to a Property being reduced to any material extent or impair the operation, usage or enjoyment of the Property in any way which would result in an adverse impact on trading of the business being carried on at the Property by the existing tenant(s); and

(vi)	the sale would not breach a planning condition affecting the Property or be made in breach of any planning regulations or requirements.
"Post-Disposal Valuation" means, in respect of a disposal of part of a Property, the market value of that Property (assuming the disposal has then occurred) contained in the Valuation of that Property delivered to the Facility Agent in accordance with this Clause prior to the making of that disposal.
"Pre-Disposal Valuation" means, in respect of a disposal of part of a Property, the market value of that Property (assuming the disposal has not then occurred) contained in the Original Valuation Report in relation to that Property provided that if such Property has, since the Utilisation Date, previously been the subject of one or more partial disposals in accordance with this Clause 17.13 (Disposals), the Pre-Disposal Valuation for that Property shall be reduced by an amount equal to the aggregate disposal proceeds realised by the Company pursuant to such previous disposals

(b)	Except as permitted in this Agreement, the Company may not, either in a single transaction or in a series of transactions and whether related or not, dispose of all or any part of its assets.

(c)	Paragraph (b) above does not apply to:

(i)	a disposal made with the consent of the Majority Lenders;

(ii)	a disposal of cash by way of a payment out of an Account in accordance with this Agreement;

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(iii)	the disposal or replacement of moveable plant and machinery and fixtures and fittings which are obsolete or redundant or otherwise in accordance with the principles of good estate management;

(iv)	the entry into an Occupational Lease in accordance with the Finance Documents;

(v)	a disposal which is being made pursuant to a compulsory purchase order in relation to which the other relevant provisions of this Agreement are complied with;

(vi)	a disposal (other than a disposal of a Property) of assets in the ordinary course of the Company's business as a property investment or owning company; or

(vii)	a disposal of a Property, in whole or in part, which is a Minor Sale or which is made in accordance with paragraph (d) below.

(d)	A Property may be disposed of, in whole or in part, if:

(i)	no Event of Default is outstanding;

(ii)	the disposal is on arm's length terms;

(iii)
the Net Proceeds of such disposal together with the Net Proceeds of any other disposal of a Property (in whole or in part) in the period from (and including) the Utilisation Date to (and including) the date of such disposal are less than £50,000,000 in aggregate; and

(iv)
on completion of the disposal, the Net Proceeds thereof (together with any Additional Amounts made available by the Company in connection with such disposal, if applicable) are at least equal to the Applicable Release Pricing Amount for the relevant Property (or the relevant part of such Property which is subject to the disposal) and:

(A)	in the case of a disposal of a Property in whole, all Net Proceeds (plus such Additional Amounts if applicable); or

(B)	in the case of a disposal of part of a Property, an amount equal to the greater of:

I.	the Applicable Release Pricing Amount; and

II.	the Net Proceeds less any applicable Partial Disposal Capex Costs, are paid directly into the Disposal Account for application towards prepayment of the Loans or otherwise in accordance with Clause 14.6 (Disposal Account).

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(e)	A Property (or part of a Property) disposed of in accordance with this Clause shall cease to be a Property.

(f)
If the Net Proceeds of a disposal of part of a Property exceed the Applicable Release Pricing Amount, the amount of any Partial Disposal Capex Costs in relation to such disposal (in an amount not to exceed the surplus of the Net Disposal Proceeds over the Applicable Release Pricing Amount) shall be paid into the General Account or as otherwise directed by the Company.

17.14	Change of business

(a)	The Company must not carry on any business other than the ownership and management of (and, where relevant, the development by the Principal Tenant of) its interests in the Properties.

(b)	The Company must not have any Subsidiary.

17.15	Share Capital
The Company must not:

(a)
declare or pay any dividend or make any other distribution in respect of any of its shares (other than out of amounts standing to the credit of the General Account which it is, pursuant to the terms of this Agreement, permitted to withdraw);

(b)
issue any further shares or alter any rights attaching to its issued shares as at the date of this Agreement (unless, in the case of an issue of shares, the shares issued are subject to the Mortgage of Shares); or

(c)	repay or redeem any of its share capital (other than out of amounts standing to the credit of the General Account which it is, pursuant to the terms of this Agreement, permitted to withdraw).

17.16	Other Contracts
The Company must not enter into any contract other than:

(a)	the Transaction Documents;

(b)	any Permitted Contract;

(c)	a contract entered into in connection with the day to day management and operation of the Properties;

(d)	a contract entered into in connection with, or as a result of, the Company performing its obligations under this Agreement;

(e)	any contract to which the Company is party on the date of this Agreement in connection with the Existing Propco Senior Loan; or

(f)	any other contract expressly allowed under any other term of this Agreement.

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17.17	Arm's length transactions

(a)	The Company will not enter into any transaction with any person except on arm's length terms and for full market value.

(b)	The following transactions shall not be a breach of this Clause:

(i)	any loan permitted to be made under Clause 17.10 (Loans or credit); or

(ii)	any transaction or arrangement entered into on terms more favourable to the Company than would have been the case had such transaction or arrangement been entered into on arm's length terms.

17.18	VAT Group
The Company must not be a member of a VAT group.

17.19	Securitisation

(a)	Subject to Clause 17.19(b), each of the Company and the Lender shall use all reasonable endeavours to cause:

(i)	the Warehouse Note Issuance Facility Agreement and the terms of the Warehouse Notes to be amended and restated in the form of CMBS Notes; or

(ii)	the refinancing of the Warehouse Notes with CMBS Notes,
as soon as reasonably practicable and in any event prior to the Interest Payment Date falling in October 2013 provided that no Event of Default shall occur as a result of the events described in Clause 17.19(a)(i) or (ii) not having occurred on or before such Interest Payment Date.

(b)
The Company shall have no liability and will not be in breach of Clause 17.19(a)(i) or (ii) if a delay which impacts on the ability of the Company to perform its obligations under this clause is significantly or substantially caused (whether directly or indirectly) by the actions or inaction of the holders of the Warehouse Notes (other than the TRU Note Purchaser), any other parties to the Securitisation (other than any Affiliate of the Company) including, without limitation, the holders of the Warehouse Notes (other than the TRU Note Purchaser) or any of their respective legal advisers including, without limitation, any such delay in connection with the documentation process for the CMBS Notes or the amendment and restatement of the Notes in the form of the CMBS Notes.

(c)
The Company and the Lender shall have satisfied their obligations pursuant to Clause 17.19(a) in connection with the liquidity facility requirements of the relevant Rating Agency, if having approached at least three major banks (who are active in the market for liquidity facilities) in relation to the provision of a liquidity facility in respect of the CMBS Notes, they have been unable to obtain a liquidity facility in respect of the CMBS Notes on market standard terms (which

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shall mean terms similar to those of the liquidity facility in relation to the existing securitisation of the Existing Propco Senior Loan, modified to reflect the rating requirements for the CMBS Notes of the Rating Agency rating the CMBS Notes provided that there will be no minimum required rating for the CMBS Notes), which is available solely with respect to interest payments in relation to the class A CMBS Notes and property protection advances.

(d)	The Company shall pay all reasonable costs:

(i)
incurred in connection with the process of seeking a rating for the CMBS Notes or the Warehouse Notes from the relevant Rating Agency (a rating of at least one Rating Agency out of S&P's, Moody's and Fitch is to be sought with respect to the CMBS Notes or the Warehouse Notes provided that it shall not be a condition of the Closing of the Securitisation that the class B or class C CMBS Notes are rated);

(ii)	incurred by the Finance Parties in connection with the negotiation, preparation, execution and completion of all documentation required in relation to the Securitisation, provided, in each case, that the Company shall have no liability to pay any fees, costs or expenses of the Issuer or of any other person or their respective advisers (including legal advisers) pursuant to Clause 17.19(d)(i) or (ii) above unless such fees, costs and expenses have been pre-approved in writing by the Company (such approvals not to be unreasonably withheld or delayed).

(e)
The Company and the Lender agree that they shall amend the terms of this Agreement and, as applicable, any Finance Document if such amendments are reasonably required by the Majority Lenders in order to obtain a rating of the Warehouse Notes or the CMBS Notes as applicable provided that such amendments do not alter the commercial terms set out in this Agreement and are not otherwise materially adverse to the commercial interests of the Company, TRU or any Subsidiary or Affiliate of TRU.

17.20	Separateness Covenants
The Company shall:

(a)	keep and maintain its books, records and accounts separate from any other person or entity;

(b)	maintain accounts separate from any other person or entity;

(c)	conduct its own business in its own name;

(d)	maintain financial statements separate from any other person or entity;

(e)	observe all corporate or other formalities required by its organisational documents;

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(f)	to the extent the Company uses cheque and/or invoice, use invoices and cheques separate from any other person or entity; and

(g)	hold itself out as a separate entity.

18.	PROPERTY UNDERTAKINGS

18.1	Occupational Leases

(a)	In this Clause:
"Permitted Amendment" means an amendment or waiver in respect of a Lease Document which does not:

(i)	provide for any reduction in rent or term or have the effect of reducing the amount of any payment due from the tenant under the relevant Lease Document;

(ii)	have the effect of the tenant's obligations under the relevant Lease Document with respect to repair and maintenance, insurance, decoration, alienation or sub-letting becoming less onerous;

(iii)
have the effect of the terms relating to rent reviews under the relevant Lease Document becoming less favourable to the Company provided that nothing in this Agreement shall require the Company to exercise any right it has to conduct a five-yearly open market rent review under any relevant Lease Document;

(iv)	have the effect of increasing the relevant tenant's right to terminate or determine the relevant Lease Document; or

(v)	result in any stamp duty land tax liability on the part of the Company.
"Permitted Subleasing Arrangement" means:

(i)	any letting, licence or other right of occupation in respect of a Property subject to and with benefit of which an OpCo Lease is granted; and

(ii)
any other subletting, licence or other right of occupation in respect of a Property which is authorised under, and in accordance with, the terms of a Headlease (where applicable) and an OpCo Lease (or is otherwise consented to by the Company following a request by the Principal Tenant at a time when no Event of Default is continuing) and where the amount of rental income payable under that OpCo Lease by the Principal Tenant is not reduced as a result of that subletting, licence or other arrangement.

(b)
Subject to paragraph (f) below, the Company must not without the consent of the Facility Agent (acting on the instructions of the Majority Lenders) (such consent not to be unreasonably withheld or delayed and, if such consent is not refused within 15 Business Days, such consent shall be deemed to have been given):

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(i)	enter into or permit any Agreement for Lease other than an Agreement for Lease in respect of an OpCo Lease;

(ii)
other than pursuant to an Agreement for Lease, grant, permit or agree to grant any new Occupational Lease in respect of a Property (for which purposes an extension of an Occupational Lease on unamended terms pursuant to automatic renewal provisions shall not constitute the grant of a new Occupational Lease) other than an OpCo Lease or another Occupational Lease granted in respect of an Additional Property in accordance with the other provisions of this Agreement;

(iii)
agree to any amendment, variation, waiver, surrender or renunciation in respect of any Lease Document other than a Permitted Amendment or an amendment, variation, waiver, surrender or renunciation which relates to a disposal of part of a Property permitted pursuant to this Agreement;

(iv)	commence any forfeiture or irritancy proceedings in respect of any Lease Document;

(v)	grant or agree to the granting of any sublease, contractual licence or right to occupy any part of a Property other than a Permitted Subleasing Arrangement;

(vi)	consent to any assignment or assignation of any tenant's interest under any Lease Document;

(vii)
agree to any downward rent review in respect of any Lease Document provided that nothing in this Agreement shall require the Company to exercise any right it has to conduct a five-yearly open market rent review under any relevant Lease Document; or

(viii)
(in relation to any Property in England or Wales) serve any notice on any former tenant under any Lease Document under section 17(2) of the Landlord and Tenant (Covenants) Act 1995 or on any guarantor of any such former tenant under section 17(3) of that Act.

(c)	The prior consent of the Facility Agent shall not be required under paragraph (b) above if:

(i)	the Company is contractually obliged, or obliged by the terms of the relevant Lease Document; or

(ii)
the Company is legally obliged pursuant to the Landlord and Tenant Act 1927, the Landlord and Tenant Act 1954 Part II or the Landlord and Tenant Act 1988 or, in respect of the grant of an overriding lease, pursuant to the Landlord and Tenant (Covenants) Act 1995 or, in Northern Ireland, the Business Tenancies (Northern Ireland) Order 1996,

to enter into the relevant transaction or arrangement.

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(d)
The Company must supply to the Facility Agent each Lease Document, each amendment to or variation of a Lease Document and each document recording any rent review in respect of a Lease Document promptly upon entering into the same.

(e)
The Company may (but shall not be required to) agree to a rent review in relation to a Property if the same is an upward rent review or if the Company is otherwise obliged to agree to that rent review.

(f)	The Company shall procure that Required Lease Amendments shall take effect on the Utilisation Date.

18.2	Monitoring of Property
On or before the date three Business Days before each Interest Payment Date, the Company must supply to the Facility Agent for delivery to the Lenders the following information (in the form of the pro forma schedule set out in Schedule 5 (Form of Quarterly Property Information)), in respect of the quarterly period ending 10 Business Days before that Interest Payment Date:

(a)	details of any arrears of rent or service charges under any Lease Document and any step being taken to recover them;

(b)	details of any rent reviews with respect to any Lease Document in progress or agreed;

(c)	details of any Lease Document which has expired or been determined, surrendered or renounced and any new letting proposed;

(d)	details of any proposed material capital expenditure incurred or to be incurred by the Company with respect to each Property and any permitted development works;

(e)	copies of any valuation of any Property prepared by an external adviser;

(f)	details of any material repairs required to each Property to be carried out by the Company;

(g)	details of any proposed sub-letting;

(h)	details of any Permitted Amendments;

(i)	details of the budget for any Permitted Development (as defined in Clause 18.3 (Development)), and progress against that budget;

(j)	such further information relating to the Properties as the Facility Agent may reasonably request (upon reasonable notice); and

(k)	any financial information provided to it by the Principal Tenant pursuant to the tax deed dated on or about the date of this Agreement, between, amongst others, the Company and the Principal Tenant.

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18.3	Development

(a)	In this Clause:
"Permitted Development" means any building or development works (excluding non-structural alterations and other matters permitted under the relevant OpCo Lease) carried out on a Property provided that:

(i)	all necessary consents, including but not limited to any consents required under the Planning Acts and any Headleases (where applicable), have been obtained;

(ii)
no fees, costs and expenses incurred in relation to the building or development are for the account of the Company and all contractual arrangements and liabilities in relation to the building or development works are carried out or undertaken by the Principal Tenant;

(iii)	any building or development works to be carried out for the purpose of being let to a person other than the Principal Tenant are carried out on a pre-let (rather than a speculative) basis;

(iv)	the Rental Income receivable under each Occupational Lease on that Property is not, as a result of the building or development, reduced; and

(v)	no Security on the relevant Property will need to be released as a result of the building or development works.
"Planning Acts" means the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990 and the Planning and Compensation Act 1991, or, in Northern Ireland, the Planning (Northern Ireland) Order 1991, the Planning Act (Northern Ireland) 2011 or, in Scotland, the Town and Country Planning (Scotland) Act 1997, the Planning (Listed Buildings and Conservation Areas) (Scotland) Act 1997, the Planning (Hazardous Substances) (Scotland) Act 1997, the Planning (Consequential Provisions) (Scotland) Act 1997 and the Planning etc. (Scotland) Act 2006 and any subordinate legislation made (before or after this Agreement) under those statutes and any other statute governing or controlling the use or development of land and property.

(b)
The Company must not carry out or allow to be carried out on any part of any Property any development (within the meaning of the Planning Acts and being development for which the permission of the local planning authority is required excluding non-structural alterations and other matters permitted under the relevant OpCo Lease), in each case, other than in connection with any Permitted Development where the total budgeted (and unspent) costs of that Permitted Development do not and would not, when aggregated with the total budgeted (and unspent) costs of each other Permitted Development ongoing at the same time, exceed £10,000,000.

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18.4	Insurances

(a)	In this Clause, "insurance policy" means an insurance policy or contract required under this Clause.

(b)	Subject to the following provisions of this Clause, the Company must ensure that at all times from the first Utilisation Date:

(i)	each Property and the plant and machinery on each Property (including fixtures and improvements) are insured on a full replacement cost basis, such insurance to include:

(A)	cover for site clearance, professional fees together with adequate allowance for inflation;

(B)	loss of rent insurance which, if limited in duration must be for a duration of at least three years, and including provision for increases in rent during the period of insurance; and

(C)	cover against acts of terrorism (if the same is available in the relevant insurance market); and

(ii)	such other insurances (including third party insurance) are in force as a prudent company in the same business as the Company would effect.

(c)	The Company may comply with paragraph (b) above by enforcing the requirements relating to insurance in any relevant Headlease.

(d)	The Company shall not be obliged to obtain or maintain any of the insurances required by Clause 18.4(b) (Insurances) above if and to the extent that:

(i)	such insurance is not commercially available in the U.K. or European insurance markets;

(ii)	the cost of such insurance is so great that, in the reasonable opinion of the Company, other property investment companies are not at the relevant time obtaining or maintaining such insurances;

(iii)	such insurance is not available as a result of such exceptions, conditions and limitations as at the relevant time are commonly imposed by insurers agreeing to give such insurance; or

(iv)	the Facility Agent (acting on the instructions of the Majority Lenders acting reasonably) agrees that such insurance need not be obtained or maintained.

(e)	(i) All insurance policies required under this Clause must be:

(A)	in an amount and form acceptable to the Facility Agent (acting on the instructions of the Majority Lenders acting reasonably);

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(B)
with an insurance company or underwriter which has the Requisite Rating or (in respect of any replacement insurance) with an insurance company or underwriter, or group of insurance companies or underwriters, that:

I.	has the Requisite Rating; or

II.	to the extent no insurance company or underwriter has the Requisite Rating, is otherwise acceptable to the Facility Agent (acting on the instructions of the Majority Lenders acting reasonably).

(ii)
(A)    The Company must promptly notify the Facility Agent upon becoming aware that any insurance company or underwriter (as appropriate), with whom any insurance required by Clause 18.4(b) (Insurances) is maintained, ceases to have the Requisite Rating.

(B)
If an insurance company or underwriter, or group of insurance companies or underwriters, as the case may be, with whom any insurance required by Clause 18.4(b) (Insurances) is maintained does not have the Requisite Rating, the Company on request by the Facility Agent must put in place replacement insurances in accordance with this Clause with an insurance company or underwriter or group of insurance companies or underwriters, as the case may be, which:

I.	does have the Requisite Rating; or

II.	to the extent no insurance company or underwriter has the Requisite Rating, is otherwise acceptable to the Facility Agent (acting on the instructions of the Majority Lenders acting reasonably), by no later than:

III.	if the Company is unable to recover the cost of the replacement insurance from tenants under the Occupational Leases, the expiry date of the relevant policy; and

IV.	in all other cases, the date falling 90 days after the notification under subparagraph 18.4(e)(ii)(A) (Insurances) above.

(f)	The Company must procure that the Security Agent (as agent and trustee for the Finance Parties) is named as mortgagee or heritable creditor (as applicable) and loss payee on each insurance policy.

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(g)	The Company must procure that each insurance policy contains:

(i)
a standard mortgagee clause under which the insurance will not be vitiated or avoided as against the Security Agent as a result of any misrepresentation, act or neglect or failure to disclose, or breach of any policy term or condition, on the part of any insured party or any circumstances beyond the control of an insured party; and

(ii)
terms providing that it will not, so far as any Finance Party is concerned, be invalidated for failure to pay any premium due without the insurer first giving to the Facility Agent not less than 10 days' notice in writing; and

(iii)	a waiver of the rights of subrogation of the insurer as against the Company, the Finance Parties and the tenants in respect of each Property.

(h)
The Company must use its best endeavours to ensure that the Security Agent receives any information in connection with the insurances and claims under them which the Majority Lenders may require (acting reasonably) provided that the Company shall not be required to provide an acknowledgement from the insurer of the Company (or a broker's letter/certificate) confirming that insurance is in place under which the insurance requirements under this Agreement are met.

(i)
The Company must promptly notify the Security Agent of any renewal, variation (other than a variation of an immaterial or administrative nature) or cancellation of any insurance policy made or, to its knowledge, threatened or pending.

(j)	The Company must not do or permit anything to be done (other than acts or omissions of a Finance Party) which may make void or voidable any insurance policy.

(k)	The Company must ensure that:

(i)	each premium for insurance is paid promptly upon falling due; and

(ii)	all other things necessary to keep each insurance policy in force are done.

(l)
If the Company fails to comply with any term of this Clause, the Facility Agent may, at the expense of the Company, effect any insurance and generally do such things and take such other action as the Facility Agent may reasonably consider necessary or desirable to prevent or remedy any breach of this Clause.

(m)	Provided that no Default is continuing, any claim under any insurance policy shall be managed by the Company following consultation with the Facility Agent.

(n)
(i)    Except as provided in Clauses 18.4(n)(ii), (iii) and (iv) below, the Relevant Amount of proceeds of any insurance policy must, unless the Facility Agent gives its consent for such proceeds to be used for another purpose, be used to prepay the Loans in accordance with Clause 7.3(b) (Mandatory prepayments – disposals and insurance proceeds) and Clause 7.5(b) (Prepayments – Order of Application) on the Interest Payment Date

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following receipt of such amounts (and pending such prepayment, the Company must pay those proceeds to the Insurance Account). For these purposes the "Relevant Amount" in relation to any one claim is the amount of the proceeds of the claim (if such proceeds exceed £250,000) in respect of which the proceeds are received.

(ii)
To the extent required by the basis of settlement under any insurance policy or Lease Document, the Company must apply moneys received under any insurance policy in respect of a Property towards replacing, restoring or reinstating that Property (and pending such application, if they are in excess of £250,000 for any individual claim, the Company must pay those proceeds to the Insurance Account).

(iii)
The proceeds of any loss of rent insurance will be treated as Rental Income and applied in such manner as the Facility Agent (acting reasonably) requires to have effect as if it were Rental Income received over the period of the loss of rent.

(iv)	Moneys received under liability policies which are required by the Company to satisfy established liabilities of the Company to third parties, must be used to satisfy these liabilities.

18.5	Occupational Leases

(a)
The Company must duly and diligently implement the material terms and provisions of each Occupational Lease including, if instructed to do so by the Facility Agent, to petition the Court for leave to forfeit, or to take any steps necessary to irritate, all of the relevant Occupational Leases but only in the event of the Principal Tenant failing to pay any rent due under any of the Occupational Leases (including as a consequence of the exercise of any right of set off) provided that the Company shall not be required to exercise any right it has to conduct a five-yearly open market rent review under the relevant Lease Document.

18.6	Headleases
In relation to any Headlease, the Company must:

(a)	observe and perform all covenants, undertakings, stipulations and obligations on the lessee (or tenant) and enforce all covenants and undertakings on the part of the lessor (or landlord);

(b)	not, without the prior written consent of the Facility Agent:

(i)	waive, release or vary any obligation under, or the terms of; or

(ii)	exercise any option or power to break, determine or extend,
any such Headlease;

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(c)	not do or permit anything to be done which may allow that Headlease to be forfeited or irritated;

(d)	not agree any change in the rent payable without the prior written consent of the Facility Agent (such consent not to be unreasonably withheld or delayed);

(e)
promptly notify the Facility Agent of any matter or event under or by reason of which any such Headlease has or may become subject to determination or to the exercise of any right of re-entry, forfeiture or irritancy and, if so requested by the Facility Agent apply for relief against forfeiture or protection from irritancy; and

(f)
not give any consent as landlord under any Occupational Lease (where such consent is required) where such consent would cause or result in a breach of the relevant Headlease or other undertaking or restriction binding on the relevant Property.

18.7	Entry and power to remedy breaches

(a)
If the Company has failed to perform any obligation under this Clause 18 (Property Undertakings), and that failure will affect a Property or the rights of the Finance Parties in respect of that Property, the Facility Agent and/or the Security Agent may (without any obligation to do so) enter upon a Property, with or without agents appointed by it as it may determine, and take such steps as may, in the reasonable opinion of the Facility Agent and/or the Security Agent, be required to remedy or rectify such failure.

(b)
The exercise by the Facility Agent or the Security Agent of its powers under this Clause 18.7 (Entry and power to remedy breaches) shall not render the Facility Agent, the Security Agent or any Lender liable to account as mortgagee or heritable creditor in possession.

18.8	Interest Cover

(a)	The Company must ensure that Interest Cover is, as at each testing date (as defined in the definition of Interest Cover), at least 115 per cent.

(b)	Breach of paragraph (a) above shall not constitute an Event of Default if, within ten Business Days, the Company remedies such breach by:

(i)
prepaying the Loans in an amount such that, if the resulting reduction in the projected annual finance costs were taken into account at the relevant testing date the resulting Interest Cover would be at least 115 per cent.;

(ii)
depositing into a blocked account with an Approved Bank (the "Deposit Account") the amount which, if the interest payable on that amount were treated as projected annual rental income (as defined in the definition of Interest Cover), would result in Interest Cover being at least 115 per cent.;

(iii)	(where Interest Cover as at that testing date is not less than 105 per cent.) depositing into the Deposit Account the amount which, if such amount

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were treated as projected annual rental income (as defined in the definition of Interest Cover), would result in Interest Cover being at least 115 per cent.; or

(iv)
acquiring a Remedy Additional Property in accordance with Clause 17.12 (Acquisitions and investments) where Interest Cover, if recalculated taking into account the rental income projected to be received in respect of that Remedy Additional Property, would be at least 115 per cent.

(c)	The Company may not remedy a breach of paragraph (a) by way of making a deposit into the Deposit Account under subparagraph (b)(iii) above:

(i)	on more than two occasions in any two consecutive Interest Periods; or

(ii)	on more than six occasions in total prior to the Final Maturity Date.

(d)
Amounts standing to the credit of the Deposit Account shall bear interest at the rate normally offered by the relevant Approved Bank to corporate depositors of amounts similar to the relevant amount for periods of deposit similar to the anticipated period of deposit of the relevant amount. The interest earned on such account will be for the account of the Company and shall be transferred to the Rent Account and will be treated as Rental Income and applied in such manner as the Facility Agent (acting reasonably) requires to have effect as if it were Rental Income received during the period of deposit.

(e)
Where the Company remedies a breach of paragraph (a) above by making a deposit into the Deposit Account, the Facility Agent shall, provided no Event of Default is then outstanding, transfer all or part of that amount to the General Account to the extent that the amount, or part of the amount is no longer required to ensure that the Interest Cover is at least 115 per cent.

18.9	Property Manager

(a)
If a Property Manager (if appointed) is in default of its obligations under a Property Management Agreement or there occurs in relation to that Property Manager or any of its assets any event which corresponds with any of those mentioned in Clause 19.6 (Insolvency) to 19.9 (Winding-up) (inclusive) which event is outstanding with respect to the Property Manager and, as a result, the Company is entitled to terminate that Property Management Agreement, then, if the Facility Agent so requires, the Company must promptly use all reasonable endeavours to:

(i)	terminate the relevant Property Management Agreement; and

(ii)	appoint a new Property Manager whose identity and terms of appointment are acceptable to the Facility Agent (acting on the instructions of the Majority Lenders acting reasonably).

(b)	If the Company terminates a Property Management Agreement in accordance with its terms, it must use all reasonable endeavours to promptly appoint a new

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Property Manager whose identity and terms of appointment are acceptable to the Facility Agent (acting reasonably).

(c)	Any Property Management Agreement entered into by the Company:

(i)	must first be approved by the Facility Agent (acting on the instructions of the Majority Lenders acting reasonably); and

(ii)
must include a right for the Company to terminate the appointment of the Property Manager immediately on the occurrence of an Event of Default or at any time thereafter and a right for the Security Agent to exercise such right if the Company fails to do so.

(d)
At any time following the occurrence of an Event of Default which is continuing, then, if the Facility Agent (acting on the instructions of the Majority Lenders) requires, the Company must promptly use all reasonable endeavours to:

(i)	terminate the relevant Property Management Agreement; and

(ii)	appoint a new Property Manager whose identity and terms of appointment are acceptable to the Facility Agent (acting on the instructions of the Majority Lenders acting reasonably),

(e)	Where the Company fails to act on the instructions of the Facility Agent in accordance with Clause 18.9(d) (Property Manager), the Security Agent shall, if so directed by the Facility Agent:

(i)	terminate the relevant Property Management Agreement; and

(ii)	appoint a new Property Manager whose identity and terms of appointment are acceptable to the Facility Agent (acting on the instructions of the Majority Lenders acting reasonably).

19.	EVENTS OF DEFAULT
Each of the events or circumstances set out in this Clause is an Event of Default.

19.1	Payment Default
The Company fails to pay on the due date any amount payable by it under any of the Finance Documents at the place and in the currency at or in which it is expressed to be payable unless:

(a)	in relation to a payment of principal or interest, such amount is paid within three Business Days of its due date; or

(b)	in relation to any other payment, the payment is made within seven Business Days of its due date.

19.2	Breach of other Obligations

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(a)	The Company fails to comply with any of its obligations in Clause 17.11 (Negative pledge); or

(b)
the Company fails to observe or perform any of its obligations or undertakings under any of the Finance Documents (other than those referred to in Clause 19.1 (Payment Default) or Clause 19.2(a)) and, if such failure is capable of remedy, is not remedied within 20 Business Days of the Company becoming aware of the relevant matter and that it constitutes a default; or

(c)	TRU (UK) H5 Limited fails to observe or perform any of its obligations or undertakings under the Mortgage of Shares unless such failure:

(i)	is capable of remedy; and

(ii)	is remedied within 20 Business Days of TRU (UK) H5 Limited becoming aware of the failure.

19.3	Misrepresentation
Any representation, warranty or written statement which is made by the Company in any of the Finance Documents or by TRU (UK) H5 Limited in the Mortgage over Shares or is contained in any certificate, statement or notice provided under or pursuant to any of the Finance Documents proves to be incorrect (in the case of any representation, warranty or statement which is not subject to a materiality threshold in accordance with its terms, in any material respect) when made (or when repeated or deemed to be repeated) by reference to the facts and circumstances then existing unless the circumstances giving rise to that default are capable of remedy and are remedied within 20 Business Days of the Company or TRU (UK) H5 as applicable becoming aware of the relevant matter and that it constitutes a default.

19.4	Invalidity and unlawfulness

(a)
Any provision of any Finance Document is or becomes invalid or unenforceable (subject, in each case, to the reservations) for any reason or shall be repudiated or the validity or enforceability of any provision of any Finance Document shall at any time be contested by any party thereto (other than a Finance Party) in circumstances or to an extent which the Majority Lenders reasonably consider to be materially prejudicial to the interests of any Finance Party under the Finance Documents.

(b)
At any time it is or becomes unlawful for the Company to perform any of its obligations under any of the Finance Documents or for TRU (UK) H5 Limited to perform any of its obligations under the Mortgage over Shares in circumstances or to an extent which the Majority Lenders reasonably consider to be materially prejudicial to the interests of any Finance Party under the Finance Documents.

(c)
At any time any act, condition or thing required to be done, fulfilled or performed in order (i) to enable the Company (or TRU (UK) H5 Limited, in relation to the Mortgage over Shares) lawfully to enter into, exercise its rights under or perform the obligations expressed to be assumed by it under any of the Finance Documents

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to which it is party, (ii) to ensure that the obligations expressed to be assumed by the Company under any Finance Document to which it is party or by TRU (UK) H5 Limited under the Mortgage over Shares are legal, valid and binding (subject, in each case, to the reservations) (iii) to make each Finance Document admissible in evidence in the English, Scottish or other relevant courts and (iv) to create the security constituted by the Security Documents to which the Company is party or to create the security constituted by the Mortgage over Shares, is not done, fulfilled or performed within any applicable prescribed time periods and the Majority Lenders reasonably consider such failure is materially prejudicial to the interests of any Finance Party under the Finance Documents.

19.5	Cross Default
Any Financial Indebtedness of the Company:

(a)	is not paid when due or within any applicable grace period in any agreement relating to that Financial Indebtedness; or

(b)
becomes due and payable (or capable of being declared due and payable) before its normal maturity or is placed upon demand (or any commitment for any such indebtedness is cancelled or suspended) by reason of a default or event of default however described.

19.6	Insolvency
The Company stops or suspends or threatens or announces in writing an intention to stop or suspend payment of its debts or shall admit its inability to pay its debts as they fall due or shall for the purpose of any applicable law be or be deemed to be unable to pay its debts or shall otherwise be or be deemed to be insolvent or a moratorium is declared in respect of indebtedness of the Company.

19.7	Bankruptcy, Suspension of Payments, Receivership and Administration

(a)	An insolvency administrator or receiver or other administrator or similar officer is appointed over or in respect of all or any part of the business or assets of the Company.

(b)
A petition is presented or meeting convened or application made for the purpose of appointing an insolvency administrator, interim insolvency administrator or receiver or other administrator or other similar officer of, or for the making of an administration order in respect of, the Company and (other than in the case of a petition to appoint an administrator) such petition or application (unless frivolous or vexatious) is not contested on bona fide grounds with due diligence and, in the case of any such petition or application (whether or not frivolous or vexatious) is not stayed, sisted or discharged within 21 days.

19.8	Compositions and Arrangements

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(a)	The Company proposes or makes any arrangement or composition with, or any assignment for the benefit of, its creditors generally or convenes a meeting for such purpose.

(b)
The Company enters into any negotiations for or in connection with the re-scheduling, restructuring or readjustment of any Financial Indebtedness by reason of, or with a view to avoiding, financial difficulties.

19.9	Winding-up
Any meeting of the Company is convened for the purpose of considering any resolution for (or to petition for) its winding up or the Company passes such a resolution or a petition is presented for the winding-up of the Company (other than a frivolous or vexatious petition or any other petition which is contested in good faith on bona fide grounds with due diligence and, in either case, is discharged, sisted or stayed within 21 days) or an order is made for the winding-up of the Company.

19.10	Similar Events Elsewhere
There occurs in relation to the Company or any of its assets in any country or territory in which it is incorporated or carries on business or to the jurisdiction of whose courts it or any of its assets is subject any event which the Facility Agent reasonably considers to correspond in that country or territory with any of those mentioned in Clause 19.6 (Insolvency) to 19.9 (Winding-up) (inclusive).

19.11	Attachment or Process
A creditor attaches, arrests or takes possession of, or a distress, execution, sequestration, diligence or other process is levied or enforced upon or sued out against, any material part of the assets of the Company and is not discharged within 21 days.

19.12	Cessation of Business
The Company ceases, or proposes to cease, to carry on all of its business.

19.13	Major damage
Any part of any Property is destroyed or damaged and, taking into account the amount and timing of receipt of the proceeds of insurance effected in accordance with the terms of this Agreement, the destruction or damage could reasonably be expected to have a Material Adverse Effect or to materially adversely affect the market value of the Properties as a whole.

19.14	Headlease
Any proceedings are commenced relating to the forfeiture or irritancy of any Headlease (other than in circumstances where the Facility Agent and the Company agree that relief from forfeiture or protection from irritancy will be obtained) or any Headlease is forfeited or irritated.

19.15	Litigation

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Any litigation (including an Environmental Claim), arbitration, or administrative or regulatory proceeding is commenced by or against the Company which is reasonably likely to be adversely determined against the Company and, if so determined, (whether by itself or together with any related claims) could reasonably be expected to have a Material Adverse Effect or to materially adversely affect the market value of the Properties as a whole.

19.16	European ABL Facility
At any time, the Principal Tenant incurs any Financial Indebtedness other than Financial Indebtedness:

(a)	under the European ABL Facility; or

(b)	permitted pursuant to the European ABL Facility; or

(c)
incurred by the Principal Tenant in connection with the refinancing or replacement of the European ABL Facility where such replacement or refinancing is to be used for the same purpose as the European ABL Facility; or

(d)	which is permitted pursuant to any of the facilities referred to under sub-paragraph (c) above.

19.17	Material Adverse Change
At any time there occurs an event or circumstance not otherwise referred to in this Clause 19 (Events of Default) which has a Material Adverse Effect.

19.18	Judgment

(a)
Monetary judgments or decrees of a final non-appealable court of competent jurisdiction or which are not being contested in excess of £50,000 (or its currency equivalent) in an aggregate amount are made against the Company; or

(b)
any non-monetary judgment or decree of a final non-appealable court of competent jurisdiction which is not being contested is entered against the Company and which would have a Material Adverse Effect,

and, in each case, shall remain unsatisfied, unstayed or unsisted for 10 Business Days after the date of such judgment or decree, if later, the relevant date for satisfaction of the relevant judgment or decree.

19.19	Change of Control

(a)	At any time, TRU ceases to control (directly or indirectly) the Company and/or the Principal Tenant without the prior written consent of the Majority Lenders.

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(b)	For the purpose of paragraph (a) above:

(i)	"control" means:

(A)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

I.	cast, or control the casting of, more than 50% of the maximum number of votes that might be cast at a general meeting of the relevant person; or

II.	appoint or remove all, or the majority, of the directors or other equivalent officers of the relevant person;

III.	give directions with respect to the operating and financial policies of the relevant person with which the directors or other equivalent officers of the relevant person are obliged to comply; and/or

(B)
the holding beneficially of more than 50% of the issued share capital of the relevant person (excluding any part of that issued share capital that carries no voting right to participate beyond a specified amount in a distribution of either profits or capital).

(c)	At any time for so long as any holder or potential holder of the CMBS Notes is or may be subject to Article 122a of the Capital Requirements Directive (2006/48/EC) ("Article 122a"):

(i)	TRU ceases to hold beneficially (directly or indirectly) the right to participate in more than 50% of the distribution of either profits or capital in the TRU Note Purchaser; or

(ii)
the TRU Note Purchaser ceases to hold the at least 5% of the CMBS Notes of each class of CMBS Notes (the "Retained Interest") or the Retained Interest becomes subject to any credit risk mitigation or short positions or any other hedge other than as permitted by Article 122a.

19.20	Acceleration
At any time after the occurrence of an Event of Default (whilst the same is continuing) the Facility Agent may, and will if so directed by the Majority Lenders, by written notice to the Company do all or any of the following in addition and without prejudice to any other rights or remedies which it or any other Finance Party may have under this Agreement or any of the other Finance Documents:

(a)
terminate all or part of the availability of the Facilities whereupon the Facilities shall cease to be available for drawing, the undrawn portion of each of the Commitments of each of the Lenders shall be cancelled and no Lender shall be under any further obligation to make any Loan under this Agreement; and/or

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(b)
declare all or part of any or all of the Loans, accrued interest thereon and any other sum then payable under this Agreement and any of the other Finance Documents to be immediately due and payable, whereupon such amounts shall become so due and payable;

(c)	declare all or part of any or all of the Loans to be payable on demand whereupon the same shall become payable on demand; and/or

(d)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

20.	CHANGES TO THE PARTIES

20.1	Assignment and Transfers by the Company
The Company may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

20.2	Assignments and transfers by the Lenders
Subject to this Clause 20 (Changes to the Parties) a Lender (the "Existing Lender") may:

(a)	assign any of its rights and benefits; or

(b)	transfer by novation any of its rights, benefits and obligations,
(each a "Transfer") under any Finance Documents to another bank or financial institution (the "New Lender") provided that (unless an Event of Default has occurred and is continuing) a Lender may not enter into any Transfer without the prior written consent of the Company provided that such consent shall not be required in relation to a Transfer where: (i) the New Lender will be the issuer of the CMBS Notes; or (ii) such New Lender is a holder of Warehouse Notes as of the time of Transfer; or (iii) in the case of a Transfer to a New Lender that is a Related Entity of the Existing Lender.

20.3	Conditions of assignment or transfer

(a)
Save as otherwise agreed by the Company and the Facility Agent the participation (net of any retransfer) of each Lender participating in the Facility shall be a minimum of £5,000,000 (or its currency equivalent).

(b)
An assignment will only be effective on performance by the Facility Agent of all "know your customer" or other checks relating to any person that it is required to carry out in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.

(c)
An assignment will only be effective on receipt by the Facility Agent of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent and the Company) that the New Lender will assume the same

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obligations to the other Finance Parties as it would have been under if it was an Original Lender.

(d)	A transfer will only be effective if the procedure set out in Clause 20.6 (Procedure for transfer) is complied with.

(e)	If:

(i)	a Lender assigns or transfers any of its rights, benefits or obligations under the Finance Documents or changes its Facility Office; and

(ii)
as a result of circumstances existing at the date the assignment, transfer or change occurs, the Company would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 10 (Taxes) or 11.2 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

20.4	Assignment or transfer fee
The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of £1,500 except no such fee shall be payable in connection with an assignment or transfer to a New Lender:

(a)	in connection with any primary syndication of the Facility;

(b)	who is the Issuer in connection with the Securitisation; or

(c)	is a holder of Warehouse Notes as of the Original Facility Agreement Date.

20.5	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

(ii)	the financial condition of the Company;

(iii)	the performance and observance by the Company of its obligations under the Finance Documents or any other documents;

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document; and

(v)	any representations or warranties implied by law are excluded.

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(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Company and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Finance Document or the Transaction Security; and

(ii)
will continue to make its own independent appraisal of the creditworthiness of the Company and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 20 (Changes to the Parties); or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Company of its obligations under the Finance Documents or otherwise.

20.6	Procedure for transfer

(a)
Subject to the conditions set out in Clause 20.3 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate. Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to execute any duly completed Transfer Certificate on its behalf.

(b)
The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender upon its completion of all "know your customer" or other checks relating to any person that it is required to carry out in relation to the transfer to such New Lender.

(c)	On the Transfer Date:

(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights, benefits and obligations under the Finance Documents and in respect of the Transaction Security each of the Company and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one

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another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the "Discharged Rights and Obligations");

(ii)
each of the Company and the New Lender shall assume obligations towards one another and/or acquire rights and benefits against one another which differ from the Discharged Rights and Obligations only insofar as the Company and the New Lender have assumed and/or acquired the same in place of the Company and the Existing Lender;

(iii)
the Facility Agent, the Security Agent, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Security Agent and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

(iv)	the Existing Lender shall cease to be a Party as a "Lender" and the New Lender shall become a Party as a "Lender".

20.7	Copy of Transfer Certificate to the Company
The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Company a copy of that Transfer Certificate.

20.8	Disclosure of information
Any Lender may disclose to any of its Affiliates and any other person:

(a)	to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under the Finance Documents; or

(b)
with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Finance Documents or the Company, any information about the Company and the Finance Documents as that Lender shall consider appropriate provided that the person to whom such information is given has entered into a confidentiality undertaking in a form satisfactory to the Company (acting reasonably).

20.9	Sub-participation
Nothing in this Agreement shall restrict the ability of a Lender to participate, sub-participate or sub-contract any or all of its rights and/or obligations hereunder so long as such Lender remains liable under this Agreement in relation to those obligations provided that if, as a result of laws or regulations in force or known to be coming into

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force at the time of the sub-participation the Company would be obliged to make payment to the Lender of any amount required to be paid by the Company under Clauses 10 (Taxes) or 11.2 (Increased Costs), that Lender shall not be entitled to receive or claim any amount under that Clause in excess of the amount that it would have been entitled to receive or claim if that sub-participation had not occurred.

20.10	Register
The Facility Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices a copy of Transfer Certificate delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Company, the Facility Agent, and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

21.	ROLE OF THE FACILITY AGENT AND THE SECURITY AGENT

21.1	Appointment of the Facility Agent and the Security Agent

(a)	The Lenders appoint the Facility Agent and the Security Agent to act as its agent under and in connection with the Finance Documents.

(b)
The Lenders authorise the Facility Agent and the Security Agent to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent or the Security Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

21.2	Duties of the Facility Agent and the Security Agent

(a)
The Facility Agent and the Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent or the Security Agent for that Party by any other Party.

(b)
Except where a Finance Document specifically provides otherwise, neither the Facility Agent nor the Security Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)
If the Facility Agent or the Security Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(d)
If the Facility Agent is aware of the non-payment of any principal, interest, or fee payable to a Finance Party (other than the Facility Agent or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

(e)	The Facility Agent's and the Security Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

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21.3	No fiduciary duties

(a)
Subject to Clause 22.1 (Security Agent as holder of security) and any other provision relating to the Security Agent's role as trustee, nothing in this Agreement constitutes the Facility Agent or the Security Agent as a trustee or fiduciary of any other person.

(b)	Neither the Facility Agent nor the Security Agent shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

21.4	Business with the Company
The Facility Agent and the Security Agent may each accept deposits from, lend money to and generally engage in any kind of banking or other business with the Company.

21.5	Rights and discretions

(a)	The Facility Agent and the Security Agent may each rely on:

(i)	any representation, communication, certificate, report, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify, without liability for acting or refraining from acting in reliance on such representation, communication, certificate, report, notice, document or statement as the case may be.

(b)	The Facility Agent and the Security Agent may each assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 19.1 (Payment Default)); and

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders (as appropriate) has not been exercised.

(c)	The Facility Agent and the Security Agent may each engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)
The Facility Agent and the Security Agent may act in relation to the Finance Documents through its personnel and agents. The Facility Agent and the Security Agent shall not be liable for the negligence or misconduct of such agents that it has chosen using reasonable skill and care.

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(e)
The Facility Agent and the Security Agent may each disclose to any other Party any information it reasonably believes it has received in its capacity as Facility Agent or Security Agent under this Agreement.

(f)
Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Security Agent is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law, regulation or directive or a breach of a fiduciary duty or duty of confidentiality.

21.6	Majority Lenders' instructions

(a)
Subject to paragraph (f) or unless a contrary indication appears in a Finance Document, the Facility Agent and the Security Agent shall each (i) act in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from acting or exercising any right, power, authority or discretion vested in it as Facility Agent or Security Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such instructions of the Majority Lenders.

(b)	Subject to paragraph (f) or unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)
The Facility Agent and the Security Agent may each refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) (including bringing any legal action or proceedings arising out of or in connection with the Finance Documents) until it has received such security, indemnity and/or prefunding as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)
In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Facility Agent and the Security Agent may each act (or refrain from taking action) as it considers to be in the best interest of the Lenders to the extent it deems appropriate, taking into account its rights and obligations under this Agreement.

(e)
Neither the Facility Agent nor the Security Agent is authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (e) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

(f)
The Facility Agent and the Security Agent shall be entitled to request instructions, or clarification of any direction, from the Majority Lenders as to whether, and in what manner, they should exercise or refrain from exercising any rights, powers, authorities and discretions and the Facility Agent and/or the Security Agent may

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refrain from acting unless and until those instructions or clarification are received by it.

(g)	In the event that:

(i)
the Facility Agent sends a written notice to the relevant Lenders requesting consent from the Majority Lenders in respect of any amendment or waiver that may be made with the consent of the Majority Lenders under the terms of this Agreement;

(ii)
the notice sent by the Facility Agent requests instructions are provided to it by the relevant Lenders within a period of at least 10 Business Days from the date of the notice (the "Notice Period"); and

(iii)
the Facility Agent has not received instructions from all the relevant Lenders at the end of the Notice Period and the instructions it has received from those Lenders who have responded (the "Applicable Lenders") do not constitute instructions from the Majority Lenders in either the affirmative or the negative, then at the close of business on the last day of the Notice Period the Facility Agent shall determine:

(A)	if no Loan is then outstanding, the proportion of Commitments of the Applicable Lenders who have given consent to the Total Commitments of all Applicable Lenders; and

(B)
at any other time, the proportion of the participations in the Loans then outstanding of the Applicable Lenders who have given the consent to the amount of all the participations in the Loans then outstanding of those Applicable Lenders.

If such calculations show that consent has been received from more than 50 per cent. of the Applicable Lenders by Commitment, then the Facility Agent shall be deemed to have received consent from the Majority Lenders for all purposes under this Agreement.

21.7	Responsibility for documentation
Neither the Facility Agent nor the Security Agent:

(a)
is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent or the Company or any other person given in or in connection with any Finance Document or the Reports or the transactions contemplated in the Finance Documents; or

(b)
is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security.

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21.8	Exclusion of liability

(a)
Without limiting paragraph (b) below, neither the Facility Agent nor the Security Agent will be liable to any of the Finance Parties for any action taken by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its negligence or wilful misconduct.

(b)
No Party (other than the Facility Agent or the Security Agent) may take any proceedings against any officer, employee or agent of the Facility Agent or the Security Agent, in respect of any claim it might have against the Facility Agent or Security Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Document and any officer, employee or agent of the Facility Agent or the Security Agent may rely on this Clause 21.8 (Exclusion of liability) subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(c)
Neither the Facility Agent nor the Security Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent or the Security Agent if the Facility Agent or the Security Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent or Security Agent for that purpose.

(d)
Nothing in this Agreement shall oblige the Facility Agent or the Security Agent to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Facility Agent and the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent or the Security Agent.

(e)
The Facility Agent or the Security Agent shall not be liable for any special, indirect, punitive or consequential loss except in the case of any gross negligence, wilful default or fraud of the Facility Agent or the Security Agent (as applicable). This Clause 21.8(e) shall not apply in the event that a court with jurisdiction determines that the Facility Agent or Security Agent has acted fraudulently or to the extent the limitations of such liability would be precluded by virtue of sections 750 and 751 of the Companies Act 2006.

21.9	Lenders' indemnity to the Facility Agent and the Security Agent
Each Lender shall (in proportion to its aggregate share of each of the Commitments or, if the Total Commitments are then zero, to its share of each of the Commitments immediately prior to their reduction to zero) indemnify each of the Facility Agent and the Security Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation properly incurred counsel's fees and expenses in third party suits and in defence of any claims) incurred by the Facility Agent or the Security Agent (otherwise than by reason of the Facility Agent's or the Security Agent's gross negligence or wilful misconduct) in acting as Facility Agent or as Security Agent

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under the Finance Documents (unless the Facility Agent or the Security Agent has been reimbursed by the Company pursuant to a Finance Document).

21.10	Resignation of the Facility Agent or the Security Agent

(a)
The Facility Agent or the Security Agent may resign and, after consultation with the Company, appoint one of its Affiliates acting through an office in the United Kingdom being a reputable bank or other financial institution experienced in transactions of this type as successor by giving notice to the Lenders and the Company.

(b)
Alternatively the Facility Agent or the Security Agent may resign by giving notice to the Lenders and the Company after consultation with the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Facility Agent or Security Agent.

(c)
If the Majority Lenders have not appointed a successor Facility Agent or Security Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Facility Agent or Security Agent (after consultation with the Company) may appoint a successor Facility Agent or Security Agent (acting through an office in the United Kingdom being a reputable bank or other financial institution experienced in transactions of this type).

(d)
The retiring Facility Agent or Security Agent shall, at its own cost, make available to the successor Facility Agent or Security Agent such documents and records and provide such assistance as the successor Facility Agent or Security Agent may reasonably request for the purposes of performing its functions as Facility Agent or Security Agent under the Finance Documents.

(e)	The Facility Agent's or Security Agent's resignation notice shall only take effect upon the appointment of a successor in accordance with this Agreement.

(f)
Upon the appointment of a successor, the retiring Facility Agent or Security Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 21.10 (Resignation of the Facility Agent or the Security Agent). Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)
After consultation with the Company, the Majority Lenders may, by notice to the Facility Agent or the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent or Security Agent shall resign, and the Majority Lenders shall appoint a successor Facility Agent or Security Agent in accordance with paragraph (b) above.

21.11	Confidentiality

(a)
In acting as agent for the Finance Parties, the Facility Agent and the Security Agent shall each be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

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(b)
If information is received by another division or department of the Facility Agent or Security Agent, it may be treated as confidential to that division or department and the Facility Agent or Security Agent shall not be deemed to have notice of it.

(c)
Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Security Agent is obliged to disclose to any other person (i) any information, disclosure of which might, in the opinion of the Facility Agent or the Security Agent, result in a breach of any law or directive or be otherwise actionable at the suit of any person, or (ii) any information supplied by the Company to the Facility Agent or the Security Agent which is identified by the Company at the time of supply as being unpublished, confidential, or price sensitive information relating to a proposed transaction by the Company and supplied solely for the purpose of evaluating in consultation with the Facility Agent or the Security Agent whether such transaction might require a waiver or amendment to any of the provisions of the Finance Documents, or (iii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

21.12	Relationship with the Lenders

(a)
The Facility Agent and the Security Agent may each treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement and provided that such Lender is not lending through a Facility Office which is in any country designated by the Financial Action Taskforce on Money Laundering as "Non-Cooperative Countries and Territories".

(b)	Each Lender shall supply the Facility Agent with any information required by the Facility Agent in order to calculate the Mandatory Cost.

(c)
Each Finance Party shall supply the Facility Agent with any information that the Security Agent may specify (through the Facility Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Lender shall deal with the Security Agent exclusively through the Facility Agent and shall not deal directly with the Security Agent.

21.13	Credit appraisal by the Finance Parties
Without affecting the responsibility of the Company for information supplied by it or on its behalf in connection with any Finance Document, each Finance Party confirms to the Facility Agent and the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of the Company;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement

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or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)
whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d)
the adequacy, accuracy and/or completeness of the Reports and any other information provided by the Facility Agent, the Security Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)
the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

21.14	Deduction from amounts payable by the Facility Agent
If any Party owes an amount to the Facility Agent or the Security Agent under the Finance Documents the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

21.15	Reliance and Engagement Letters
Each Finance Party confirms that the Facility Agent has authority to accept on its behalf the terms of any reliance letter or engagement letters relating to the Reports or any reports or letters provided by any accountants appointed in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those Reports, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

21.16	Facility Agent Merger

(a)
Any corporation into which the Facility Agent may be merged or converted, or any corporation with which the Facility Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Facility Agent shall be a party, or any corporation, including affiliated corporations, to which the Facility Agent shall sell or otherwise transfer:

(i)	all or substantially all of its assets; or

(ii)	all or substantially all of its corporate trust business,

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shall, on the date when the merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws and subject to any credit rating requirements set out in this Agreement become the successor Facility Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties to this Agreement, unless otherwise required by the Security Agent, and after the said effective date all references in this Agreement to the Facility Agent shall be deemed to be references to such successor corporation.

(b)	Written notice of any merger, conversion, consolidation or transfer described in Clause 21.16(a) shall immediately be given to the Security Agent by the Facility Agent.

22.	SECURITY

22.1	Security Agent as holder of security
Unless expressly provided to the contrary, the Security Agent declares that it holds any security created by a Security Document on trust for the Finance Parties.

22.2	Responsibility
The Security Agent is not liable or responsible to any other Finance Party for:

(a)	any failure in perfecting or protecting the security created by any Security Document; or

(b)	any other action taken or not taken by it in connection with any Security Document, unless directly caused by its gross negligence, fraud or wilful misconduct.

22.3	Title
The Security Agent may accept, without enquiry, the title (if any) any chargor may have to any asset over which security is intended to be created by any Security Document.

22.4	Possession of documents
The Security Agent is not obliged to hold in its own possession any Security Document, title deed or other document in connection with any asset over which security is intended to be created by a Security Document. Without prejudice to the above, the Security Agent may allow any bank providing safe custody services or any professional adviser to the Security Agent to retain any of those documents in its possession.

22.5	Investments
Except as otherwise provided in any Security Document, all moneys received by the Security Agent under a Security Document may be invested in the name of, or under the control of, the Security Agent in any investments selected by the Security Agent. Additionally, those moneys may be placed on deposit in the name of, or under the control

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of, the Security Agent at any bank or institution (including itself) and upon such terms as it may think fit.

22.6	Approval
Each Finance Party confirms its approval of each Security Document.

22.7	Release of security

(a)	If a disposal of any asset or part of an asset (including any Property) subject to security created by a Security Document is made to a person in the following circumstances:

(i)	the Majority Lenders agree to the disposal;

(ii)	the disposal is allowed by the terms of the Finance Documents;

(iii)	the disposal is being made at the request of the Security Agent in circumstances where any security created by the Security Documents has become enforceable; or

(iv)	the disposal is being effected by enforcement of a Security Document, the asset or part of that asset being disposed of will be released from any security over it created by a Security Document.

(b)
If the Security Agent is satisfied that a release is allowed under this Subclause, the Security Agent must execute (at the request and expense of the Company) any document which is required to achieve that release. Each other Finance Party irrevocably authorises the Security Agent to execute any such document.

23.	SHARING AMONG THE FINANCE PARTIES

23.1	Payments to Finance Parties
If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from the Company other than in accordance with Clause 9.2 (By the Company) or Clause 9.5 (Partial payments) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Facility Agent;

(b)
the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 9.5 (Partial payments), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

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(c)
the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 9.5 (Partial payments).

23.2	Redistribution of payments
The Facility Agent shall treat the Sharing Payment as if it had been paid by the Company and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 9.5 (Partial payments).

23.3	Recovering Finance Party's rights

(a)
On a distribution by the Facility Agent under Clause 23.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)
If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the Company shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment upon such date that the underlying amount which resulted in the Sharing Payment arising became due and payable or otherwise capable of receipt or recovery.

23.4	Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)
each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 23.2 (Redistribution of payments) shall, upon request of the Facility Agent, pay to the Facility Agent for account of that Recovering Finance Party an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)	that Recovering Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and the Company will be liable to the reimbursing Finance Party for the amount so reimbursed.

23.5	Exceptions

(a)
This Clause 23 (Sharing Among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 23 (Sharing Among the Finance Parties), have a valid and enforceable claim against the Company.

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(b)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified the other Finance Party of the legal or arbitration proceedings; and

(ii)
the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice or did not take separate legal or arbitration proceedings.

24.	SET-OFF
After an Event of Default has occurred and so long as it is continuing a Finance Party may set off any matured obligation due from the Company under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Company, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

25.	NOTICES AND CONFIDENTIALITY

25.1	Communications in writing
Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

25.2	Addresses
The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Company, that identified with its name in the signature block below;

(b)	in the case of each Lender, that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Facility Agent or the Security Agent, that identified with its name in the signature block below, or any substitute address or fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days' notice.

25.3	Delivery

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(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 25.2 (Addresses), if addressed to that department or officer.

(b)
Any communication or document to be made or delivered to the Facility Agent or the Security Agent will be effective only when actually received by the Facility Agent or Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Facility Agent's or Security Agent's signature below (or any substitute department or officer as the Facility Agent or Security Agent shall specify for this purpose).

(c)	All notices from or to the Company shall be sent through the Facility Agent.

25.4	Notification of address and fax number
Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 25.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

25.5	Electronic communication

(a)
Any communication to be made between the Facility Agent or the Security Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Facility Agent, the Security Agent and the relevant Lender:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)
Any electronic communication made between the Facility Agent and a Lender or the Security Agent will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Facility Agent or the Security Agent only if it is addressed in such a manner as the Facility Agent or Security Agent shall specify for this purpose.

25.6	English language

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(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Facility Agent, accompanied by a certified English translation and, the English translation will prevail unless the document is a binding agreement, a constitutional, statutory or other official document.

25.7	Use of Websites

(a)
The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the "Website Lenders") who accept this method of communication by posting this information onto an electronic website designated by the Company and the Facility Agent (the "Designated Website") if:

(i)	the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Company and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Company and the Facility Agent (in consultation with the Lenders).
If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Facility Agent shall notify the Company accordingly and the Company shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Company shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.

(b)
The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Facility Agent.

(c)	The Company shall promptly upon becoming aware of its occurrence notify the Facility Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

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(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.
If the Company notifies the Facility Agent under subparagraph (c)(i) or subparagraph 25.7(c)(v) (Use of Websites) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)
Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Company shall comply with any such request within 10 Business Days.

25.8	"Know your customer" checks

(a)
The Company shall promptly, upon the request of the Facility Agent or any Lender, supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective New Lender (provided that it has entered into a confidentiality undertaking in a form satisfactory to the Company (acting reasonably)) in order for the Facility Agent, such Lender or any prospective New Lender to carry out and be satisfied with the results of all necessary "know your customer" or other checks in relation to any person that it is required by directive or law to carry out pursuant to the transactions contemplated in the Finance Documents.

(b)
Each Lender shall promptly, upon the request of the Facility Agent, supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied with the results of all necessary "know your customer" or other checks in relation to any person that it is required to carry out pursuant to the transactions contemplated in the Finance Documents.

25.9	Confidentiality

(a)	Subject to Clause 20.8 (Disclosure of information), the Finance Parties will:

(i)
keep the Confidential Information confidential and, subject as set out below, not disclose it to anyone and to ensure that the Confidential Information is protected with security measures and degree of care that it would apply to its own confidential information;

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(ii)
use the Confidential Information only for the purpose of appraising the business, financial condition, creditworthiness, status and affairs of the Company in connection with its participation in the Facility; and

(iii)
use all reasonable endeavours to ensure that any person to whom they pass any Confidential Information (unless disclosed under paragraph (b) below) acknowledges and complies with the provisions of this Clause 25.9 (Confidentiality) as if that person were also a party to it and the relevant Finance Party undertakes to be responsible for any breach of this agreement by such person.

(b)	The Confidential Information may be disclosed:

(i)	if so required by law or regulation or, if requested by any regulator with jurisdiction over any Finance Party or any Affiliate of any Finance Party;

(ii)	if it comes into the public domain (other than as a result of a breach of this Clause 25.9 (Confidentiality));

(iii)	to auditors, professional advisers or rating agencies but, in the case of rating agencies, only for the purposes of preparing a private or shadow rating;

(iv)	in connection with any legal proceedings;

(v)	to any Holding Company or Affiliate of the Company and any director or employee or prospective director or employee of the Company or of any Holding Company or Affiliate of the Company;

(vi)	to Investors or prospective Investors and any prospective new lender which may become a party to this Agreement pursuant to Clause 20 (Changes to the Parties);

(vii)
in any information or materials prepared for the purpose of disclosure to, any person who is an investor or potential investor in the notes issued pursuant to the Warehouse Note Issuance Facility or the Securitisation; and

(viii)	to any party to any of the transaction documents to which the Lender is party and which are required to be entered into in connection with the Warehouse Note Issuance Facility or the Securitisation.

(c)	The provisions of this Clause 25.9 (Confidentiality) shall supersede any undertakings with respect to confidentiality previously given by any Finance Party in favour of the Company.

25.10	Publicity

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Each of the Parties agrees that no public announcements may be made by any Party regarding the Facility, or any of the roles of any of the Finance Parties, without the prior written consent of the Company.

26.	CALCULATIONS AND CERTIFICATES

26.1	Accounts
In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

26.2	Certificates and Determinations
Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

26.3	Day count convention
Any interest, commission or fee accruing under a Finance Document will accrue from day to day and, subject to Clause 12.1(d), is calculated on the basis of the actual number of days elapsed and a year of 365 days or, in any case where the practice in the London interbank market differs, in accordance with that market practice.

26.4	Certificates by Directors
Any certificate or notice given by a director or other authorised signatory of the Company on behalf of the Company shall be given without personal liability.

27.	PARTIAL INVALIDITY
If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

28.	REMEDIES AND WAIVERS
No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

29.	AMENDMENTS AND WAIVERS

29.1	Required consents

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(a)
Subject to Clause 29.2 (Exceptions) any term of the Finance Documents may be amended or waived with the consent of the Majority Lenders and the Company and any such amendment or waiver will be binding on all Parties.

(b)	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 29 (Amendments and Waivers).

(c)
The Company acknowledges that the Lenders, the Facility Agent and the Security Agent may appoint a servicer in relation to this Agreement and the Loans pursuant to a servicing agreement (the "Servicing Agreement"), that the servicer under the Servicing Agreement is required to act in accordance with the Servicing Standard (as defined in the Servicing Agreement), and that a special servicer may be appointed pursuant to the terms of the Servicing Agreement. The Company further acknowledges that the servicer and special servicer may exercise the rights and discretions of the Lenders, the Facility Agent and the Security Agent under this Agreement in accordance with the Servicing Standard.

29.2	Exceptions

(a)	Subject as provided in paragraph (b) below, an amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of "Majority Lenders" in Clause 1.1 (Definitions);

(ii)	the date of payment of any amount of principal, interest, fees or commission payable under the Finance Documents;

(iii)	any Fixed Rate or a change in the amount of any payment of principal, interest, fees or commission payable;

(iv)	a change in currency of payment or method of calculation of any amount of principal, interest, fees or commission payable under the Finance Documents;

(v)	an increase in or an extension of any Commitment or extension of any Availability Period;

(vi)	a release of the Company or of any Security Document (in whole or in part);

(vii)	any material provision of any Security Document;

(viii)	any waiver of a right of prepayment under Clause 7.3 (Mandatory prepayments – disposals and insurance proceeds);

(ix)	the ability of a Lender to transfer its rights and obligations under the Finance Documents;

(x)	the provisions of Clause 18.8 (Interest Cover);

(xi)	any provision which expressly requires the consent of all the Lenders; or

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(xii)
Clause 2.2 (Finance Parties' rights and obligations), Clause 20 (Changes to the Parties), Clause 23 (Sharing Among the Finance Parties), Clause 31 (Governing Law), Clause 32 (Enforcement) or this Clause 29 (Amendments and Waivers), shall not be made without the prior consent of all the Lenders.

(b)
An amendment or waiver which relates to the rights or obligations of the Facility Agent or the Security Agent may not be effected without the consent of the Facility Agent or the Security Agent, as the case may be, at such time.

29.3	Amendments by Security Agent
Unless the provisions of any Finance Document expressly provide otherwise, the Security Agent may, if authorised by the Majority Lenders, amend the terms of, waive any of the requirements of, or grant consents under, any of the Security Documents, any such amendment, waiver or consent being binding on all the parties to this Agreement except that no waiver or amendment may impose any new or additional obligations on any person without the consent of that person.

30.	COUNTERPARTS
Each Finance Document (save for any Finance Document governed by Scots law) may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

31.	GOVERNING LAW
This Agreement (and any non-contractual obligations arising out of it) are governed by English law.

32.	ENFORCEMENT

32.1	Jurisdiction of English Courts

(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute").

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)
This Clause 32.1 (Jurisdiction of English Courts) shall not (and shall not be construed so as to) limit the right of any Finance Party to take proceedings against the Company in the courts of any country in which the Company has assets or in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

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THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

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SCHEDULE 1
ORIGINAL PROPERTIES AND ORIGINAL LENDERS
PART 1
THE ORIGINAL PROPERTIES AND MINIMUM RELEASE VALUES

Property	Title Number	Minimum Release Value (£)
Toys "R" Us store at Southernhay, Basildon, Essex, SS14 1EL	EX366195	3,291,576
Toys "R" Us store at 38 Mill Road, Newtownabbey, Belfast, County Antrim, BT36 7BE	Folio AN 136591 L County Antrim – Good Leasehold Title Folio AN 136590 County Antrim – Qualified Freehold Title	2,656,653
Toys "R" Us store at Tilling Road, Brent Cross, North London, NW2 1LW	NGL680590 and NGL719454	10,534,714
Toys "R" Us store at Centaurus Road, Patchway, Bristol, Avon, BS34 5TU	AV101682	8,546,402
Toys "R" Us distribution centre at Richardson Way, Cross Point, Hinckley Road, Coventry, West Midlands, CV2 2TA	WK337961	35,547,350
Toys "R" Us store at Parkway, Coventry, West Midlands, CV2 2SR	WM621403	5,438,619
Toys "R" Us store at Trojan Way, Purley Way, Croydon, Greater London, CR0 4XL	SGL531864 - Absolute Title SGL491655 - Possessory Title	13,241,493
Toys "R" Us store at Wyvern Retail Park, Chaddesden Siding, Derby, Derbyshire, DE21 6NZ	DY214285	6,399,359

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Property	Title Number	Minimum Release Value (£)
Toys "R" Us store at The Carr, White Rose Way, Doncaster, South Yorkshire, DN4 5JH	SYK369839	3,149,554
Toys "R" Us store at Great Cambridge Road, Enfield, Greater London, EN1 3RW	EGL316052	11,470,391
Toys "R" Us store at 480 Helen Street, Glasgow, City of Glasgow, G51 3HR	GLA128095 [Scots]	5,822,915
Toys "R" Us store at London Road, Copdock Interchange, Ipswich, Suffolk, IP8 3TT	SK99932	6,758,591
Toys "R" Us store at Gelderd Road, Birstall, Leeds, Yorkshire, WF17 9DT	WYK703140	13,116,179
Toys "R" Us store at 9 Paisley Street, Liverpool, Merseyside, L3 7BA	MS399629	3,049,303
Toys "R" Us store at Riverside Park, Queens Drive, Nottingham, Nottinghamshire, NG2 1RU	NT280100	9,072,720
Toys "R" Us store at 760 Old Kent Road, London, SE15 1NJ	TGL100520	9,941,562
Toys "R" Us store at Wolverhampton Road, Oldbury, West Midlands, B69 4RJ	WM2879	4,519,651
Toys "R" Us store at Botley Road, Oxford, Oxfordshire, OX2 0HA	ON1 57436	12,990,865
Toys "R" Us store at Bourges Boulevard, Peterborough, Cambridgeshire, PEI 2AF	CB94409	7,142,887
Toys "R" Us store at Rendle, Western Approach, Plymouth, Devon, PL1 1TQ	DN289434	5,430,265

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Property	Title Number	Minimum Release Value (£)
Toys "R" Us store at 5-9 Nuffield Road, Nuffield Industrial Estate, Poole, Dorset, BH17 0SS	DT186812	5,555,579
Toys "R" Us store at Meadowhall Retail Park, Attercliffe Common, Sheffield, South Yorkshire, S9 2YZ	SYK316545	6,006,709
Toys "R" Us store at Meole Brace Retail Park, Hereford Road, Shrewsbury, Shropshire, SY3 9NB	SL75530	8,521,339
Toys "R" Us store at Unit 6 Oakenshaw Road, Solihull, West Midlands, B90 4QY	WM574711	9,774,477
Toys "R" Us store at Western Esplanade, Southampton, Hampshire, SO15 1QJ	HP420033	10,367,629
Toys "R" Us store at Newmarket Avenue, Teesside Retail Park, Thornaby, Stockton on Tees, Durham, TS17 7BW	CE109246	14,653,361
Toys "R" Us store at Oxford Road, Swindon, Wiltshire, SN3 4DG	WT89388	7,543,891
Toys "R" Us store at 610 Europa Boulevard, Westbrook, Warrington, WA5 7TT	CH303967	4,970,781
Toys "R" Us store at Church Street West, Woking, Surrey, GU21 6HD	SY482222 -Freehold SY643990 -Leasehold - Storage	4,302,441
Toys "R" Us store at Clifton Moore Centre, Off Hurricane Way, York, North Yorkshire, YO30 4XU	NYK131529	6,482,901
Toys "R" Us store at Olympian Drive, Cardiff Bay, CF11 0JS	CYM304533	6,858,843

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PART 2
THE ORIGINAL LENDERS

Name of Original Lender		A Commitment (£)	B Commitment (£)	C Commitment (£)

Debussy DTC PLC	Original Amount	184,211,000	52,632,000	26,316,000

		TOTAL COMMITMENTS		263,159,000

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SCHEDULE 2
CONDITIONS PRECEDENT
PART 1
CONDITIONS PRECEDENT TO UTILISATION

1.
Formalities Certificate(s): A certificate from the Company and from TRU (UK) H5 Limited, together in each case with the documents referred to in that certificate, including the constitutional documents of the Company or TRU (UK) H5 Limited (as applicable) and the appropriate board approving the relevant Finance Documents, to the effect that such documents are genuine, and are true copies of the originals which are in full force and effect.

2.
Valuation Report: Originals or copies capable of being relied upon by the Finance Parties (and to the extent agreed by the providers addressed to the Finance Parties) of the Original Valuation Report and an appropriate reliance letter

3.	"Know Your Client": Any information and evidence reasonably required by any Finance Party pursuant to its usual "know your client" procedures in order to comply with applicable laws.

4.	Fees: Evidence that all fees payable on closing to the Facility Agent in respect of this Agreement will be paid on the first Utilisation Date.

5.	Accounts: Copies of the bank mandates for the Accounts.

6.	Solvency: a solvency certificate in relation to each of the Company and TRU (UK) H5 Limited.

7.	Property

(a)
All title documents and title insurance policies relating to the Company's interests in each Original Property or an undertaking from the Company's solicitors to hold the same to the order of the Security Agent;

(b)
An undertaking from CMS Cameron McKenna LLP to deliver copies of all the OpCo Leases, Third Party Leases as set out in Schedule 5 Supplement Part 2 of each of the Reports on Title and the deeds of variation effecting the Required Lease Amendments for the Original Properties (the "Deeds of Variation") on a CD Rom to Sidley Austin LLP (attention: Jade Williams-Adedeji) by the later of (i) the date which is 10 Business Days after the Utilisation Date has been notified to CMS Cameron McKenna LLP by email sent to mrh@cmck.com and sal@cmck.com and (ii) the date which is 10 Business Days after copies of the completed Deeds of Variation have been delivered to CMS Cameron McKenna LLP by email sent to mrh@cmck.com and sal@cmck.com.

(c)	For Original Properties in England and Wales the results of Land Registry Searches in favour of the Security Agent on the appropriate forms against all of

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the registered titles comprising the Company's interests in the Original Properties and:

(i)	giving not less than 25 Business Days' priority beyond the date of the relevant Security Deed; and

(ii)	showing no adverse entries.

(d)
For Original Properties in Scotland, a search in the Property and Personal Registers for the relevant prescriptive periods or Land Register reports, as the case may be, together with searches against the Company in each case showing no adverse entries and a letter of obligation from the Company's solicitors in favour of Tods Murray LLP.

(e)
For the Original Property in Northern Ireland, the results of a current priority search in favour of the Security Agent on the appropriate forms against all of the registered titles comprising the Company's interests in that Original Property:

(i)	giving not less than 25 Business Days' priority beyond the date of the relevant Security Deed; and

(ii)	showing no adverse entries.

(f)
A Report on Title for each Original Property located in England and Wales prepared by CMS Cameron McKenna, for the Original Property in Belfast prepared by Carson McDowell LLP and for the Original Property located in Scotland, prepared by Maclay, Murray & Spens.

(g)
All necessary Land Registry (or Land Register of Scotland, General Register of Sasines for Scotland or Land Registry of Northern Ireland in Northern Ireland as applicable) application forms in relation to (i) full and unconditional discharge of existing Security over the Properties and (ii) the charging of, and the granting of security over, each Original Property in favour of the Security Agent (including, the appropriate Land Registry form to register the restriction or inhibition contained in the Security Deed and the appropriate Land Registry form for disclosable overriding interests), duly completed, accompanied by payment of the applicable Land Registry fees or marked for payment by direct debit in respect of application forms for the Land Register of Scotland or General Register of Sasines and all requisite deeds, certificates and other documentation which are prerequisites to registration.

(h)
All necessary executed (but undated) or, if governed by Scots law, executed (and dated) deeds of release, deeds of retrocession and/or other documents (in addition to the documents referred to in paragraph (g) above), required to effect the full and unconditional discharge or release of existing Security arising under the finance documents relating to the Existing Propco Senior Loan.

(i)	Copies of all authorisations (including landlord consents in relation to any Original Property that is leasehold property) required in connection with the

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charging and/or registration of such charge of that Original Property in favour of the Security Agent.

(j)
Copy of a duly completed deed of covenant required in relation to the Doncaster property in order to comply with the terms of a transfer dated 12th April 1996 and the associated restriction registered against the title necessary in order to register a new charge.

(k)	Copies of notices to the reversioner or landlord of the charging of, and the granting of security over, each Headlease to the Security Agent where required by the relevant Headlease.

(l)	An environmental report in relation to each Original Property and an appropriate reliance letter.

(m)	A structural survey in relation to each Original Property and an appropriate reliance letter.

(n)	The signed deeds of variation with respect to each Lease Document pursuant to which the Required Lease Amendments will, irrevocably and unconditionally, take effect on or before the Utilisation Date.

(o)
All necessary Land Registry (or Land Register of Scotland, General Register of Sasines for Scotland or Land Registry of Northern Ireland in Northern Ireland, as applicable) application forms in relation to the registration of the deeds of variation in respect of the Required Lease Amendments between the Company and the Principal Tenant, duly completed, accompanied by payment of the applicable Land Registry fees or marked for payment by direct debit in respect of application forms for the Land Register of Scotland or General Register of Sasines and all requisite deeds, certificates and other documentation which are prerequisites to registration.

(p)
All necessary Land Registry application forms and supporting documentation to upgrade the title of the Company to the store at Croydon registered under title number SGL491655 from possessory title to title absolute.

(q)
Copies of all authorisations (including landlord consents in relation to any Original Property that is leasehold property) required in connection with the grant of the deed of variation in respect of the Required Lease Amendments between the Company and the Principal Tenant; and

(r)
Copies of the consent of the current registered proprietor of the charges registered against the Principal Tenant's leasehold interests dated 15 October 2009 and 8 March 2011 necessary to enable the Company to register the deeds of variation in respect of the Required Lease Amendments against the Principal Tenant's leasehold interest at the Land Registry (or the Land Register of Scotland or General Register of Sasines or the Land Registry of Northern Ireland in Northern Ireland).

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(s)
An undertaking from each of the Company's solicitors in England and Wales, Northern Ireland and Scotland to register the applications in items (g), (o) and (p) above in forms acceptable to the Finance Parties and to serve the notices set out in (k).

(t)	Consent letter from the Security Agent to the Land Registry consenting to the registration of the deeds of variation to the Required Lease Amendments against the Original Properties.

8.	Security and other Finance Documents

(a)	This Agreement.

(b)	The Security Deed.

(c)	A Standard Security in respect of each Original Property in Scotland (together with all relevant intimation letters).

(d)	An Assignation of Rent in respect of each Original Property in Scotland (together with all relevant intimation letters).

(e)
The Subordination Agreement between, Toys "R" Us Limited and Toys "R" Us Properties Limited as subordinated creditors, Propco and the Facility Agent dated on or about the Original Facility Agreement Date.

(f)	The Mortgage of Shares.

(g)	Share certificates, duly executed but undated stock transfer forms and a copy of the register of members of the Company.

(h)	A notice to each occupational tenant, each bank operating an Account and each insurer, substantially in the relevant form set out in the relevant Security Document.

9.	Legal opinions

(a)	A legal opinion of Paul Hastings (Europe) LLP as to English law addressed to the Finance Parties.

(b)	A legal opinion of Maclay Murray & Spens LLP as to Scottish law addressed to the Finance Parties.

(c)	A legal opinion of Carson MacDowell LLP as to the laws of Northern Ireland addressed to the Finance Parties.

10.	Tax

(a)	A copy of the VAT registration certificate for the Company.

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(b)	Evidence that the Company has duly elected to waive exemption in relation to each Original Property and that H.M. Customs & Excise has received that election.

(c)	The Tax Deed of Covenant entered into by, amongst others, the Company and Toys "R" Us (UK) Limited.

11.	Other

(a)	Evidence that the Note Issuer has issued all of the notes under the terms of the Warehouse Note Issuance Facility Agreement and the full subscription proceeds thereof are available to the Note Issuer.

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PART 2
CONDITIONS PRECEDENT FOR AN ADDITIONAL PROPERTY

1.
Formalities Certificate(s): A certificate from the Company, together with the documents referred to in that certificate, including the constitutional documents of the Company and the appropriate board approving the relevant Finance Documents, to the effect that such documents are genuine, and are true copies of the originals which are in full force and effect.

2.	Reports

(a)	A Valuation (comprising a valuation of the open market value and the vacant possession value) of the Additional Property.

(b)
An environmental report and structural survey in respect of the Additional Property (which, in the case of a Remedy Additional Property, for the purpose of satisfying the Facility Agent with respect thereto, need only confirm that no material liabilities (other than those arising in the ordinary course of its ownership of the Additional Property) will accrue to the Company as a result of the acquisition of that Remedy Additional Property).

3.	Property

(a)	(i) All title documents relating to the Company's interests in the Additional Property or an undertaking from the Company's solicitors to hold the same to the order of the Security Agent;

(ii)
if any title document is at the Stamp Office, a copy of that document and an undertaking from the Company's solicitors to deliver it to the Facility Agent or its solicitors when received from the Stamp Office; or

(iii)
if any document is at the Land Registry (or the Land Register of Scotland, the General Register or Sasines for Scotland or the Land Registry of Northern Ireland in Northern Ireland), a certified copy of that document and a copy of a letter from the Company's solicitors directing the registry to issue the document (or equivalent for Scotland or Northern Ireland) to the Facility Agent or its solicitors.

(b)	Copies of all Lease Documents relating to the Additional Property.

(c)
For an the Additional Property in England and Wales, a clear Land Charges Registry search against the Company or the results of Land Registry Searches in favour of the Facility Agent on the appropriate forms against all of the registered titles comprising the Company's interests in the Additional Property and:

(i)	giving not less than 25 Business Days' priority beyond the date of the relevant Supplemental Security Deed; and

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(ii)	showing no adverse entries.

(d)
For an Additional Property in Scotland, a search in the Property and Personal Registers for the relevant prescriptive periods or Land Register reports, as the case may be, together with searches against the Company in each case showing no entries adverse and a letter of obligation from the Company's solicitors in favour of the Security Agent's solicitors.

(e)
For an Additional Property in Northern Ireland, (in the case of unregistered land) a Registry of Deeds search with all acts appearing thereon explained to the reasonable satisfaction of the Facility Agent or (in the case of registered land) the results of a current priority search in favour of the Facility Agent on the appropriate forms against all of the registered titles comprising the Company's interests in that Additional Property showing no adverse entries and to update same until such time as the transfer by which the Company acquired such interest has been lodged at the Land Registry.

(f)
A report on the title to the Additional Property prepared by solicitors instructed by the Company, including a confirmation as to the rent contractually payable under the relevant Lease Document for the relevant OpCo Lease.

(g)
All necessary Land Registry (or Land Register of Scotland, General Register of Sasines for Scotland or Land Registry of Northern Ireland in Northern Ireland as applicable) application forms in relation to (i) the full and unconditional discharge of any existing Security over the Additional Property; (ii) the transfer of the Additional Property to the Company and (iii) the charging of and the granting of security over the Additional Property in favour of the Security Agent (including, where applicable, the appropriate Land Registry form to note the obligation to make further advances, the appropriate Land Registry form to register the restriction contained in the Supplemental Security Deed and the appropriate Land Registry form for disclosable overriding interests), duly completed, accompanied by payment of the applicable Land Registry fees and all requisite deeds, certificates and other documentation which are prerequisites to registration or marked for payment by direct debit in respect of application forms in the Land Register of Scotland or General Register of Sasines.

(h)
All necessary executed (but undated) or, if governed by Scots law, executed (and dated) deeds of release, deeds of retrocession and/or other documents (in addition to the documents referred to in paragraph (g) above) required to effect the full and unconditional discharge or release of any existing security over the Additional Property.

(i)
Copies of all authorisations (including landlord consents in relation to the Additional Property that is leasehold property) required in connection with the transfer of the Additional Property to the Company and the charging of, or the granting of security over the Additional Property in favour of the Security Agent.

(j)	If applicable, a copy of a notice to the reversioner or landlord of the assignment/assignation/transfer of any Headlease to the Company and the charging, or the

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granting of security over that Headlease to the Security Agent, accompanied by payment of the appropriate registration fees.

(k)	An undertaking from each of the Company's solicitors in England and Wales, Northern Ireland and Scotland to register the applications in item (g) above in forms acceptable to the Finance Parties.

4.	Security and other Finance Documents

(a)	A Supplemental Security Agreement (in respect of an Additional Property in England, Wales or Northern Ireland).

(b)	A Standard Security (in respect of an Additional Property in Scotland (together with all relevant intimation letters)).

(c)	An Assignation of Rent (in respect of an Additional Property in Scotland) together with all relevant intimation letters.

(d)	A notice to each occupational tenant, substantially in the relevant form set out in the relevant Security Document.

5.	Legal opinions

(a)	A legal opinion of acceptable legal advisers as to English law addressed to the Finance Parties.

(b)	A legal opinion of acceptable legal advisers as to Scottish law addressed to the Finance Parties (in the case of an Additional Property in Scotland).

(c)	A legal opinion of acceptable legal advisers as to the laws of Northern Ireland addressed to the Finance Parties (in the case of an Additional Property in Northern Ireland).

6.	Other documents and evidence
A copy of any other authorisation or other document, opinion or assurance which the Facility Agent has notified the Company is necessary or desirable in connection with the Additional Property as a result of any change in law, regulation or any Tax since the Original Facility Agreement Date.

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SCHEDULE 3
UTILISATION REQUEST
From:    [COMPANY]
To:    [●] as Facility Agent
Dated:

Dear Sirs
[         ] – Propco Facility Agreement
dated [●] (the Facility Agreement)

1.	We wish to drawn a/an [A Loan/B Loan/C Loan comprising an A Loan, B Loan and C Loan].

2.	We wish the Loans to be made on the following terms:

(a) Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)
(b) Amount:	[●]

3.	We confirm that each condition specified in Clause 4.2 (Additional Conditions Precedent) of the Facility Agreement is satisfied on the date of this Utilisation Request.

4.	[The proceeds of the Loan should be credited to [account]]. [The proceeds of the Loan shall be credited in accordance with Clause [●] ([●]) of the Facility Agreement.]

5.	This Utilisation Request is irrevocable.

6.
Terms used in this Utilisation Request which are not defined in this Utilisation Request but are defined in the Facility Agreement shall have the meaning given to those terms in the Facility Agreement.

Yours faithfully
--------------------------------
authorised signatory for
[COMPANY]

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LEGAL_EU # 10964296.8

SCHEDULE 4
FORM OF TRANSFER CERTIFICATE
To:    [●] as Facility Agent

From:	[The Existing Lender] (the Existing Lender) and [The New Lender] (the New Lender)
Dated:
Dear Sirs
[        ] Toys "R" Us Properties (UK) Limited Facility Agreement
dated [●] (the Facility Agreement)

1.	We refer to Clause 20.6 (Procedure for transfer) of the Facility Agreement:

(a)
The Existing Lender and the New Lender agree to the Existing Lender and the New Lender transferring by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 20.6 (Procedure for transfer) of the Facility Agreement.

(b)	The proposed Transfer Date is [●].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 25.2 (Addresses) of the Facility Agreement are set out in the Schedule.

(d)	The New Lender confirms that on the Transfer Date, it shall pay to the Facility Agent (for its own account) a fee of [●].

2.	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 20.5 (Limitation of responsibility of Existing Lenders).

3.	The New Lender confirms, for the benefit of the Facility Agent and without liability to the Company, that it is:

(a)	[a Qualifying Person (other than a Treaty Lender);]

(b)	[a Treaty Lender;]

(c)	not a Qualifying Person].

4.	The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

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LEGAL_EU # 10964296.8

(ii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the Corporation Tax Act 2009; or

(c)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009) of that company.]

5.
[The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [•]) and is tax resident in [•], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and requests that it wishes that scheme to apply to the Facility Agreement.]

6.	This Transfer Certificate is governed by English law.

7.
Terms which are used in this Transfer Certificate which are not defined in this Transfer Certificate but are defined in the Facility Agreement shall have the meaning given to those terms in the Facility Agreement.

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LEGAL_EU # 10964296.8

THE SCHEDULE
Commitment/rights and obligations to be transferred
[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]
By:	By:

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [●].
[Facility Agent]
By:

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LEGAL_EU # 10964296.8

SCHEDULE 5
FORM OF QUARTERLY PROPERTY INFORMATION

Item	Details (if applicable)
(a) Details of any arrears of rent or service charges under any Lease Document and any step being taken to recover them.
(b) Details of any rent reviews with respect to any Lease Document in progress or agreed.
(c) Details of any Lease Document which has expired or been determined, surrendered or renounced and any new letting proposed.
(d) Details of any proposed material capital expenditure incurred or to be incurred by the Company with respect to each Property and any permitted development works.
(e) Copies of any valuation of any Property prepared by an external adviser.
(f) Details of any material repairs required to each Property to be carried out by the Company.
(g) Details of any proposed sub-letting.
(h) Details of any Permitted Amendments.
(i) Details of the budget for any Permitted Development (as defined in Clause 18.3 (Development)), and progress against that budget.
(j) Such further information relating to the Properties as the Facility Agent may reasonably request (upon reasonable notice).

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[Signature Pages to UK Propco Facility Agreement]

[INTENTIONALLY LEFT BLANK]

AMENDMENT AND RESTATEMENT AGREEMENT
SIGNATORIES PAGES

The Company:
Signed for and on behalf of
TOYS “R” US PROPERTIES (UK) LIMITED
By: /s/ Frank Muzika
Name: Frank Muzika
Title: Director
Address

for Notices:	FAO: Company Secretary
Mitre House
160 Aldersgate Street
London EC1A 4DD
United Kingdom
Fax: +44 (0)20 7367 2000

Copy to:	Toys 'R' Us, Inc.
One Geoffrey Way
Wayne, NJ 07470
U.S.A.

[Signature Page to Amendment and Restatement Agreement
to the UK Propco Facility Agreement]

TRU (UK) H5
Signed for and on behalf of
TRU (UK) H5 LIMITED
By: /s/ Frank Muzika
Name: Frank Muzika
Title: Director

Address

for Notices:	FAO: Company Secretary
Mitre House
160 Aldersgate Street
London EC1A 4DD
United Kingdom
Fax: +44 (0)20 7367 2000

Copy to:	Toys 'R' Us, Inc.
One Geoffrey Way
Wayne, NJ 07470
U.S.A.

[Signature Page to Amendment and Restatement Agreement
to the UK Propco Facility Agreement]

The Original Lender:
DEBUSSY DTC PLC

By: /s/ Paul Glendenning
Name: Paul Glendenning
Title: Director
By: /s/ David Osborne
Name: David Osborne
Title: Director
Address

for Notices:	4th Floor
40 Dukes Place
London EC3A 7NH
Attention: The Directors
Fax: + 44 (0)203 174 0246

[Signature Page to Amendment and Restatement Agreement
to the UK Propco Facility Agreement]

The Facility Agent:
ELAVON FINANCIAL SERVICES LIMITED, UK BRANCH

By: /s/ Laurence Griffiths
Name: Laurence Griffiths
Title: Duly Authorised Attorney

By: /s/ Chris Yates
Name: Chris Yates
Title: Duly Authorised Attorney
Address

for Notices:	5th Floor
125 Old Broad Street
London EC2N 1AR
United Kingdom

Attention:	Structured Finance Relationship Management

Fax:	+44 (0)207 365 2577

[Signature Page to Amendment and Restatement Agreement
to the UK Propco Facility Agreement]

The Security Agent:
U.S. BANK TRUSTEES LIMITED
By: /s/ Laurence Griffiths
Name: Laurence Griffiths
Title: Duly Authorised Attorney

By: /s/ Chris Yates
Name: Chris Yates
Title: Duly Authorised Attorney

Address

for Notices:	125 Old Broad Street
London EC2N 1AR
United Kingdom

Attention:	Structured Finance Relationship Management

Fax:	+44 (0)207 365 2577

[Signature Page to Amendment and Restatement Agreement
to the UK Propco Facility Agreement]